 As filed with the Securities and Exchange Commission on November 2, 2016
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	2833	45-1352286
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1435 Yarmouth Street
Boulder, Colorado	80304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Jeffrey Binder
Chief Executive Officer
11767 South Dixie Highway, Suite 115
Miami, Florida 33156
Telephone:  (888) 438-9132
Telefax:  (305) 507-9081

With copies to:

Laura Anthony, Esq.
Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, Florida 33401
Telephone: (800) 341-2684
Telefax: (561) 514-0832

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common stock, $0.0001 par value per share, by Selling Stockholder	1,756,757	(2)	$$0.74	(3)	$1,300,000	$150.67	(4)

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(2) Represents shares of common stock offered for resale by Old Main Capital, LLC (the “Selling Stockholder”), which shares are issuable by the registrant pursuant to the Equity Purchase Agreement, dated April 18, 2016 (“Equity Purchase Agreement”), between the registrant and the Selling Stockholder, as amended by that certain Amendment to Equity Purchase Agreement dated October 6, 2016 (“Amendment to Equity Purchase Agreement”), between the registrant and the Selling Stockholder (collectively, the “Equity Line”).  The Company’s calculation of the maximum number of shares that may be registered for resale under the Equity Line pursuant to this Registration Statement is as follows:  non-affiliate float of 5,000,003 shares multiplied by $0.78, which represents the average of the high and low prices for the common stock on August 8, 2016, divided by three, which yields $1,300,000.78.  Based on the average of the high and low prices for the common stock of $0.74 on October 5, 2016, which was the last business day before the date the Amendment to Equity Purchase Agreement was executed, we can register up to 1,756,757 shares of common stock for resale pursuant to the equity line.

(3) This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of $0.74, which was the average of the high and low prices for the Company’s common stock on October 5, 2016, as reported on the OTC Market Group, Inc.’s OTCQB tier.

(4) Computed in accordance with Section 6(b) of the Securities Act as in effect on November 2, 2016. Pursuant to Rule 457(p) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the registration fee is offset in its entirety by registration fees of $513.57 previously paid by the Company with respect to unsold shares of common stock registered under the Registration Statement on Form S-1 (Registration No. 333-210851) of the Company filed with the Securities and Exchange Commission on April 21, 2016 and subsequently withdrawn. Therefore, no registration fee is required with respect to the shares to be registered hereunder.

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2016
PROSPECTUS

1,756,757 shares of common stock

CLS HOLDINGS USA, INC.

This Prospectus (this “Prospectus”) relates to the offer and sale of up to 1,756,757 shares of common stock, par value $0.0001 of CLS Holdings USA, Inc., a Nevada corporation, by Old Main Capital, LLC (the “Selling Stockholder”).  We are registering the resale of up to 1,756,757 shares of common stock issuable under an equity line in the amount of $4,000,000 (the “Equity Line”) established by the Equity Purchase Agreement, as more fully described in this Prospectus. The resale of such shares by the Selling Stockholder pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. We will, however, receive proceeds from our sale of our shares of common stock under the Equity Line to the Selling Stockholder.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “CLSH.” On November 1, 2016, the last reported sale price of our common stock was $1.42.

Our principal executive offices are located at 1435 Yarmouth Street, Boulder, Colorado 80304.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                   .

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Registration Statement on Form S-1 (the “Registration Statement”) of which this Prospectus is a part.

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “CLS Holdings USA,” “CLS” or the “Registrant” refer to CLS Holdings USA, Inc., a Nevada corporation, and its subsidiaries.

Business Overview

For the past three years, one of the founders of CLS Labs, Inc. (“CLS Labs”), a Nevada corporation which became a wholly-owned subsidiary of the Company on April 29, 2015 pursuant to a merger (the “Merger”) whereby we acquired the business of CLS and abandoned our prior business, has been developing a patent pending proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of the cannabinoids extracted through our patent-pending patent pending proprietary process versus the cannabinoids resulting from the processes commonly used in the industry, the results of which were reviewed and confirmed by an independent laboratory, has revealed that our process produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

On April 17, 2015, CLS Labs took its first step toward commercializing its patent pending proprietary methods and processes by entering into an arrangement (the “Colorado Arrangement”), through its wholly owned subsidiary, CLS Labs Colorado, Inc., a Florida corporation (“CLS Labs Colorado”), with certain Colorado entities, to, among other things, (i) license its patent pending proprietary technology, methods and processes to Picture Rock Holdings, LLC (“PRH”) in exchange for a fee; (ii) build a processing facility and lease such facility, including equipment, to PRH; and (iii) loan certain funds to PRH to be used by PRH in connection with its financing of the building out, equipping, and development of a marijuana grow facility that will be operated by a licensed third-party marijuana grower.

We intend to monetize our extraction method and generate revenues through (i) the licensing of our patent pending proprietary methods and processes to others, as in the Colorado Arrangement, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products.  We plan to accomplish this through the creation of joint ventures, licensing agreements, and fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through a consulting subsidiary, Cannabis Life Sciences Consulting, LLC (“CLS Consulting”), which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities.

Recent Developments

Convertible Notes

On March 18, 2016, we entered into the Securities Purchase Agreement (“Securities Purchase Agreement”) with Old Main Capital, LLC (“Old Main Capital” or “Selling Stockholder”), whereby Old Main Capital agreed to purchase an aggregate of up to $500,000 in subscription amount corresponding to an aggregate of up to $555,555 in principal amount of 10% Original Issue Discount Convertible Promissory Notes (the “10% Notes”) due, subject to the terms therein, as set forth below. Pursuant to the terms of the Securities Purchase Agreement, the purchase will occur, at our option, in up to five tranches. The first tranche of $200,000 was purchased on March 18, 2016; the second tranche of $50,000 was purchased on the first Friday which was a trading day after the date that this Registration Statement was filed with the SEC; the third tranche of $50,000 was purchased on the first Friday which was a trading day at least three (3) trading days after we received initial comments from the SEC on this Registration Statement;  the fourth tranche of $100,000 will be purchased on the first Friday which is a trading day at least three (3) trading days after of the date that this Registration Statement is declared effective by the SEC; and the fifth tranche of $100,000 will be purchased on the first Friday which is a trading day after the thirty (30) day anniversary of the date the Registration Statement is declared effective by the SEC. The terms of the Securities Purchase Agreement require Old Main Capital, on an unconditional basis, to purchase the second through fifth tranches of the 10% Notes upon the occurrence of the events set forth above at a fixed price.

The 10% Notes bear interest at the rate of 10% per annum. At the earlier of September 18, 2016 or two (2) trading days after this Registration Statement is declared effective, we must begin to redeem 1/24th of the face amount of the 10% Notes and any accrued but unpaid interest on a bi-weekly basis. Such amortization payment may be made, at our option, in cash or, subject to certain conditions, in common stock pursuant to a conversion rate equal to the lower of (a) $0.80 (the “Fixed Conversion Price”) or (b) 75% of the lowest daily volume weighted average price of the common stock of CLS (the “VWAP”) in the 20 consecutive trading days immediately prior to the applicable conversion date. The holder may, at its option, convert all or a portion of the 10% Notes into shares of common stock at a conversion price equal to the Fixed Conversion Price. On March 18, 2016, we issued Old Main Capital a 10% Note in the principal amount of $222,222 in exchange for payment of $200,000 pursuant to the Securities Purchase Agreement, representing the first tranche thereunder. On each of April 22, 2016 and May 27, 2016, we issued Old Main Capital a 10% Original Issue Discount Convertible Note in the principal amount of $55,555 in exchange for $50,000 pursuant to the Purchase Agreement, representing the second tranche and third tranche, respectively, under the Securities Purchase Agreement.

Commitment Fee Note

In connection with the closing of the Securities Purchase Agreement, on March 18, 2016, we also issued Old Main Capital an 8% Convertible Promissory Note (the “8% Note”) in the principal amount of $200,000 with the original issue date of March 18, 2016 in exchange for Old Main Capital’s commitment to enter into the Equity Line and prepare the Equity Purchase Agreement and related transaction documents. The 8% Note bears interest at the rate of 8% per annum. At the earlier of September 18, 2016 or two (2) trading days after this Registration Statement becomes effective, we must begin to redeem 1/6th of the face amount of the 8% Note and any accrued but unpaid interest on a monthly basis. Such amortization payment may be made, at our option, in cash or, subject to certain conditions, in common stock pursuant to a conversion rate equal to the lower of (a) $1.07 (the “8% Note Fixed Conversion Price”) or (b) 75% of the lowest VWAP in the twenty (20) consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date.  The terms of the Equity Purchase Agreement required us to issue the 8% Note as a commitment fee for the Equity Line. This commitment fee was earned in full when Old Main Capital delivered and executed the Equity Purchase Agreement on April 18, 2016.

Registration Rights

In connection with the Securities Purchase Agreement, the Company and Old Main Capital entered into a Registration Rights Agreement dated March 18, 2016 (the “Registration Rights Agreement”), whereby the Company agreed to register the resale of the shares of the Company’s common stock underlying the 10% Notes and the 8% Note, including shares of common stock that might be issued to pay interest on the 10% Notes and 8% Note, pursuant to the terms thereof. In the event that the Company fails to meet certain timing requirements set forth in the Registration Rights Agreement, among other penalties, for each month that such delay continues, the outstanding principal amount of the 10% Notes will be increased in an amount equal to the product of 2% multiplied by the aggregate subscription amount paid pursuant to the Securities Purchase Agreement.

Amendment to Agreements

On October 6, 2016, we entered into an Amendment to Agreements (“Amendment to Agreements”) with Old Main Capital which:

1. amended the Securities Purchase Agreement by, among other things, (i) deleting the Company’s obligation to register the Company’s common stock underlying the 10% Notes and the 8% Note and (ii) reducing the aggregate amount of the 10% Notes to be issued thereunder from $555,555 to $333,333, which have already been issued;

2. amended the 10% Notes by (i) increasing the interest rate on the 10% Notes from 10% to 15% effective August 1, 2016, (ii) amending, effective September 1, 2016, the amortization and installment payment schedule attached to the 10% Notes to commence thirty calendar days after the date that the initial Amortization Payment (as defined in the 10% Notes) was required to be paid, (iii) giving Old Main Capital the right, in its sole discretion, to waive an Amortization Payment under the 10% Notes, provided that any Amortization Payment waived by Old Main Capital shall automatically be added to the end of the amortization and installment payment schedule, and (iv) prohibiting Old Main Capital from delivering a Notice of Conversion (as defined in the 10% Notes) to the Company at any time after a Put Notice (as defined in the Equity Purchase Agreement (as described below)) has been received by Old Main Capital from the Company and before the first trading day immediately following the closing associated with such Put Notice;

3. amended the 8% Note by (i) amending, effective September 1, 2016, the amortization schedule attached to the 8% Note to commence at the earlier of (a) one hundred and twenty calendar days from the date of the Amendment to Agreements or (b) the effectiveness of the registration statement filed with respect to the Equity Purchase Agreement and (ii) prohibiting Old Main Capital from delivering a Notice of Conversion (as defined in the 8% Note) to the Company at any time after a Put Notice (as defined in the Equity Purchase Agreement (as described below)) has been received by Old Main Capital from the Company and before the first trading day immediately following the closing associated with such Put Notice; and

4. amended the Registration Rights Agreement by, among other things, (i) deleting the Company’s obligation to register the Company’s common stock underlying the 10% Notes and the 8% Note (so that the Registration Rights Agreement no longer applies to the Securities Purchase Agreement, the 10% Notes or the 8% Note) and (ii) amending applicable definitions, including the definition of “Registrable Securities,” to apply only to the common stock to be issued under the Equity Purchase Agreement.

Financing Transaction Related to the Offering

The Equity Line

On April 18, 2016, we entered into the Equity Purchase Agreement with Old Main Capital, as the Selling Stockholder, providing for the Equity Line. The Equity Purchase Agreement provides that, upon the terms and subject to the conditions thereof, the Selling Stockholder is committed to purchase, on an unconditional basis, shares of common stock (the “Commitment Shares”) at an aggregate price of up to $4,000,000 over the course of its 24-month term.  The Selling Stockholder’s obligation to purchase all $4,000,000 of Commitment Shares is referred to as the “Total Commitment.”

From time to time over the 24-month term of the Equity Purchase Agreement, we may, in our sole discretion, provide the Selling Stockholder with a put notice (each, a “Put Notice”), to purchase a specified number of Commitment Shares (each, the “Put Amount Requested”).

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) will be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price of each Commitment Share equals 80% of the market price during the five (5) consecutive trading days immediately following the clearing date associated with the applicable Put Notice.

Amendment to Equity Line

On October 6, 2016, we entered into an Amendment to Equity Purchase Agreement (“Amendment to Equity Line”) with Old Main Capital, as the Selling Stockholder, which amended the Equity Purchase Agreement by (i) amending the Commitment Period (as defined in the Equity Purchase Agreement) so that it shall be 24 months from the date of execution of the Amendment to Equity Line, (ii) prohibiting the Company from delivering a subsequent Put Notice (as defined in the Equity Purchase Agreement) from the beginning of any Valuation Period (as defined in the  Equity  Purchase Agreement) until the fourth Trading Day (as defined in the  Equity  Purchase Agreement) immediately following the closing associated with the prior Put Notice, (iii) amending the beneficial  ownership  limitation in Section 7.2(g) of the Equity Purchase Agreement to increase the Beneficial Ownership Limitation (as defined in the Equity Purchase Agreement) to 9.99% and to remove the ability of the Selling Stockholder to increase or decrease the Beneficial Ownership Limitation, and (iv) replacing the schedules to the Equity Purchase Agreement with the schedules attached to the Amendment to Equity Line reflecting recent developments since the date the Equity Purchase Agreement was executed.

Use of Proceeds

We intend to use the proceeds from the Equity Line to capitalize the Company with an amount anticipated to be sufficient to establish the Company’s management team; lease real estate for one marijuana processing facility; purchase and lease equipment for one marijuana processing facility; lease real estate for one hemp processing facility; purchase and lease equipment for one hemp processing facility; provide working capital for the Company’s management to pursue joint venture and fee-for-services opportunities for the Company; repay a portion of the Company’s existing debt; and for other working capital needs.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Corporate Information

Our principal executive offices are located at 1435 Yarmouth Street, Boulder, CO 80304. Our telephone number is (888) 438-9132. We maintain a corporate website at www.clsholdingsinc.com

Transfer Agent

The transfer agent for our common stock is VStock Transfer at 18 Lafayette Place, Woodmere, NY 11598. The transfer agent’s telephone number is (212) 828-8436.

The Offering

Securities Offered by the Selling Stockholder	1,756,757

Common Stock Outstanding before Offering	20,350,003 shares

Common Stock Outstanding after Offering
22,106,760 shares, assuming all 1,756,757 shares are sold to the Selling Stockholder under the Equity Line.  If we sell less shares of common stock to the Selling Stockholder under the Equity Line, we have substantially less common stock outstanding after the Offering.

Use of Proceeds
We will not receive any of the proceeds from the sale of the common stock registered hereunder. We will receive proceeds from our sales of Commitment Shares to the Selling Stockholder under the Equity Line. We intend to use such proceeds, if any, as set forth under “Use of Proceeds” beginning on page 19.

Risk Factors
An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in this Registration Statement at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by the Selling Stockholder of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 6.

Symbol on the OTCQB	CLSH

SUMMARY FINANCIAL DATA

The following historical financial information should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this Prospectus. The historical results are not necessarily indicative of results to be expected for any future periods:

Balance Sheet Data	August 31, 2016	May 31, 2016	May 31, 2015
	(unaudited)
Cash	$3,238	$88,244	$208,821
Current assets	$9,980	$94,986	$240,621
Total assets	$181,432	$255,256	$292,779
Current liabilities	$1,242,121	$1,339,444	$875,696
Total Liabilities	$2,227,204	$1,686,224	$881,252
Stockholders’ equity	$(2,045,772)	$(1,430,968)	$(588,473)
Total liabilities and stockholders’ equity	$181,432	$255,256	$292,779

Statements of Operations Data:	Three Months Ended August 31, 2016	Three Months Ended August 31, 2015	Year Ended May 31, 2016	Year Ended May 31, 2015
	(unaudited)	(unaudited)
Total Revenues	$-	$-	$-	$-
Cost of goods sold	$-	$-	$-	$-
Net income (loss)	$(615,075)	$(476,512)	$(2,610,299)	$(1,515,587)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.02)	$(0.13)	$(0.24)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	$20,350,003	$20,001,960	$20,146,260	$6,356,167

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Marijuana Industry

Because the use, sale or possession of marijuana is illegal under federal law, THE COMPANY AND ITS OFFICERS AND EMPLOYEES COULD BE SUBJECT TO CRIMINAL AND CIVIL SANCTIONS.

The U.S. Government classifies marijuana as a Schedule I controlled substance, meaning marijuana is an illegal substance under federal law and its prescription, use, sale or possession is a violation thereof. Although 23 states and the District of Columbia allow the use of medical marijuana, four states and the District of Columbia have legalized marijuana for adult recreational use, and recently-enacted federal spending legislation prohibits the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws, the United States Supreme Court has ruled that federal laws criminalizing the use of marijuana pre-empt state laws. Thus, even if we limit our business to marijuana-friendly states, by possessing, distributing or even aiding others in distributing marijuana or marijuana-based products such as cannabinoid oils, the Company, its officers, directors and employees may face the prospect of criminal and/or civil sanctions for engaging in activities in violation of federal law and the Company could be at risk of civil and/or criminal forfeiture actions against its assets and operations for such violations. As our business plan depends upon the possession, sale, and use of marijuana and certain cannabinoid extracts, such sanctions or forfeiture actions would be debilitating to the business of the Company and would have a material adverse effect on our operations.

Changes in federal law enforcement policy concerning federal marijuana laws could force a suspension or termination of our operations.

The commercial production, processing, distribution and sale of marijuana within the various states of the United States that have legalized these activities for medical and/or recreational purposes is currently proceeding largely free from federal investigation and prosecution as the result of a number of formal written statements issued by the United States Department of Justice deferring federal law enforcement action on these activities to state and local laws and law enforcement under certain circumstances and recently-enacted federal spending legislation prohibiting the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws. The statements issued by the Department of Justice are, however, only guidelines provided to federal law enforcement agencies in setting priorities for the investigation and prosecution of violations of federal laws criminalizing marijuana and the effects of the federal spending legislation are not yet apparent.

Further, major changes in the executive administration, including the 2016 presidential election, particularly ones resulting in a change of political party holding the office of the President, could result in changes to, or even the withdrawal or reversal of, current federal law enforcement policy concerning the investigation and prosecution of activities involving marijuana including those which are legal under certain state laws. Likewise, there are no guarantees that legislation enacted in subsequent years will contain similar marijuana-friendly provisions. As our business plan depends upon the possession, sale, and use of marijuana and certain cannabinoid extracts, a change or reversal of federal law enforcement policy and/or federal spending legislation concerning marijuana would be debilitating to our business as it could result in a temporary suspension or the permanent cessation of our operations.

Even in states where the sale and use of recreational or medical marijuana is permitted, we may be unable to obtain a license and may have to rely on collaborative arrangements with licensed entities.

Certain states in which we seek to operate may prohibit non-resident companies from conducting business directly in the state and/or may require certain licensure, such as a Medical Marijuana Infused Product Manufacturer License (MMIP), for us to conduct our business. In such states, we may be required to enter into a collaborative arrangement with a local entity holding the necessary MMIP license, whereby we would agree to lease our facilities and employees to the licensed entity. Securing such an arrangement may be difficult to enter into and/or expensive to maintain. Additionally, our operations would be entirely dependent on the licensed entity’s ability to maintain the required licenses, and a loss of licensure by the licensed entity would have a material adverse effect on our operations.

In states where we are permitted to operate directly, licensing requirements may be difficult and/or expensive to satisfy and maintain.

In states where we are permitted to operate directly, the licensure application and approval process may require significant time and expense. Additionally, upon becoming authorized to do business in a state, it may be difficult or expensive for us to comply with the various laws, regulations and licensure requirements of each state.  Compliance may also include a subjective factor that could allow a state to revoke our MMIP license even though we believed we were complying with all applicable requirements.  The loss of such an MMIP license for any reason would likely result in a material adverse effect on our operations.

In states where the sale and use of recreational or medical marijuana is permitted, local ordinances and regulations may adversely affect the Company and our strategic collaborators, such as growers and dispensaries.

In addition to the federal pre-emption and state law issues mentioned above, local laws and regulations may impact the Company and our strategic collaborators, such as growers and dispensaries, in jurisdictions where marijuana is legal under state law. Ordinances and regulations related to zoning, limiting the size of growers or levying exorbitant taxes and fees on marijuana-related businesses may have a material adverse effect on business and operations.

Laws and regulations affecting the regulated marijuana industry are constantly changing and we cannot predict the impact of future regulations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations. Legal or regulatory changes in the jurisdictions in which we operate or intend to operate may require us to incur substantial costs associated with compliance or alterations to our business plan. Further, violations of these ever-changing laws and regulations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations.

Our ability to achieve significant financial success is dependent on additional states and local governments legalizing marijuana.

There can be no assurance that the number of states that allow the use of medical or recreational marijuana will increase and there can be no assurance that the 23 existing states that permit the medical use of marijuana will not reverse their position in the future. As our growth is dependent upon the continued legalization of marijuana for medical and recreational use, the failure of additional states and local governments to legalize marijuana would significantly curtail our growth potential.

The difficulty of the Company to obtain various insurances that are typically available to businesses may expose us to additional risk and financial liabilities.

Workers compensation, general liability, and directors and officers insurance, among other types of business-related insurance, may be more difficult and/or more expensive to secure due to our engagement in the marijuana industry. If we are forced to go without such insurance or pay a substantially higher premium than anticipated, we may be prevented from engaging in certain strategic collaborations or partnerships, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities.

The Company and its clients, partners and strategic collaborators may have difficulty accessing the service of banks.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana-related businesses. However, such guidance fell short of the explicit legal authorization that banking industry officials requested from the federal government. To date, it is unclear whether any banks have relied on the guidance and accepted marijuana-related companies as customers. If we, as well as our clients, partners and strategic collaborators, have difficulty accessing the service of banks, we may not have access to the capital necessary to maintain our operations or may be subject to the security risks of a cash business.

The market for our products is unproven.

While consumer demand for marijuana-based products is well established, consumer demand for marijuana e-cigarettes and other products utilizing cannabinoid extracts is unproven. Lack of acceptance by end users and/or the failure of distributors or customers to accept the price point of our products could have a material adverse effect on us and could prevent us from ever becoming profitable. Further, the cost of educating the market regarding marijuana e-cigarettes and other products utilizing cannabinoid extracts could prove to be unfeasible.

The medical marijuana industry faces strong opposition.

Well-funded, politically significant businesses may provide strong economic and political opposition to the medical marijuana industry and the industry could face a material threat from the pharmaceutical companies as marijuana continues to take market share from their products. Any inroads the pharmaceutical industry makes in halting or rolling back the medical marijuana movement could have a detrimental impact on the market for our products and thus on our business, operations and financial condition.

Our future customers are subject to higher effective federal tax rates, which higher rates could also apply to us if we are deemed to be a marijuana business.

The Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries.  The effective tax rate for a marijuana business depends on how large its ratio of non-deductible expenses is to its total revenue, but can be as high as 90%.  This could have an adverse effect on the profitability of our customers, which, in turn, could adversely impact us.  In addition, although we may not sell cannabis and may not be classified as a marijuana business, if we are so classified, this tax provision could have a material adverse effect on our net income and on our ability to ever become profitable.

Risks Related to an Investment in our Securities

CLS Labs is newly formed and has minimal operations.

CLS Labs was formed on May 1, 2014 and it has not yet generated revenues. Accordingly, the Company’s operations are subject to all of the risks inherent with start-up business enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the start-up and initial growth of a new business and the competitive and growing market in which the Company operates. The Company must be regarded as a high-risk new and unproven venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject and no assurance can be given that the Company will ever have enough revenues so as to be profitable.

We may never be profitable.

We have never earned a profit. We expect to incur losses during the foreseeable future and may never become profitable. We need to obtain additional financing until we are able to earn a profit. There can be no assurance that we can implement our business plan, that we will become profitable, or that our securities will have any value.  Continued losses could make it difficult to fund our operations or successfully execute our business plan, and could adversely affect our stock price.

We may encounter start-up delays.

We cannot project the timing of our initial sales although we currently anticipate that we will commence earning revenue in the first quarter of 2017.  Delays in raising capital, establishing and implementing our management team, securing relationships with partners and strategic collaborators such as growers and dispensaries, building out facilities, developing products, finalizing sales and marketing structures and/or implementing other portions of CLS Labs’ business plan may delay start-up, which could negatively affect an investment in the Company.

Investors may not realize any return on their investment.

There can be no assurance that we will ever achieve revenues or be able to develop into a successful or profitable business. Accordingly, there is no assurance that Investors will realize a return on their investment or that they will not lose their entire investment in the Company.

We have not yet identified or hired a complete management, operations or sales and marketing team and if it takes longer than anticipated or if costs are more than anticipated to do so, we could be adversely affected.

We have not yet identified a complete management, sales or marketing team.  As a result, aside from the directors and officers referenced in this Prospectus, investors will not have the benefit of knowing the identities and backgrounds of such team members in making their investment decisions.  In addition, we have estimated the compensation we will have to pay to recruit a qualified management, operations and sales and marketing team and have not engaged a compensation consultant or other professional to estimate such costs, but have relied solely on the judgment of our directors.  If the budgeted compensation expense is not adequate to retain a qualified management, operations, and sales and marketing team, we may need to scale back other aspects of our proposed operations or we may need to raise additional capital to commence operations.  In addition, if it takes longer than anticipated to recruit a qualified team, the commencement of operations could be delayed.  All of these potential issues could have a material adverse impact on the Company.

Risks Related to Our Common Stock

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information about the limited market in penny stocks. Consequently, these rules may restrict the ability of brokers-dealers to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the penny stock rule. In any event, even if our common stock was exempt from the penny stock rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

The issuance of a large number of shares of our common stock could significantly dilute existing stockholders and negatively impact the market price of our common stock.

On March 18, 2016, we (i) entered into a securities purchase agreement with Old Main Capital, LLC, which was subsequently amended on October 6, 2016, whereby Old Main Capital agreed to purchase an aggregate of up to $300,000 in subscription amount corresponding to an aggregate of up to $333,333 in principal amount of 10% original issue discount convertible promissory notes and (ii) issued Old Main Capital an 8% convertible promissory note in the principal amount of $200,000 for Old Main Capital’s commitment to enter into an equity line transaction with us and prepare all of the related transaction documents. Subsequently, on April 18, 2016, we entered into an equity purchase agreement with Old Main Capital providing that, upon the terms and subject to the conditions thereof, Old Main Capital is committed to purchase, on an unconditional basis, shares of common stock at an aggregate price of up to $4,000,000 over the course of its 24-month term.

Pursuant to the terms of the 10% Notes and 8% Note, Old Main Capital will receive 603,582 shares of our common stock, which currently would represent 2.9% of our outstanding common stock following issuance, if Old Main Capital converted the 10% Notes and 8% Note in full.  In addition, Old Main Capital will receive additional shares of common stock if we elect to sell shares to it under the equity purchase agreement or if we elect to pay principal and/or interest due under the 10% Notes or 8% Note in shares of common stock instead of in cash. The number of shares we will sell under the equity purchase agreement or issue in payment of interest under the 10% Notes and 8% Note will be determined, in general, based on 80% of the actual market price (for sales under the equity purchase agreement, or the lower of the “fixed conversion price” or 75% of the market price (for payments of principal and/or interest under the 10% Notes and the 8% Note).  As a result, if we sell shares of common stock under the equity purchase agreement or elect to make principal and/or interest payments due under the 10% Notes or 8% Note in common stock, we will be issuing common stock at below market prices, which could cause the market price of our common stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant.  The terms of the 10% Notes and 8% Note also state that, absent certain exceptions, if we issue additional common stock, options or warrants at less than $1.07 (with respect to the 8% Note) or less than $.80 (with respect to the 10% Notes) then the “fixed conversion price” with respect to each of these notes will be reduced to such issuance price, which would result in our issuance of more shares upon conversion of such notes by Old Main Capital.  In general, we are unlikely to sell shares of common stock under the equity purchase agreement, make payments of principal and/or interest under the 10% Notes of 8% Note using common stock, or issue additional shares of its common stock at prices below the “fixed conversion prices” at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time.  However, if we were to sell such shares of common stock, make repayments of principal and/or interest, or issue shares of common stock at a time when the market price of our common stock is substantially less than the “fixed conversion price” associated with the 10% Notes or 8% Note, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

We will require additional capital in order to meet our liquidity and capital needs during the next year and if we are unable to borrow such funds or sell shares of our common stock at prices that equal or exceed the conversion prices of the 10% Notes and 8% Note, then the sale of our common stock at lower prices will result in the downward adjustment of the conversion price of the 10% Notes and 8% Note, as the case may be, which could be substantial, and which will dilute existing stockholders.

We will require additional capital, particularly during the balance of 2016, to sustain our business, to continue to make repayments on the 10% Notes and 8% Note, which repayments began in October, 2016, and to finance the build out of our facility in Colorado, among other things.  Because we do not expect to begin to generate revenue until the first quarter of 2017, we will need to either borrow funds or sell equity to meet our liquidity and capital needs.  If we are unable to borrow funds on acceptable terms or sell our common stock at prices equal to or greater than the conversion prices of the 10% Notes and 8% Note, then we may be forced to sell our common stock for a price per share less than the conversion price of the 10% Notes and/or 8% Note, as the case may be.  If we do so, we will trigger the anti-dilution provision in the 10% Notes and/or in the 8% Note, which will cause the conversion prices of the 10% Notes and/or 8% Note to be reduced to the price at which we sell our common stock.  Depending on the sale price our common stock, this could cause significant dilution to our existing stockholders.

The shares of our common stock we may issue in the future and the options we may issue in the future may have an adverse effect on the market price of our common stock and cause dilution to investors.

We may issue shares of common stock and warrants to purchase common stock pursuant to private offerings and we may issue options to purchase common stock to our executive officers pursuant to their employment agreements. The sale, or even the possibility of sale, of shares pursuant to a separate offering or to executive officers could have an adverse effect on the market price of our common stock or on our ability to obtain future financing.

Our amended and restated articles of incorporation and bylaws could discourage acquisition proposals, delay a change in control or prevent other transactions.

Provisions of our amended and restated articles of incorporation and bylaws, as well as provisions of Nevada Corporation Law, may discourage, delay or prevent a change in control of the Company or other transactions that you as a shareholder may consider favorable and may be in your best interest.  The amended and restated articles of incorporation and bylaws contain provisions that: authorize the issuance of shares of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and discourage a takeover attempt; limit who may call special meetings of shareholders; and require advance notice for business to be conducted at shareholder meetings, among other anti-takeover provisions.

Our directors have the authority to issue common and preferred shares without shareholder approval, and preferred shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. We presently have no commitments or contracts to issue any shares of preferred stock.  Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of and the voting and other rights, of the holders of outstanding shares of our common stock.

We have not retained independent professionals for investors.

We have not retained any independent professionals to comment on or otherwise protect the interests of potential investors.  Although we have retained our own counsel, neither such counsel nor any other independent professionals have made any examination of any factual matters herein, and potential investors should not rely on our counsel regarding any matters herein described.

We may sell additional equity securities in the future and your ownership interest in the Company may be diluted as a result of such sales.

We intend to sell additional equity securities in order to fully implement our business plan. Such sales will be made at prices determined by our board of directors based on the market value of the Company and could be made at prices less than the price of the shares of our common stock purchased pursuant to this Prospectus, in which case, investors could experience dilution of their investment.

Risks Related to this Offering

Our common stock is thinly traded.

Although our common stock trades on the OTCQB, there is limited trading in our common stock in the over-the-counter market. Such thinly traded, illiquid stocks are more susceptible to significant and sudden price changes than stocks that are widely followed by the investment community and that are actively traded on an exchange. Thus, we cannot assure investors that there will at any time in the future be an active trading market for our common stock. Our stock is not listed on a stock exchange and we currently do not intend to seek listing on an exchange. Even if we successfully list the common stock on a stock exchange, we nevertheless could not assure shareholders that an organized public market for our common stock would develop. Investors should purchase shares for long-term investment only and should purchase our securities if and only if they are capable of making and are seeking to make a long-term investment in the Company.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

Our securities are traded on the OTCQB, which may not provide as much liquidity for our investors as more recognized senior exchanges such as the NASDAQ Stock Market or other national or regional exchanges.

Our securities are quoted on the OTCQB Market (“the OTC Markets”). The OTC Markets are inter-dealer, over-the- counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on these OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Our stock price may be volatile and you may not be able to sell your shares for more than what you paid.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them. The trading price of our common stock has been subject to fluctuations in the past and the market price of the common stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new products by us or by our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors.

The Selling Stockholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Equity Purchase Agreement, as amended, we are prohibited from delivering a Put Notice to the Selling Stockholder to the extent that the issuance of shares would cause the Selling Stockholder to beneficially own more than 9.99% of our then-outstanding shares of common stock. These restrictions however, do not prevent the Selling Stockholder from selling shares of common stock received in connection with the Equity Line, 10% Notes or 8% Note and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the Selling Stockholder could sell more than 9.99% of the outstanding shares of common stock in a relatively short time frame while never holding more than 9.99% at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of common stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Stockholder of the shares issued under the 10% Notes, 8% Note or the Equity Line.

Risks Relating to Competitive Factors

We compete in an industry characterized by extensive research and development efforts and rapid technological progress.

New developments occur and are expected to continue to occur at a rapid pace in the marijuana industry, and there can be no assurance that discoveries or commercial developments by our competitors will not render some or all of our potential products obsolete or non-competitive, which could have a material adverse effect on our business, financial condition and results of operations. We expect to compete with fully integrated and well-established companies in the near and long term. Most of these companies have substantially greater financial, manufacturing and marketing experience and resources than us and represent substantial long-term competition. Such companies may succeed in discovering and developing products and/or extraction processes more rapidly than us and may be more successful than us in manufacturing, sales and marketing.

Strategic collaborations may never materialize or may fail.

We intend to explore a variety of strategic collaborations with existing marijuana growers, dispensaries and related businesses. At the current time, we cannot predict what form such strategic collaborations might take. We are likely to face significant competition in seeking appropriate strategic collaborators, and these strategic collaborations can be complicated and time consuming to negotiate and document. We may not be able to negotiate strategic collaborations on acceptable terms, or at all, and we are unable to predict when, if ever, we will enter into any such strategic collaborations due to the numerous risks and uncertainties associated with establishing strategic collaborations.

Risks relating to Intellectual Property Protection

Our pending patent application may not be approved.

Our success depends on our ability to protect our proprietary process and methods. Although we filed a patent application regarding our extraction and conversion process, there can be no assurances that such application will result in the issuance of a patent. Further, even if a patent is issued, there can be no assurances that future patent claims will be held valid and enforceable against third-party infringement or that our methods and processes will not infringe any third-party patent or intellectual property or that such claims will afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

If we are unable to protect the secrecy of our proprietary process and methods, we may not be able to compete effectively or operate profitably.

Our success will depend, in large part, on our ability to protect the secrecy of our patent pending process and methods. As we hire employees, enter into strategic collaborations and bring our products to market, maintaining this secrecy will become increasingly difficult, especially if our patent application is denied or the issuance of the patent is delayed.  If competitors are made aware of the aspects of our proprietary process and methods that are not protected by a patent, they may be able to duplicate them or independently develop similar or alternative technologies without infringing on our intellectual property rights.

We may rely on trade secrets to protect our process and methods and may attempt to protect these trade secrets, in part, with confidentiality and non-disclosure agreements with our employees, consultants, partners, strategic collaborators and certain contractors, but there can be no assurance that these agreements would not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors. If our patent pending proprietary process, methods or related trade secrets become known to competitors, we may be unable to compete effectively, resulting in a material adverse effect on our business, financial condition and results of operations.

We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend or pursue and uncertain in its outcome.

Our success also will depend, in part, on refraining from infringing patents or otherwise violating intellectual property owned or controlled by others. Others may have filed patent applications or have received, or may obtain, issued patents in the United States or elsewhere relating to aspects of our extraction processes or methods, and they may institute litigation against us to protect their intellectual property rights. Such litigation, regardless of the merits, would be extremely expensive and detrimental to our operations. Additionally, it is uncertain whether the issuance of any third-party patents will require us to alter our products or processes, obtain licenses, or cease certain activities. If any licenses are required, there can be no assurance that we will be able to obtain any such licenses on commercially favorable terms, if at all, and if these licenses are not obtained, we might be prevented from pursuing the development and commercialization of certain of our potential products.

Other Risks

There are other unidentified risks.

The risks set forth above are not a complete list of the risks facing our potential investors.  We acknowledge that there may exist significant risks yet to be recognized or encountered to which we may not be able to effectively respond.  There can be no assurance that we will succeed in addressing these risks or future potential risks, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions or variations thereof are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this Prospectus entitled “Risk Factors”) relating to our industries, operations, and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes included in this Prospectus.

DESCRIPTION OF BUSINESS

Background

We were originally incorporated as Adelt Design, Inc. on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced. After CLS Labs acquired 55.6% of the outstanding shares of common stock of the Company, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. Subsequently, the Company adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc.

The Merger

On April 29, 2015, the Company entered into a merger agreement (the “Merger Agreement”) with CLS Labs and a newly-formed, wholly owned subsidiary of the Company (the “Merger Sub”) and effected the Merger. Upon the consummation of the Merger, the separate existence of the Merger Sub ceased and CLS Labs, the surviving corporation in the Merger, became a wholly owned subsidiary of the Company, with the Company acquiring the stock of CLS Labs, abandoning its previous business, and adopting the existing business plan and operations of CLS Labs. CLS Labs is a company that plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its patent pending proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

Operations

For the past three years, one of the founders of CLS Labs has been developing a patent pending proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via e-cigarettes, and used for a variety of pharmaceutical and other purposes. Internal testing of the cannabinoids extracted through our patent-pending proprietary process versus the cannabinoids resulting from the processes commonly used in the industry, the results of which were reviewed and confirmed by an independent laboratory, has revealed that our process produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

On April 17, 2015, CLS Labs took its first step toward commercializing its patent pending proprietary methods and processes by entering into the Colorado Arrangement. CLS Labs had not otherwise commercialized its patent pending proprietary process prior to the Merger and has not earned any revenues.

We intend to monetize this extraction method and generate revenues through (i) the licensing of our patent pending proprietary methods and processes to others, as in the Colorado Arrangement, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products.  We plan to accomplish this through the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through CLS Consulting, which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities.

Our mission is to be the industry leader in the extraction, conversion and marketing of cannabinoid oils, wax, edibles and shatter by leveraging our extraction methods and conversion processes. We have an experienced team of executives and consultants who each contribute significant value in the scientific, marketing and licensure arenas. Jeffrey Binder, a founder of CLS Labs and our Chairman, President and Chief Executive Officer, is a seasoned executive with experience in the strategic start-up and growth of companies in several different industries. Raymond Keller, a founder of CLS Labs, developed the aforementioned patent pending proprietary process of extracting, cleaning and converting the cannabinoids from the cannabis plant and the associated delivery materials and systems for such cannabinoids. Frank Koretsky, a founder of CLS Labs and director of the Company, is a successful entrepreneur who has proven to be a marketing and brand specialist. Alan Bonsett, our Chief Operating Officer, has extensive experience in the cannabis industry, spanning production and processing facility buildouts, business development and strategic planning, licensing and compliance, and supply chain management.

Mr. Keller developed our patent pending proprietary process for extracting, cleaning and converting cannabinoids from cannabis plants.  He has also created various delivery systems and materials to ready the converted cannabis product for different uses by different potential distributors. Mr. Keller contributed this intellectual property to CLS Labs in exchange for stock in CLS Labs, which was subsequently exchanged for stock in the Company in the Merger. A patent application has been filed with respect to the process. As there can be no assurances that the application will be granted, the process is currently maintained as a trade secret by the Company.  We believe that this patent pending proprietary process will allow us to extract and convert cannabinoids contained in cannabis in a manner that produces a greater yield than methods currently used in the industry. We believe this ability and the ability to convert these refined cannabinoids into products that can be used in multiple delivery systems will provide us with a strategic advantage in the cannabis industry.

Competitive Advantages

Our patent pending proprietary process is expected to reduce growers’ costs and provide them with double the amount of Delta-9 THC compared to our competitors.

Although the current standard within the marijuana extraction industry is to process only the bud and trim from plants, the sophistication of our lab and patent pending proprietary process allow us to use the entire plant, with no trimming or preparation required by the grower prior to delivery. We estimate that this will result in cost savings for growers of 18%-22% versus our competitors’ current methods. Further, the trimming process damages some of the crystals present on the plants, thus reducing the levels of Delta-9 THC, marijuana’s primary psychoactive ingredient.  By processing the entire plant, we expect to eliminate this loss of crystals.  We believe that this, along with our patent pending proprietary extraction and conversion method, will result in a concentration of Delta-9 THC that is approximately twice that of the current industry standard.

We expect to produce a much larger amount of Delta-9 THC from plants resulting in higher revenues to us.

As it is customary within the industry to charge growers per gram of Delta-9 THC returned to them following processing, in producing twice the concentration of Delta-9 THC, we anticipate that we will generate per-plant revenues twice that of the current industry standard while also providing greater per-plant value to growers.

Our patent pending proprietary process is expected to result in market-changing product consistency.

The sophistication of our patent pending proprietary process and proposed labs will allow us to analyze, break down and mix the various cannabinoids extracted from marijuana plants. Doing so will allow us to control the different cannabinoid levels in our products, and should result in market-changing product consistency. As the cannabinoid makeup of plants varies significantly from grower-to-grower, the products generated by most extractors vary based on the source of the plants. Our potential ability to produce a consistent product regardless of the grower will likely be highly desirable among both consumers looking for reliable products and dispensaries desiring to market a consistent brand of products sourced from multiple growers.

We expect to produce cleaner, safer products as a result of the advanced testing that will be used at our sophisticated labs.

Although states currently require testing of marijuana plants for certain chemicals and pesticides prior to processing, such testing does not identify many harmful and undesirable contaminates such as heavy metals, which might be present in plants as a by-product of certain fertilizers used in their growth. Through our patent pending proprietary process, we will conduct testing that is significantly more extensive than current state laws require or industry standards dictate, then remove such harmful contaminates. This should result in a cleaner, safer product that we believe will be preferred by growers and consumers alike.

We expect to provide one-stop, multi-state services to companies wishing to build private label brands that deliver consistent products.

Marijuana cannot currently be transported across state lines, which means that a processor with a single facility cannot process marijuana grown in more than one state.  This means that companies that wish to produce private label products in multiple states must contract with multiple processors to process, package and label their products, which leads to a lack of internal consistency within the brand.  Our multi-state business plan should allow us to provide consistent processing, packaging and labeling services, setting us apart from these “mom and pop” extractors prevalent in the industry. This should allow us to produce currently unavailable multi-state consistency in private label products.

The Colorado Arrangement

As CLS Labs is currently unable to obtain a license in Colorado to operate a cannabis processing facility due to current statutory and regulatory requirements on April 17, 2015, it entered into an arrangement through CLS Labs Colorado with Picture Rock Holdings, LLC (“PRH”), which is expected to be licensed by the State of Colorado as a Retail Marijuana Products Manufacturing Facility (“RMPM”) to, among other things, (i) license its patent pending proprietary technology, methods and processes to PRH in exchange for a flat fee; and (ii) build a processing facility and lease such facility, including equipment, to PRH pending approval by the Colorado Marijuana Enforcement Divisions (“MED”).

 Licensing Agreement

On April 17, 2015, CLS Labs Colorado entered into a Licensing Agreement with PRH whereby, in exchange for a license fee payable over the ten (10) year term of the agreement, CLS Labs Colorado granted to PRH an exclusive license for the State of Colorado of certain proprietary inventions and formulas relating to the extraction from, separation and processing (the “Process”) of marijuana to produce certain marijuana-infused products, including edibles, e-liquids, waxes and shatter (the “Products”), and to practice and use the Process in conjunction with the manufacture, production, sale, and distribution of the Products. The Licensing Agreement was subsequently amended effective June 30, 2015, October 31, 2015, April 11, 2016 and May 31, 2016. Pursuant to the Licensing Agreement, as amended, its term will commence once CLS Labs Colorado has completed building a fully equipped marijuana products manufacturing facility at the Leased Real Property and payments by PRH to CLS Labs Colorado will commence in the month following the month in which PRH commences generating revenue, which commencement is anticipated to occur during the first quarter of 2017. Pursuant to Colorado law, PRH cannot obtain Colorado the RMPM Licenses for the Leased Real Property until the processing facility is built out and ready for operation.

 Pursuant to the Licensing Agreement, if during its term, applicable state and local laws change to permit, in whole or in part, the ownership or issuance of an RMPM License, directly or indirectly, by or to CLS Labs Colorado or its designees, CLS Labs Colorado has the option to demand the transfer of up to a fifty-six percent (56%) ownership interest in the RMPM Licenses owned by PRH to CLS Labs Colorado or its designees.  In exchange for such a transfer, the license fee due to CLS Labs Colorado under the Licensing Agreement will be reduced in proportion to the percentage ownership interest in the RMPM Licenses transferred by PRH to CLS Labs Colorado or its designees.

Lease and Sublease

In connection with the Colorado Arrangement, on April 17, 2015, pursuant to an Industrial Lease Agreement (the “Lease”), CLS Labs Colorado leased 14,392 square feet of warehouse and office space (the “Leased Real Property”) in a building in Denver, Colorado where certain intended activities, including extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The Lease has an initial term of seventy-two (72) months and provides CLS Labs Colorado with two options to extend the term of the lease by up to an aggregate of ten (10) additional years.

Contemporaneously with the execution of the Lease, CLS Labs Colorado entered into a Sublease Agreement with PRH (the “Sublease”), thereby subletting the entire Leased Real Property to PRH. The Sublease was subsequently amended effective October 31, 2015, April 11, 2016 and May 31, 2016. Pursuant to the Sublease, as amended, rent payments will commence in the month following the date upon which PRH commences generating revenues, which commencement is anticipated to occur in the first quarter of 2017. The balance of the terms of the Sublease is the same as the Lease and PRH is required to pay CLS Labs Colorado monthly rent equal to the total rent due under the Lease for the corresponding month.

Equipment Lease

In addition to the above-referenced Sublease, on April 17, 2015, CLS Labs Colorado and PRH entered into an Equipment Lease Agreement (the “Equipment Lease”) whereby, in exchange for a lease payment, CLS Labs Colorado agreed to commence building a fully equipped retail marijuana products manufacturing facility at the Leased Real Property, including purchasing all equipment necessary to extract, convert and provide quality control of all cannabis products that PRH manufactures. The term of the Equipment Lease commences upon delivery of the equipment and terminates upon the earlier of ten (10) years from its effective date or such earlier date upon which the Lease is terminated. PRH has the option to renew the Equipment Lease for a period of five (5) years, or such lesser period as remains under the Lease at the time of the renewal.

If during the term of the Equipment Lease applicable state and local laws change to permit, in whole or in part, the ownership or issuance of an RMPM License, directly or indirectly, by or to CLS Labs Colorado or its designees, CLS Labs Colorado has the option to demand the transfer of up to a fifty-six percent (56%) ownership interest in the RMPM Licenses owned by PRH to CLS Labs Colorado or its designees.  In the event of a transfer of RMPM Licenses by PRH to CLS Labs Colorado or its designees, the payment due to CLS Labs Colorado under the Equipment Lease will be reduced proportionally by the percentage ownership interest in the RMPM Licenses that is transferred.

Sale of Non-Pharmaceutical Solutions

In connection with the Colorado Arrangement, CLS Labs Colorado intends to enter into an agreement with PRH whereby PRH will purchase from CLS Labs certain proprietary, non-pharmaceutical solutions developed by CLS Labs or its affiliates that enable consumers who ingest the Products to absorb a greater percentage of the cannabinoid extracts contained therein and, in turn, will enable PRH to incorporate a lower percentage of cannabinoid extracts in the Products without diminishing the potency thereof. The terms of the proposed arrangement have not been finalized and a definitive agreement between the parties has not been reached.

Products and Services

Licensing Operations

In states such as Colorado, where we are unable to obtain a license to operate a cannabis processing facility due to residency or other requirements that we cannot meet, we will continue to enter into arrangements similar to the Colorado Arrangement, whereby we will agree to build out a processing facility and then lease the facility and equipment therein to the customer for what will generally be a ten year term. As part of this arrangement, the customer will be required to enter into an agreement of equal length to license our proprietary technology, methods and processes solely for use in the processing facility.

Processing Revenue

We also intend to enter into arrangements with cannabis growers whereby we will process their cannabis for a fee. Under such arrangements, growers will deliver cannabis plants to one of our facilities for processing. We will then apply our proprietary extraction and conversion technology to generate cannabinoid concentrates which may be delivered to the grower in bulk form or, for an additional fee, in individually-labeled retail-ready packages of oils, edibles, wax or shatter. In exchange for our services, we will either charge the grower a flat fee by weight of the finished product or, in certain instances, we may render our services in exchange for a percentage of the finished product which we will then sell to cannabis distributors or dispensaries.

Processing Facilities

We plan to lease buildings at which to construct processing facilities.  We estimate the cost to develop each facility, including equipping the facility with appropriate equipment, to be between $1,000,000 and $3,000,000 and anticipate that we can complete each build out in approximately 4-6 months after any applicable licensing and permitting requirements have been met.  We currently anticipate, subject to the availability of adequate capital, that we will be able to open between two and three processing facilities, for use either by a licensee or by us directly, in the next 18-24 months.

We expect that each processing facility will have the capacity to process, depending on size, between 2,000 and 5,000 pounds of cannabis per month.  It is our intent not to build out a processing facility unless we believe that it has the potential to process at least 1,000 pounds of cannabis per month after its first twelve months of operations. The revenue generated from processing will vary, state by state and facility by facility, depending upon state law requirements and other factors.

Sale of Products and Brand Creation

Rather than charging growers a fee for our processing services, we may at times purchase unprocessed cannabis plants from growers, process the cannabis in our facility, and then sell the resulting cannabinoid concentrates, such as oils, wax, edibles and shatter, in the wholesale market to distributors or dispensaries. Eventually, we may explore creation of our own brand of concentrates for consumer use, which we would wholesale to cannabis dispensaries. We believe that by standardizing our quality, testing, compliance and labeling, we can create a national brand of concentrates that will be instantly recognizable in each new state that legalizes marijuana sales.

Consulting Services

Through CLS Consulting, we will offer consulting services to cannabis-related businesses such as growers and dispensaries. CLS Consulting consultants will advise clients regarding a variety of areas, such as licensure, growing, marketing and distribution. In addition to the revenue generated for consulting services, we anticipate that CLS Consulting will generate processing and sales business for the Company from grower and dispensary clients.

Growth Strategy

Our growth strategy includes the following plans:

·         Securing capital for the construction of processing centers. We estimate the cost to develop each facility, including equipping the facility with the necessary equipment, to be between $1,000,000 and $3,000,000.

·         Obtaining the necessary state and local licensure for each proposed facility.

·         Securing initial licensing, processing or sales arrangements, as applicable, with growers and dispensaries. Such arrangements may result from marketing efforts, relationships within the industry or the CLS Consulting business.

·         Constructing processing facilities. We anticipate that the construction of each facility can be completed in approximately four to six months after any applicable licensing and permitting requirements have been met.  We currently anticipate, subject to the availability of adequate capital, that we will be able to open between two and three processing facilities within the next 24 months.

·         Expanding per-facility capacity and increasing revenues. After a twelve-month ramp up period, we expect that each processing facility will be able to process, depending on size, between 2,000 to 5,000 pounds of cannabis per month, with the revenue generated therefrom varying state-by-state and facility-by-facility depending upon state law requirements and other factors.

·         Developing a national brand of cannabis concentrates, which will be sold wholesale to dispensaries, through standardization of the testing, compliance and labeling process.

Marketing, Distribution and Customers

The medical marijuana industry is rapidly expanding and is expected to continue to expand as additional states legalize marijuana for medical use. Additionally, the recreational use of marijuana by adults is currently legal in four states and the District of Columbia and a number of states have decriminalized the use of marijuana in some fashion. As various states continue to legalize marijuana for medical and/or recreational use, the number of potential grower and dispensary clients is expected to increase accordingly.

As such, our initial target market consists of licensed cannabis growers and dispensaries. As 10-20% of the cannabis plants harvested by licensed growers are currently being converted to cannabinoid oil, growers are expected to immediately recognize the value added by our premier methods, which should generate higher profit margins by producing a higher yield of cannabinoid oil per pound of cannabis versus the methods that are currently being employed. As our competitive advantage is directly related to our patent pending proprietary extraction method and conversion process, and as the value of our services should be immediately recognizable, we intend to target licensed, operating growers and dispensaries with an immediate and substantial need for cannabis processing.  Upon attaining significant market share among growers and dispensaries, we may also target pharmaceutical clientele and other potential customers.

In cases where we either purchase cannabis for processing or keep a portion of the converted cannabis in exchange for processing a larger amount of product for a grower, we will likely sell such processed product either to the grower or dispensary who sold or supplied us with the raw cannabis or sell the processed product to an unrelated distributor or dispensary.  In some cases, we might also process the product and package it for a certain type of use, such as an edible, and sell the processed product to a licensed bakery.

Competition

The cannabinoid extraction business is extremely competitive. We will compete with numerous entities engaged in cannabinoid extraction and conversion, from large commercial enterprises to local “mom and pop” extractors that provide services and wholesale concentrates to local growers. Although many of our expected competitors enjoy established relationships with growers and dispensaries, we intend to differentiate our company by producing higher quality, tested and labeled products and generating a higher yield, and therefore higher profit margins, for growers and dispensaries. A significant challenge that we will encounter, however, is that the quality of cannabis products is not presently regulated or standardized. Products bear quality and concentration labels, but these labels may or may not be accurate or the result of scientific testing. As a result, we will have to educate the market about the value of our testing, compliance and labeling and the higher quality of the cannabinoid concentrates produced by our patent pending proprietary process as we cannot readily compare laboratory results of our products to other products on the market.

Trademarks and Other Intellectual Property

We have applied for United States federal trademarks for the names Cannabis Life Sciences and CLS Labs.  Due to federal laws against the use of cannabis, we are uncertain whether any trademark that includes a reference to cannabis will issue.  We have also acquired the Cannabis Life Science, Cannabis Life Sciences and CLS Labs domain names.

Our extraction and processing methods are proprietary, but we do not currently have any issued patents with respect to them. We filed a patent application regarding our proprietary process on October 27, 2015. This patent, if granted, is expected to result in market-changing product consistency, cost savings for growers, and increased anticipated revenues for us due to the larger amount of Delta-9 THC that we believe we can produce through our patent pending proprietary process.  As with our trade market, there can be no assurances that the patent application will be granted, for, among other reasons, the fact that it references cannabis.

Until such time as our patent application is granted (assuming it will be granted), we will rely on a combination of confidentiality agreements and procedures as well as trademark and trade secret laws to protect our intellectual property rights with respect to our proprietary process.  Our means of protecting our proprietary rights, however, may not be adequate. Despite our efforts, we may be unable to prevent or deter infringement or other unauthorized use of our intellectual property. Time-consuming and expensive litigation may be necessary in the future to enforce these intellectual property rights even if our patent application is granted.

In addition, although we do not believe we are infringing on the rights of others, we cannot assure you that our intellectual property does not infringe the intellectual property rights of others, or will not in the future. If we become liable to third parties for infringing upon their intellectual property rights, we could be required to pay substantial damage awards and be forced to develop non-infringing methods and processes.

Regulation and Licensure

Despite 23 states and the District of Columbia having legalized or decriminalized marijuana use for medical purposes, the prescription, use and possession of marijuana remains illegal under federal law. As such, although we will only operate processing facilities in states that permit the possession, sale and use of cannabis, certain activities of our business, including the possession of cannabis for processing and the sale of cannabis concentrates, will be in violation of federal law. Although state-licensed businesses engaged in such activities are currently proceeding largely free from federal prosecution and recently-enacted federal spending legislation prohibits the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws, changes in congress or in the executive administration, including presidential elections, could result in changes to current federal enforcement policies regarding cannabis-related activities which are legal under certain state laws. Therefore, by operating the business, we will face the possibility of civil and criminal sanctions.

Additionally, certain states in which we seek to operate may prohibit non-resident companies from conducting business directly in the state. In such states, we will seek to enter into a collaborative arrangement with a local entity holding the necessary licensure, whereby we will agree to lease our facilities, equipment and employees to the licensed entity in exchange for a fee. Such an arrangement may be difficult to secure and/or expensive to maintain, as we will be reliant on the licensee to maintain its license in order to continue operations.  Further, various state and local licensure application and approval processes may require significant time and expense, and, upon becoming authorized to do business in a state, it may be difficult or expensive for us to comply with the oft-changing laws, regulations and licensure requirements of each state and municipality where we are doing business.

We will need to obtain applicable state licenses in each state in which we will operate processing facilities.  License requirements and procedures vary from state to state.  The initial state in which we plan to operate is Colorado.  Subsequently, we will likely seek to operate in Nevada and Washington.

Employees

We currently have two employees, Jeffrey Binder, who serves as the Chairman, President and Chief Executive Officer of the Company, and Alan Bonsett, who was appointed Chief Operating Officer of the Company effective August 15, 2015.  We plan to hire a Chief Financial Officer, administrative staff, a lab manager and a consultant, for a total of approximately six employees.  In addition, each processing facility will require six to eight employees, depending upon the size of the facility.

DESCRIPTION OF PROPERTIES

Our principal offices are located at 1435 Yarmouth Street, Boulder, Colorado 80304. We currently lease office and warehouse space located at 1955 South Quince Street, Denver, Colorado 80231, which is subleased to PRH pursuant to the Colorado Arrangement. We also maintain an administrative office at 3355 SW 59th Avenue, Miami, Florida 33155 and a mailing address at 11767 S. Dixie Highway, Suite 115, Miami, Florida 33156. We will lease additional properties in the states in which we conduct our operations as we open processing facilities.

LEGAL PROCEEDINGS

None.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder.  We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this Offering.  The proceeds from the sales will belong to the Selling Stockholder.  However, we will receive proceeds from the sale of the Commitment Shares to the Selling Stockholder pursuant to the Equity Purchase Agreement.

We intend to use the proceeds that we may receive from the sale of Commitment Shares to execute our growth strategy, to establish our management team; lease real estate for one marijuana processing facility; purchase and lease equipment for one marijuana processing facility; lease real estate for one hemp processing facility; purchase and lease equipment for one hemp processing facility; provide working capital for our management to pursue joint venture and fee-for-services opportunities for the Company; repay a portion of our existing debt; and for other startup and working capital needs. There can be no assurance that we will sell any of the Commitment Shares.

We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment, such that the proceeds received would be a source of financing for us.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

The amounts and timing of our actual expenditures will depend on numerous factors, including the amount of cash generated through our Colorado Arrangement and any additional strategic collaborations into which we may enter.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW AND OUTLOOK

We were incorporated on March 31, 2011 as Adelt Design, Inc. to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced.  On November 20, 2014, we adopted amended and restated articles of incorporation, thereby changing our name to CLS Holdings USA, Inc. Effective December 10, 2014, we effected a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of our common stock were issued in exchange for each share of common stock issued and outstanding.

On April 29, 2015, the Company, CLS Labs and the Merger Sub consummated the Merger, whereby the Merger Sub merged with and into CLS Labs, with CLS Labs remaining as the surviving entity. As a result of the Merger, we acquired the business of CLS Labs and abandoned our previous business. As such, only the financial statements of CLS Labs are included in this Prospectus.

CLS Labs was originally incorporated in the state of Nevada on May 1, 2014 under the name RJF Labs, Inc. before changing its name to CLS Labs, Inc. on October 24, 2014. It was formed to commercialize a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Testing in conjunction with two Colorado growers of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

On April 17, 2015, CLS Labs took its first step toward commercializing its patent pending proprietary methods and processes by entering into the Colorado Arrangement through its wholly owned subsidiary, CLS Labs Colorado, with certain Colorado entities, including Picture Rock Holdings, LLC. CLS Labs had not otherwise commercialized its proprietary process prior to the Merger and has not earned any revenues.

We intend to generate revenue through (i) the licensing of our patent pending proprietary methods and processes to others, as in the Colorado Arrangement, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products.  We plan to accomplish this through the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through a consulting subsidiary, Cannabis Life Sciences Consulting, LLC (“CLS Consulting”), which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities.

We had a net loss of $615,075 for the three months ended August 31, 2016, resulting in an accumulated deficit as of August 31, 2016 of $4,740,961. We had a net loss of $2,610,299 for the year ended May 31, 2016, resulting in an accumulated deficit as of May 31, 2016 of $4,125,886. These conditions raise substantial doubt about our ability to continue as a going concern.

Results of Operations for the Three Months Ended August 31, 2016 and 2015

Revenues

The Company had no revenues during the three month periods ended August 31, 2016 and 2015.

General and administrative expenses

General and administrative expenses decreased $9,662, or approximately 5%, to $174,745 during the three months ended August 31, 2016, compared to $184,407 for the three month ended August 31, 2015.  General and administrative expenses consisted primarily of general office expenses, travel costs, rent expense, bank charges and payroll expenses.  We expect general and administrative expenses to increase in future periods as we implement our business plan and commence operations.

Professional fees

Professional fees increased $48,027, or approximately 19%, to $306,181 during the three months ended August 31, 2016 compared to $258,154 for the three months ended August 31, 2015.  This increase was due primarily to the payment of fees for legal, consulting and accounting services. We expect professional fees to increase in future periods as our business grows.

Interest expense

Interest expense for the three months ended August 31, 2016 was $258,070, an increase of $224,119 compared to $33,951 for the three months ended August 31, 2015.  Interest expense consists of $271 of imputed interest, $34,191 of interest on related party debt, $21,412 of interest on debt and $202,196 of amortization of debt discounts on notes payable.  Interest expense increased primarily due to the increase in the aggregate amount of debt outstanding from $250,000 at August 31, 2015 to $2,728,582 at August 31, 2016 and the increase in debt discounts due to the Company’s issuance of convertible debt of $200,000 at August 31, 2015 to $2,723,582 at August 31, 2016

Change in fair value of derivative liability

We revalued the derivative liability related to our 8% and 10% Notes at August 31, 2016 at $294,616.  This revaluation resulted in a gain of $123,921, which the Company included in results of operations for the three months ended August 31, 2016.

Net loss

For the reasons above, the Company had a net loss for the three months ended August 31, 2016 of $615,075, which is an increase of $138,563, or approximately 29%, compared to a net loss of $476,512 during the three months ended August 31, 2015.

Results of Operations for the years ended May 31, 2016 and May 31, 2015.

Revenues

The Company had no revenues for the years ended May 31, 2016 and 2015.

Selling, general and administrative expenses

Selling, general and administrative expenses increased $315,231, or approximately 32%, to $1,314,225 during the year ended May 31, 2016, compared to $998,994 for the year ended May 31, 2015.  General and administrative expenses consisted primarily of general office expenses, travel costs, rent expense, bank charges and payroll expenses. The increase in selling general and administrative expenses for the year ended May 31, 2016 was primarily due to rent associated with the Colorado Arrangement as the Company did not pay any such rent for the year ended May 31, 2015.  We expect general and administrative expenses to increase in future periods as we implement our business plan and commence operations.

Professional fees

Professional fees increased $451,456, or approximately 90%, to $955,810 during the year ended May 31, 2016, compared to $504,354 for the year ended May 31, 2015.  This increase was due primarily to increases in consulting and investor relations fees and legal fees during the year ended May 31, 2016 as the Company began to implement the Colorado Arrangement and incurred additional fees associated with being a public company. We expect professional fees to increase in future periods as our business grows.

Interest expense

The Company’s interest expense was $402,021 for the year ended May 31, 2016 compared to $12,239 for the year ended May 31, 2015. Interest expense consisted of $1,078 of imputed interest, $64,811 of interest on related party debt, $38,486 of interest on debt, $286,317 of amortization of discounts on convertible notes payable, which is attributable to the beneficial conversion feature of these notes, and $11,330 in excess discount on convertible notes over principal, which is attributable to the ratchet provision in the Old Main Capital notes.  The ratchet provision is treated as an embedded derivative and the value of this derivative that exceeded the face amount of the notes is treated as interest.  Interest expense increased primarily due to the increase in the aggregate amount of debt outstanding from $800,000 at May 31, 2015 to $2,173,582 at May 31, 2016 and the increase in debt discounts due to the Company’s issuance of convertible debt of $200,000 at May 31, 2015 to $2,100,832 at May 31, 2016.

Change in fair value of derivative liability

During the year ended May 31, 2016, the Company issued convertible promissory notes that contain a conversion price reset feature that required the Company to record a derivative liability valued at $480,294.  The Company revalued the derivative liability at May 31, 2016 at $418,537.  This revaluation resulted in a gain of $61,757, which the Company included in results of operations for the year May 31, 2016.

Net loss

For the reasons above, the Company’s net loss for the year ended May 31, 2016 was $2,610,299 compared to $1,515,587 for the year ended May 31, 2015. The net loss per diluted share for the year ended May 31, 2016 was $0.13. This amount was computed based on the weighted average of 20,146,260 shares outstanding during the fiscal year.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at August 31, 2016 compared to May 31, 2016:

	August 31,	May 31,
	2016	2016
Current Assets	$9,980	$94,986
Current Liabilities	$1,242,121	$1,339,444
Working Capital (Deficit)	$(1,232,141)	$(1,244,458)

At August 31, 2016 and May 31, 2016, the Company had a working capital deficit of $1,232,141 and $1,244,458, respectively. This working capital deficit occurred primarily because we have not yet commenced earning revenues.  We anticipate that we will commence earning revenues by the first quarter of 2017.  During the three months ended August 31, 2016, we obtained loans from our officers, directors and an entity affiliated with Frank Koretsky, one of our directors, to cover operating expenses and expenses related to the Merger and the Colorado Arrangement.  This working capital deficit will likely continue to increase until we begin earning revenues but should not be viewed as an indicator of our future performance once we commence earning revenues. We have operated at a loss since inception.

Cash flows from operations used $378,493 during the three months ended August 31, 2016 compared to $294,907 during the three months ended August 31, 2015.  This increase is primarily due to the amortization of the debt discount associated with our convertible notes, the change in fair value of the derivative liability associated with the Old Main notes, deferred liabilities associated with the Colorado Arrangement and an increase in accounts payable because we were incurring expenses associated with the Colorado Arrangement but had not yet commenced earning revenue.

Cash flows from investing activities used $11,513 during the three months ended August 31, 2016 compared to $2,674 during the three months ended August 31, 2015.  During the three months ended August 31, 2016 the Company had construction in progress on its Colorado facility.

Cash flows from financing activities provided $305,000 during the three months ended August 31, 2016 compared to $150,000 during the three months ended August 31, 2015.  During the three months ended August 31, 2016, the Company borrowed funds from its officers, directors and an entity affiliated with one of its directors.

On April 29, 2015, we issued a convertible promissory note (the “April 2015 Note”) to an unaffiliated individual in the amount of $200,000.  Interest accrues on the April 2015 Note at a rate of 15% per annum. On the first anniversary of the April 2015 Note, all then-accrued interest is due thereunder. Thereafter, principal together with accrued interest is due in eight (8) equal quarterly payments, in arrears, commencing on July 1, 2016.  All outstanding principal and any accumulated unpaid interest thereon shall be due and payable on the third anniversary of note. At the holder’s election, at any time prior to payment or prepayment of the April 2015 Note in full, all principal and accrued interest under the April 2015 Note may be converted in whole, but not in part, into our securities. For each dollar converted, the holder shall receive two shares of common stock and a three-year warrant to purchase 1.33 shares of common stock at $0.75 per share.  We have not yet made any payments on the April 2015 Note.

To fund operations during the year ended May 31, 2016, we relied upon loans from Jeffrey Binder, an officer and director of the Company, and Frank Koretsky, a director of the Company.

Through December 31, 2015, we borrowed $50,000 from Mr. Binder and $895,000 from Mr. Koretsky. The terms of these loans were memorialized in convertible notes dated January 12, 2016 in favor of each of Mr. Binder and Mr. Koretsky. Pursuant to the terms thereof, these loans are unsecured and bear interest at a rate of 6% per annum.  No payments are required until January 1, 2017, at which time all accrued interest becomes due and payable. Principal and additional accrued interest will be payable in eight equal quarterly installments beginning on April 1, 2017. At the election of the holder, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into our securities. Upon such an election, the holder will receive one “Unit” for each $0.75 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.00 per share.

During January and February 2016, we borrowed an additional $12,750 from Mr. Binder and $380,000 from Mr. Koretsky to fund operations.  These loans, each of which was memorialized in a convertible promissory note dated April 11, 2016, are unsecured and bear interest at a rate of 6% per annum through February 29, 2016 and 10% per annum thereafter.  Accrued interest will become due on April 1, 2017, with principal being payable in eight equal quarterly installments, together with accrued interest, beginning on July 1, 2017. At the holder’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into our securities. Upon such an election, the holder will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.

Between March 2, 2016 and July 5, 2016, we borrowed an additional $210,000 from Mr. Koretsky and $42,500 from Mr. Binder at an interest rate of 10% per annum with the balance of the loan terms remaining unfinalized. Of the funds loaned by Mr. Binder, $29,750 were included in the April 11, 2016 convertible note referenced above, with the remaining $12,750 loaned by Mr. Binder as well as deferred salary of $250,000 due to Mr. Binder and the $210,000 loaned by Mr. Koretsky memorialized on July 20, 2016 in convertible notes.  These notes are unsecured and bear interest at the rate of 10% per annum. No payments are required until July 1, 2017, at which time all accrued interest becomes due and payable. Principal will be paid in eight equal quarterly installments, together with accrued interest, beginning on October 1, 2017. At the note holder’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into the Company’s securities. Upon such an election, the holder will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.

On August 3, 2016 the Company issued a convertible promissory note with a face amount of $150,000 (“CLS CO 2016 Convertible Note”) to CLS CO 2016, LLC (“CLS CO 2016”), an entity affiliated with Frank Koretsky, a director of the Company.   This note is unsecured and bears interest at the rate of 15% per annum. All interest accruing during the first year will be added to principal.  Commencing on November 1, 2017, principal will be payable in four equal quarterly installments, together with accrued interest.  At the note holder’s election, at any time prior to payment or prepayment of the loan in full, all principal and accrued interest under the loan may be converted, in whole or in part, into the Company’s securities. Upon such an election, the holder will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.  Notwithstanding Mr. Koretsky’s affiliation with CLS CO 2016 as a non-managing member of such entity, Mr. Koretsky has no voting power or dispositive power over the shares of common stock of the Company forming a part of the Units, and shares of common stock of the Company underlying the warrants forming a part of the Units, underlying the CLS CO 2016 Convertible Note for purposes of Section 13(d) of the Exchange Act.

To fund operations during the three months ended August 31, 2016, we also borrowed $15,000, net of repayments of $24,000, from Jeffrey Binder, an officer and director of the Company, and $140,000 from Frank Koretsky, a director of the Company.

Over the next twelve months we will require significant additional capital to cover our projected cash flow deficits due to the Colorado Arrangement and related agreements, the repayment of the April 2015 Note, payments on the 10% Notes and 8% Note, payments on the loans from Jeffrey Binder and Frank Koretsky, payment on the Note to CLS CO 2016, the implementation of our business plan, and the development of alternative revenue sources.  Additionally, we anticipate that we will devote resources to research and development related to the refinement of our patent pending proprietary methods and processes and development of new products. We estimate research and development costs of between $50,000 and $100,000 during the next 12 months.  Finally, during the next 18-24 months, we plan to construct and open two to three processing facilities for use either by a licensee or by us directly.  We anticipate that the build out and opening of each processing facility will require between $1,000,000 and $3,000,000 in capital, with additional capital required for liquidity to cover personnel, equipment, and other operating expenses with respect to each opened facility.

We currently have two employees, Jeffrey Binder, who serves as the Chairman, President and Chief Executive Officer of the Company, and Alan Bonsett, who serves as the Chief Operating Officer of the Company.   In an effort to assist us conserve cash, Mr. Binder deferred all of his salary through May 31, 2016, which deferred salary totaled $250,000, and on July 20, 2016 he accepted a convertible promissory note from us in lieu of such salary and has deferred all of his salary (approximately $37,500 as of August 31, 2016) to date for the fiscal year ending May 31, 2017. During the year ended May 31, 2016, we issued to Mr. Bonsett a one-time signing bonus of 250,000 (post Reverse Split) shares of restricted common stock of the Company, which became fully vested one year from the effective date of his employment agreement.  We valued the shares at $327,500.  During the year ended May 31, 2016 we recognized $327,500 in share-based compensation.

We do not currently have the capital necessary to meet our liquidity needs, fund our capital requirements or implement our business plan. We intend to fund our cash flow and capital requirements during the next year from the proceeds of the unissued 10% Notes and the Equity Line, the sale of our debt and equity securities, by obtaining additional loans and with cash generated through operations in connection with the Colorado Arrangement. There can be no assurance that we will be able to meet our needs, however, as we have not yet received any commitments for the purchase of our equity securities or for additional loans.  Further, although we anticipate that we will begin receiving payments pursuant to the Licensing Agreement and Equipment Lease during the first quarter of 2017, the Colorado Arrangement has not generated revenue to date and, as described above, there can be no assurance that it will ever generate sufficient cash to repay the $500,000 loan from CLS Labs Colorado or to meet PRH’s obligations under the Licensing Agreement or Equipment Lease. We anticipate that we will incur operating losses during the next twelve months.

Consulting Agreements

On August 28, 2015, the Company issued 60,000 shares of common stock, valued at $45,000, to a consultant for services.  Of these shares, 50,000, valued at $37,500, were included in stock payable as of May 31, 2015.  The shares were valued based on the closing market price on the grant date.

On July 22, 2015, pursuant to a consulting agreement, the Company agreed to issue 5,000 shares of common stock, valued at $5,750, to a consulting firm in exchange for investor relations consulting services.  On August 17, 2015, the consulting agreement was amended, whereby the Company agreed to issue 5,000 additional shares of common stock, valued at $6,650.  On August 26, 2015, the Company extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $12,700.  On October 9, 2015, the Company extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $11,700.  On December 15, 2015, the Company extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $8,000.  All shares were valued based on the closing market price on the grant date.  During the year ended May 31, 2016, the Company issued 40,000 shares to this consultant, valued at $32,750.

 As of August 31, 2016, the Company had 70,000 shares of common stock payable valued at $65,700 due to two third party consultants included in stock payable on the accompanying balance sheets.  The parties are in discussions regarding whether any shares of the Company’s common stock have been earned and it is uncertain whether any shares will be issued.

Securities Purchase Agreement, 10% Notes and 8% Note

On March 18, 2016, we entered into the Securities Purchase Agreement with the Selling Stockholder, whereby the Selling Stockholder agreed to purchase an aggregate of up to $500,000 in subscription amount corresponding to an aggregate of up to $555,555 in principal amount of 10% Original Issue Discount Convertible Promissory Notes due, subject to the terms therein, as set forth below. Pursuant to the terms of the Securities Purchase Agreement, the purchase will occur, at our option, in up to five tranches. The first tranche of $200,000 was purchased on March 18, 2016; the second tranche of $50,000 was purchased on the first Friday that was a trading day after the filing date of this Registration Statement; the third tranche of $50,000 was purchased on the first Friday that was a trading day at least three (3) trading days after the Company received initial comments from the SEC on the Registration Statement; the fourth tranche of $100,000 will be purchased on the first Friday which is a trading day at least three trading days after the date this Registration Statement is declared effective by the SEC; and the fifth tranche of $100,000 will be purchased on the first Friday which is a trading day after the thirty (30) day anniversary of the date that this Registration Statement is declared effective by the SEC.

At the earlier of September 18, 2016 or the two (2) trading days after the SEC Effective Date, we must begin to redeem 1/24th of the face amount of the 10% Notes and any accrued but unpaid interest on a bi-weekly basis. Such amortization payments may be made, at our option, in cash or, subject to certain conditions, in our common stock pursuant to a conversion rate equal to the lower of (a) $0.80 (the “10% Notes Fixed Conversion Price”) or (b) 75% of the lowest daily volume average price of our common stock (“VWAP”) in the twenty (20) consecutive trading days immediately prior to the applicable conversion date. The holder may, at its option, convert all or a portion of the 10% Notes into shares of common stock at a conversion price equal to the 10% Notes Fixed Conversion Price. Subject to certain exclusions, if we sell or issue our common stock or certain common stock equivalents at an effective price per share that is lower than the 10% Notes Fixed Conversion Price, the conversion price will be reduced to be equal to such lower price. On March 18, 2016, we issued Old Main Capital a 10% Original Issue Discount Convertible Note in the principal amount of $222,222 in exchange for $200,000 pursuant to the Securities Purchase Agreement, representing the first tranche under the Securities Purchase Agreement. On each of April 22, 2016 and May 27, 2016, we issued Old Main Capital a 10% Original Issue Discount Convertible Note in the principal amount of $55,555 in exchange for $50,000 pursuant to the Securities Purchase Agreement, representing the second tranche and third tranche, respectively, under the Securities Purchase Agreement. The proceeds from the first, second and third tranches were used by the Company to fund general working capital requirements.

On March 18, 2016, we also issued Old Main Capital an 8% Convertible Promissory Note in the principal amount of $200,000 for Old Main Capital’s commitment to enter into an equity line transaction with us and prepare all of the related transaction documents. The 8% Note bears interest at the rate of 8% per annum. At the earlier of September 18, 2016 or two (2) trading days after the SEC Effective Date, we must begin to redeem 1/6th of the face amount of the 8% Note and any accrued but unpaid interest on a monthly basis. Such amortization payments may be made, at the option of the Company, in cash or, subject to certain conditions, in common stock of the Company pursuant to a conversion rate equal to the lower of (a) $1.07 (the “8% Note Fixed Conversion Price”) or (b) 75% of the lowest VWAP in the twenty (20) consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date.  The holder may, at its option, convert all or a portion of the 8% Note into shares of common stock at a conversion price equal to the 8% Note Fixed Conversion Price. Subject to certain exclusions, if we sell or issue our common stock or certain common stock equivalents at an effective price per share that is lower than the 8% Note Fixed Conversion Price, the conversion price will be reduced to be equal to such lower price.

On October 6, 2016, we entered into an Amendment to Agreements (“Amendment to Agreements”) with Old Main Capital which:

1. amended the Securities Purchase Agreement by, among other things, (i) deleting the Company’s obligation to register the Company’s common stock underlying the 10% Notes and the 8% Note and (ii) reducing the aggregate amount of the 10% Notes to be issued thereunder from $555,555 to $333,333, which have already been issued;

2. amended the 10% Notes by (i) increasing the interest rate on the 10% Notes from 10% to 15% effective August 1, 2016, (ii) amending, effective September 1, 2016, the amortization and installment payment schedule attached to the 10% Notes to commence thirty calendar days after the date that the initial Amortization Payment (as defined in the 10% Notes) was required to be paid (which is October 18, 2016), (iii) giving Old Main Capital the right, in its sole discretion, to waive an Amortization Payment under the 10% Notes, provided that any Amortization Payment waived by Old Main Capital shall automatically be added to the end of the amortization and installment payment schedule, and (iv) prohibiting Old Main Capital from delivering a Notice of Conversion (as defined in the 10% Notes) to the Company at any time after a Put Notice (as defined in the Equity Purchase Agreement (as described below)) has been received by Old Main Capital from the Company and before the first trading day immediately following the closing associated with such Put Notice;

3. amended the 8% Note by (i) amending, effective September 1, 2016, the amortization schedule attached to the 8% Note to commence at the earlier of (a) one hundred and twenty calendar days from the date of the Amendment to Agreements (which is February 3, 2017) or (b) the effectiveness of the registration statement filed with respect to the Equity Purchase Agreement and (ii) prohibiting Old Main Capital from delivering a Notice of Conversion (as defined in the 8% Note) to the Company at any time after a Put Notice (as defined in the Equity Purchase Agreement (as described below)) has been received by Old Main Capital from the Company and before the first trading day immediately following the closing associated with such Put Notice; and

4. amended the Registration Rights Agreement by, among other things, (i) deleting the Company’s obligation to register the Company’s common stock underlying the 10% Notes and the 8% Note (so that the Registration Rights Agreement no longer applies to the Securities Purchase Agreement, the 10% Notes or the 8% Note) and (ii) amending applicable definitions, including the definition of “Registrable Securities,” to apply only to the common stock to be issued under the Equity Purchase Agreement.

The table below sets forth the amount of each payment the Company has made or is required to make to the Selling Stockholder, its affiliates and any person with whom the Selling Stockholder has a contractual relationship (including the value of any payments the Company may make in common stock) pursuant to the 10% Notes and the 8% Note.  The amounts shown below include interest payments and reimbursement for legal fees, but exclude repayments of principal on the 10% Notes and 8% Note.  The amounts shown below also exclude late fees and liquidated damages, if applicable, because no such amounts are due at the present and we are unable to determine if any such amounts will be due in the future.  The computation of such amounts, should they become due, is included in the footnotes to the table.  The timing of the payments shown below assumes that the Selling Stockholder will not convert all or any portion of the 10% Notes or 8% Note into our common stock and that we will not prepay all or any portion of the 10% Notes or 8% Note.  If the Selling Stockholder does convert all or any portion of the 10% Notes or 8% Note into our common stock, all accrued interest on the portion of the note that is converted will be due and payable at the time of conversion.  If we prepay all or any portion of the 10% Notes or 8% Note, all accrued interest on the portion of the note that is prepaid will be due and payable at the time of conversion together with a 30% prepayment fee.  In an effort to approximate the maximum possible interest payments to the Selling Stockholder under the Notes, the table below assumes that the registration statement, of which this Prospectus is a part, will not become effective until after October 18, 2016, and that the initial payment of accrued interest under the Notes will be paid on October 18, 2016.

Payments to the Selling Stockholder on 10% Notes and 8% Note

Date Paid or Due	Type of Payment	Amount of Payment

March 18, 2016	Reimbursement of Legal Fees	$10,000

October 18, 2016	Accrued Interest on 10% Notes	$21,852	(1)(2)(3)

November 1, 2016	Accrued Interest on 10% Notes	$1,863	(1)(2)(3)

November 15, 2016	Accrued Interest on 10% Notes	$1,782	(1)(2)(3)

November 29, 2016	Accrued Interest on 10% Notes	$1,701	(1)(2)(3)

December 13, 2016	Accrued Interest on 10% Notes	$1,620	(1)(2)(3)

December 27, 2016	Accrued Interest on 10% Notes	$1,539	(1)(2)(3)

January 10, 2017	Accrued Interest on 10% Notes	$1,458	(1)(2)(3)

January 24, 2017	Accrued Interest on 10% Notes	$1,377	(1)(2)(3)

February 3, 2017	Accrued Interest on 8% Notes	$14,311	(1)(2)(3)

February 7, 2017	Accrued Interest on 10% Notes	$1,296	(1)(2)(3)

February 21, 2017	Accrued Interest on 10% Notes	$1,215	(1)(2)(3)

March 3, 2017	Accrued Interest on 8% Notes	$1,037	(1)(2)(3)

March 7, 2017	Accrued Interest on 10% Notes	$1,134	(1)(2)(3)

March 21, 2017	Accrued Interest on 10% Notes	$1,053	(1)(2)(3)

April 3, 2017	Accrued Interest on 8% Notes	$919	(1)(2)(3)

April 4, 2017	Accrued Interest on 10% Notes	$972	(1)(2)(3)

April 18, 2017	Accrued Interest on 10% Notes	$891	(1)(2)(3)

May 2, 2017	Accrued Interest on 10% Notes	$810	(1)(2)(3)

May 3, 2017	Accrued Interest on 8% Notes	$667	(1)(2)(3)

May 16, 2017	Accrued Interest on 10% Notes	$729	(1)(2)(3)

May 30, 2017	Accrued Interest on 10% Notes	$648	(1)(2)(3)

June 3, 2017	Accrued Interest on 8% Notes	$459	(1)(2)(3)

June 13, 2017	Accrued Interest on 10% Notes	$567	(1)(2)(3)

June 27, 2017	Accrued Interest on 10% Notes	$486	(1)(2)(3)

July 3, 2017	Accrued Interest on 8% Notes	$222	(1)(2)(3)

July 11, 2017	Accrued Interest on 10% Notes	$405	(1)(2)(3)

July 25, 2017	Accrued Interest on 10% Notes	$324	(1)(2)(3)

August 8, 2017	Accrued Interest on 10% Notes	$243	(1)(2)(3)

August 22, 2017	Accrued Interest on 10% Notes	$162	(1)(2)(3)

September 5, 2017	Accrued Interest on 10% Notes	$81	(1)(2)(3)

(1)  For purposes of computing the payment dates, it is assumed that such 10% Notes are issued on October 18, 2016. Reflects increase in interest rate on the 10% Notes from 10% to 15% effective August 1, 2016 (interest accruing at a rate of 10% from March 18, 2016 until August 1, 2016 and then accruing at a rate of 15% from August 1, 2016 until September 5, 2017).

(2) In certain instances, we have the option to make interest payments by delivering a number of shares of our common stock with a value equal to the interest payment then due.  For purposes of such payments, the value of our common stock will be deemed to be equal to the lower of the “fixed conversion rate” (currently $0.80 per share with respect to the 10% Notes and $1.07 per share with respect to the 8% Note, as such amounts may be adjusted), or 75% of the lowest “volume weighted average price” in the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date.  For example, if an interest payment was due on March 21, 2016, the value of each share of our common stock used to make such interest payment would be $0.75 under the 10% Notes and the 8% Note.

(3) Assumes that all payments are made on a timely basis pursuant to the terms of the 10% Notes or 8% Note, as applicable.  If we fail to make any interest payment when due, a late fee equal to the lesser of 24% per annum or the maximum rate permitted by applicable law shall accrue daily commencing three trading days after the date such interest payment was due until and including the date of actual payment in full.

The total payments to be made by us to the Selling Stockholder and its affiliates and the timing of payments thereof under the terms of the 10% Notes and the 8% Note are reflected in the table above as the payments from October 18, 2016 to September 5, 2017. Such payments exclude late fees and liquidated damages, if applicable, because no such amounts are due as of the date hereof or expected to become due.

The following table sets forth the net proceeds we received and will receive as a result of the sale of the 10% Notes and the 8% Note to the Selling Stockholder:

Net Proceeds Paid to Company

Date of Receipt of Proceeds	Amount of Proceeds		Applicable Note

March 18, 2016	$190,000		10% Notes

March 18, 2016	$0	(1)	8% Note

April 22, 2016	$40,000	(2)	10% Notes

May 31, 2016	$50,000		10% Notes

(1)  The 8% Note was issued in lieu of a $200,000 cash commitment fee in connection with the Equity Purchase Agreement.  As a result, we did not receive any cash proceeds from the 8% Note.

(2)  Reflects a reduction in proceeds in the amount of $10,000 paid to the Selling Stockholder to reimburse it for legal fees incurred in connection with the Equity Purchase Agreement.

The following tables set forth the potential profit to be realized upon conversion by the Selling Stockholder of each of (i) the 10% Notes and (ii) the 8% Note, based on the conversion price at March 18, 2016 and the trading price of our common stock on such date:

10% Notes

Market price per share at March 18, 2016[1]	$1.03
Conversion price per share at March 18, 2016[2]	$0.80
Total shares underlying Notes[3]	416,666
Aggregate market value of underlying shares based on market price as of March 18, 2016	$429,166
Aggregate conversion price of underlying shares	$333,333
Total shares Selling Shareholder may receive under Notes[4]	476,820
Total dollar amount of discount to market price	$95,833
Percentage discount to market price	22.3%

(1)	Market price calculated as approximately the average of the high and low prices for the Company’s common stock on March 18, 2016, as reported on the OTC Market Group, Inc.’s OTCQB tier.
(2)	Pursuant to the terms of the 10% Notes, the conversion price was calculated as 80% of the lowest VWAP (as defined in the 10% Notes) during the 20 trading days prior to March 18, 2016.
(3)	Assumes issuance of all of the 10% Notes on March 18, 2016, but excludes any shares issuable as amortization payments.
(4)
Includes all shares underlying the 10% Notes and assumes that the Company makes all amortization payments under the 10% Notes in common stock of the Company at the conversion price of 75% of the lowest VWAP (as defined in the 10% Notes) during the 20 trading days prior to March 18, 2016.

8% Note

Market price per share at March 18, 2016[1]	$1.03
Conversion price per share at March 18, 2016[2]	$1.07
Total shares underlying Notes[3]	186,915
Aggregate market value of underlying shares based on market price as of March 18, 2016	$192,522
Aggregate conversion price of underlying shares[4]	$200,000
Total shares Selling Shareholder may receive under Notes[5]	210,882
Total dollar amount of premium to market price	$7,477
Percentage premium to market price	3.88%

(1)	Market price calculated as approximately the average of the high and low prices for the Company’s common stock on March 18, 2016, as reported on the OTC Market Group, Inc.’s OTCQB tier.
(2)	Pursuant to the terms of the 8% Note, the conversion price is the average VWAP (as defined in the 8% Note) during the ten days immediately preceding the closing date
(3)	Excludes shares issuable as amortization payments.
(4)	The 8% Note was issued in lieu of a $200,000 cash commitment fee in connection with the Equity Purchase Agreement.
(5)
Includes all shares underlying the 8% Note and assumes that the Company makes all amortization payments under the 8% Note in common stock of the Company at the conversion price of 75% of the lowest VWAP (as defined in the 8% Note) during the 20 trading days prior to March 18, 2016.

Arrangements with the Selling Stockholder

On April 18, 2016, we entered into the Equity Purchase Agreement with the Selling Stockholder providing for the Equity Line. The Equity Purchase Agreement provides that, upon the terms and subject to the conditions thereof, the Selling Stockholder is committed to purchase the Commitment Shares at an aggregate price of up to $4,000,000 over the course of its 24-month term.

According to the terms of the Equity Purchase Agreement:

1. From time to time over the 24-month term of the Equity Purchase Agreement, commencing on the trading day immediately following the date on which the Registration Statement of which this Prospectus is a part becomes effective, we may, in our sole discretion, provide the Selling Stockholder with a Put Notice to purchase a Put Amount Requested subject to the limitations discussed below; provided, however, that, pursuant to the terms of the Securities Purchase Agreement, as amended, the Notes may not be converted during the term of the Equity Purchase Agreement at any time between the date that a Put Notice has been issued by the Company and the date of the closing and payment by the Selling Stockholder for the shares of common stock subject to such Put Notice. Upon delivery of a Put Notice, we must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to the Selling Stockholder within two (2) trading days.

2. The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price of each Commitment Share equals 80% of the Market Price (as defined below) during the five (5) consecutive trading days immediately preceding the date of the applicable Put Notice. The “Market Price” is the lowest VWAP of the common stock in the five-trading-day-period immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). Within two (2) trading days following the end of the Valuation Period, the Selling Stockholder will deliver the Put Amount to us via wire transfer.

3. The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $25,000 based upon the Market Price and cannot exceed the lesser of (i) 200% of the average daily share volume of the common stock in the five (5) trading days immediately preceding the Put Notice or (ii) such number of shares of common stock that has an aggregate value of $500,000, based upon the Market Price.

4. In order to deliver a Put Notice, certain conditions set forth in the Equity Purchase Agreement must be met. In addition, we are prohibited from delivering a Put Notice if: (i) the sale of Commitment Shares pursuant to such Put Notice would cause us to issue and sell to the Selling Stockholder, or the Selling Stockholder to acquire or purchase,  a number of shares of common stock that, when aggregated with all shares of common stock purchased by the Selling Stockholder pursuant to all prior Put Notices issued under the Equity Purchase Agreement, would exceed the total Commitment Shares; or (ii) the sale of the Commitment Shares pursuant to the Put Notice would cause us to issue and sell to the Selling Stockholder, or the Selling Stockholder to acquire or purchase, an aggregate number of shares of common stock that would result in the Selling Stockholder’s beneficially owning more than 4.99% of the issued and outstanding shares of our common stock.

5. Unless earlier terminated, the Equity Purchase Agreement will terminate automatically on the earlier to occur of: (i) March 17, 2018, (ii) the date on which the Selling Stockholder has purchased or acquired all of the Commitment Shares or (iii) the date on which certain bankruptcy proceedings are initiated with respect to the Company.

On October 6, 2016, we entered into an Amendment to Equity Purchase Agreement (“Amendment to Equity Line”) with Old Main Capital, as the Selling Stockholder, which amended the Equity Purchase Agreement by (i) amending the Commitment Period (as defined in the Equity Purchase Agreement) so that it shall be 24 months from the date of execution of the Amendment to Equity Line, (ii) prohibiting the Company from delivering a subsequent Put Notice (as defined in the Equity Purchase Agreement) from the beginning of any Valuation Period (as defined in the  Equity  Purchase Agreement) until the fourth Trading Day (as defined in the  Equity  Purchase Agreement) immediately following the closing associated with the prior Put Notice, (iii) amending the beneficial  ownership  limitation in Section 7.2(g) of the Equity Purchase Agreement to increase the Beneficial Ownership Limitation (as defined in the Equity Purchase Agreement) to 9.99% and to remove the ability of the Selling Stockholder to increase or decrease the Beneficial Ownership Limitation, and (iv) replacing the schedules to the Equity Purchase Agreement with the schedules attached to the Amendment to Equity Line reflecting recent developments since the date the Equity Purchase Agreement was executed.

Going concern

Our financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations since inception, have an accumulated deficit of $4,740,961 and had a working capital deficit of $1,232,141 at August 31, 2016. In addition, we do not currently have the cash resources to meet our operating commitments during the next twelve months. Our ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by developmental stage companies.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs, to borrow capital and to raise equity to support the opening of additional processing facilities and to finance ongoing operations. There can be no assurance, however, that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our future operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Estimates

Management uses various estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles.  These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accounting estimates that are the most important to the presentation of our results of operations and financial condition, and which require the greatest use of judgment by management, are designated as our critical accounting estimates. We have the following critical accounting estimates:

·
Estimates and assumptions used in valuation of derivative liability: Management utilizes a lattice model to estimate the fair value of derivative liabilities. The model includes subjective assumptions that can materially affect the fair value estimates.

Recently Issued Accounting Standards

In March 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), to reduce the complexity of certain aspects of the accounting for employee share-based payment transactions. ASU 2016-09 involves changes in several aspects of the accounting for share-based payment transactions, including the accounting for the income tax consequences of share-based awards.  For public companies, ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted.  We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is intended to improve financial reporting in connection with leasing transactions. ASU 2016-02 will require entities (“lessees”) that lease assets with lease terms of more than twelve months to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under ASU 2016-02, a right-of-use asset and lease obligation will be recorded for all leases, whether operating or finance, while the income statement will reflect lease expense for operating leases and amortization/interest expense for finance leases.  The treatment of entities that own the assets leased by lessees (“lessors”) will remain largely unchanged from current GAAP. In addition, ASU 2016-02 requires disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. For public companies, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted.  A modified retrospective approach is required for all leases existing or entered into after the beginning of the earliest comparative period in the financial statements. Although we are currently evaluating the provisions of ASU 2016-02 to assess the impact on our consolidated financial statements, the primary effect of adopting the new standard will be to record assets and obligations for current operating leases.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740) - Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires an entity to classify deferred tax liabilities and assets as noncurrent within a classified balance sheet.  Previous guidance required deferred tax liabilities and assets to be separated into current and noncurrent amounts on the balance sheet.  We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which changes the measurement principle for inventory from the lower of cost or market to the lower of cost and net realizable value, except for companies using the Retail Inventory Method which will continue to use existing impairment models.  ASU 2015-11 defines net realizable value as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The new guidance must be applied on a prospective basis and is effective for fiscal years beginning after December 15, 2016, and interim periods within those years, with early adoption permitted. We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

In May 2014, the FASB issued ACU No. 2014-09 - Revenue from Contracts with Customers (“ASU 2014-09”). This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and must be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

DIRECTORS AND EXECUTIVE OFFICERS

Upon CLS Labs’ acquisition of a majority interest in the Company on November 12, 2014, Jeffrey I. Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company, and Michael Abrams, the former Chief Operating Officer of CLS Labs, was appointed the Chief Operating Officer of the Company. Effective August 15, 2015, Mr. Abrams resigned as Chief Operating Officer of the Company and was replaced by Alan Bonsett. Mr. Binder and Mr. Bonsett remain the only two employees of the Company. Mr. Binder and Frank Koretsky are the directors of the Company.

Below are the names of and certain information, including business experience during the past five years, regarding our current executive officers and directors:

Name	Age	Title	Term Expires
Jeffrey Binder	69	Chairman, President, Chief Executive Officer and Director	2017
Frank Koretsky	53	Director	2016
Alan Bonsett	42	Chief Operating Officer	--

Jeffrey Binder, Chairman, President, Chief Executive Officer and Director

Mr. Binder was one of the individuals who founded CLS Labs in 2014 and he has served as its Chairman, President, Chief Executive Officer and a director since its inception. Upon CLS Labs’ acquiring control of the Company on November 12, 2014, Mr. Binder was appointed Chairman, President, Chief Executive Officer and a director of the Company.  He continues to serve in these roles. Since 2008, Mr. Binder has served as founder, Chairman and President of Power 3 Network, Inc., a company that develops websites and back offices for home-based businesses. In 2003, Mr. Binder founded Infinity 8, Inc., a software development company, where he served as its Chairman, Treasurer and a director until 2011. In addition to his employment history, Mr. Binder has invested in and mentored several start-up and mid-stage companies through his private holding company, JeMJ Financial Services, Inc., which he formed in 1988 and for which he serves as Chairman, President and a director.   Through JeMJ, Mr. Binder invested in GGL Industries, Inc., a private holding company that owned Sterling Yacht and Classic Motor Carriages, as well as various other companies, and had extensive real estate holdings.  Mr. Binder received his Juris Doctorate from the National Law Center, George Washington University, in 1971, where he received the honor of membership in the Order of the Coif.  He also served as a legislative assistant to Adlai Stevenson II, a United States Senator for Illinois, and practiced Law at Sonnenschein Nath & Rosenthal, LLP, Chicago, Illinois for five years.

Frank Koretsky, Director

Mr. Koretsky is a founder and has served as a director of CLS Labs since its formation in 2014. Upon consummation of the Merger, Mr. Koretsky was also appointed a director of the Company. It is expected that Mr. Koretsky will serve as a consultant to the Company in the future.  Since 1995, Mr. Koretsky has served as the President of East Coast News Corp., a leading company in the adult product distribution industry. As a result of Mr. Koretsky’s business experience, he brings a strong background in management, marketing and branding to the Company.

Alan Bonsett, Chief Operating Officer

Mr. Bonsett joined the Company on August 1, 2015 and was appointed Chief Operating Officer effective August 15, 2015.  Mr. Bonsett has extensive experience in the cannabis industry, spanning production and processing facility buildouts, business development and strategic planning, licensing and compliance, and supply chain management from grower to processing center to dispensary. From December 2014 until July 2015, Mr. Bonsett was a principal of Picture Rock Holdings, LLC, a marijuana extraction company, and President of Picture Rock Management, Inc., its management company. From February 2014 until July 2015, Mr. Bonsett served as Chief Executive Officer of Redwood Investment Partners, LLC, a wholesale medical and recreational marijuana grow facility in Denver, Colorado. From March 2014 until July 2015, Mr. Bonsett was a member and head of sales and marketing of Herbal Medical Institute, LLC, a medically-infused marijuana production kitchen and wholesaler. From November 2014 until July 2015, Mr. Bonsett served as Chief Operating Officer of NoBo Investment Partners, LLC, a marijuana consulting firm. From November 2014 until April 2015, Mr. Bonsett was a consultant for Personalized Organic Treatments, LLC, a medical marijuana dispensary and grow facility. From June 2013 until October 2014, Mr. Bonsett served as co-owner and general manager of Colorado Product Services, LLC d/b/a Doctor’s Garden, a multi-location medical marijuana dispensary and grow facility. From December 2012 until May 2013, Mr. Bonsett was employed as head of the wholesale department of Holly Medicinal Services, LLC d/b/a The Clinic, a multi-location medical marijuana dispensary and grow facility. Mr. Bonsett, who graduated from Arizona State University with a bachelor’s degree in business, was self-employed as a real estate project manager from December 2009 until November 2012 and spent over twelve years as a mortgage and real estate professional prior to his involvement in the marijuana industry.

Our amended and restated articles of incorporation provide that the board of directors be divided into three classes with each class serving a staggered three-year term. The term of Class I expires at our 2018 annual meeting, the term of Class II expires at our 2016 annual meeting, and the term of Class III expires at our 2017 annual meeting. Frank Koretsky serves as the sole member of Class II and Jeffrey Binder serves as the sole member of Class III. Class I is currently unrepresented. We did not hold a 2015 annual meeting due to our present desire to conserve cash and focus on financing the Company.  As a result, the Class I director may be elected by our existing directors once we identify a suitable candidate. Executive officers are appointed by the board of directors and serve at its pleasure. None of our directors are independent, as that term is defined by Nasdaq rules.  None of our directors is a financial expert, as that term is defined by the SEC.

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the board of directors be independent. In evaluating the independence of its members and the composition of its planned committees, the board of directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards of audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. The board of directors has determined that none of its current members is independent.

The board of directors expects to continue to evaluate whether and to what extent the members of the board of directors are independent. The Company intends to appoint persons to the board of directors who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, we expect that in the future a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Additionally, the board of directors expects to appoint an audit committee, governance committee and compensation committee and to adopt charters relative to each such committee in the future.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended May 31, 2015 and May 31, 2016, respectively: (i) any individual serving as our principal executive officer or acting in a similar capacity during such fiscal years; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year; and (iii) any additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

Summary Compensation Table

The following table discloses compensation paid or to be paid to our named executive officers for the fiscal years ended May 31, 2015 and May 31, 2016, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Larry Adelt,	2016	—	—	—	—	—	—	—
Former President and Chief Executive Officer(1)	2015	—	—	—	—	—	—	—

Jeffrey Binder,	2016	150,000	—	—	—	—	—	150,000
Chairman, President and Chief Executive Officer(2)	2015	100,000	—	—	—	—	—	100,000

Alan Bonsett	2016	118,750	—	—	—	—	327,500	446,250
Chief Operating Officer(3)	2015	—	—	—	—	—	—	—

1
Mr. Adelt resigned as an officer and director of the Company on November 12, 2014 following the sale of all of his shares of common stock in the Company to CLS Labs. On the same date, Jeffrey Binder was appointed Chairman, President and Chief Executive Officer of the Company.

2
Mr. Binder was appointed Chairman, President and Chief Executive Officer of the Company on November 12, 2014. Although Mr. Binder’s employment agreement provides for an annual salary of $150,000 per annum; to date, he has deferred all compensation from the Company, including the referenced salary. At present, Mr. Binder also serves as our Chief Financial Officer.

3	Mr. Bonsett and the Company entered into an employment agreement effective August 1, 2015 and he was appointed Chief Operating Officer of the Company effective August 15, 2015.

Narrative Disclosure to Summary Compensation Table

We currently do not have a stock option plan or any other incentive plan that provides for compensation intending to serve as an incentive for performance except as provided in the employment agreements of Mr. Binder and Mr. Bonsett as described below.

The following is a narrative discussion of our officers’ employment agreements that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table with respect to fiscal years 2015 and 2016.

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman, President and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs’ common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.

On April 28, 2015, Mr. Binder, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the Merger, in addition to his obligations to CLS Labs, he would serve the Company and its subsidiaries in such roles as the Company may request. In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above. Mr. Binder continues to receive an annual salary of $150,000 from CLS Labs for serving as its Chairman, President and Chief Executive Officer. Mr. Binder deferred all of the $250,000 in salary payable to him under his employment agreement through May 31, 2016. On July 20, 2016, we issued Mr. Binder a convertible promissory note in exchange for such $250,000 in deferred salary, among other amounts owed to Mr. Binder by the Company.

Effective August 1, 2015, the Company and Alan Bonsett entered into a five-year employment agreement. Pursuant to the agreement, Mr. Bonsett commenced serving as the Company’s Chief Operating Officer on August 15, 2015. Under the agreement, Mr. Bonsett is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of the Company’s common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, Mr. Bonsett received a one-time signing bonus of 250,000 (post Reverse Split) shares of restricted common stock of the Company, with a fair value of $327,500, which became fully vested one year from the effective date of the agreement.

Outstanding Equity Awards at May 31, 2016

The following table provides information with respect to outstanding stock options and restricted stock held by our named executive officers at May 31, 2016:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Larry Adelt, Former, President and CEO(1)	--	--	--	--	N/A	--	--	--	--

Jeffrey Binder, Chairman, President and CEO	--	--	--	--	N/A	--	--	--	--

Alan Bonsett, COO(2)	--	--	--	--	N/A	250,000	$327,500	--	--

1	Mr. Adelt resigned as an officer and director of the Company on November 12, 2014.
2	Mr. Bonsett was awarded a signing bonus of 250,000 shares of restricted common stock pursuant to his employment agreement. Such shares vested on August 1, 2016.

Director Compensation

To date, the Company has not paid its directors any compensation for services on its board of directors.  Our directors are, however, entitled to receive compensation as determined by the board of directors.

 Board of Directors and Corporate Governance

Upon the closing of the Merger, Frank Koretsky was appointed to our board of directors. The board currently consists of two (2) members and is divided into three classes with each class of directors serving a staggered three-year term. Frank Koretsky holds office until our 2016 annual meeting and Jeffrey Binder holds office until our 2017 annual meeting.

Board Independence and Committees

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the board of directors be independent. In evaluating the independence of its members and the composition of its planned committees, the board of directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. The board of directors has determined that none of its current members is independent.

The board of directors expects to continue to evaluate whether and to what extent the members of the board of directors are independent. The Company intends to appoint persons to the board of directors who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, the Company expects that in the future a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Additionally, the board of directors expects to appoint an audit committee, governance committee and compensation committee and to adopt charters relative to each such committee in the future.

Code of Ethics

Although we are currently registered under the Exchange Act, we have not yet adopted a written code of ethics in an effort to conserve cash but we plan to do so in the near future.  The board of directors expects to adopt a code of ethics that is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 1, 2016 by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our common stock. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. There were 20,350,003 shares of common stock issued and outstanding on November 1, 2016.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o CLS Holdings USA, Inc., 11767 S. Dixie Hwy, Suite 115, Miami, FL 33156.  Pursuant to SEC rules, we have included shares that the person has the right to acquire within 60 days from November 1, 2016.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class
Jeffrey I. Binder	5,698,893	(3)	27.1%
Raymond Keller	5,000,000		24.6%
Frank Koretsky	8,489,470	(4)	35.6%
Marc Douglas	1,096,094		5.4%
Charles DeAngelo	1,096,094		5.4%
Alan Bonsett	250,000		1.2%
All directors and executive officers as a group (3 persons) (5)	14,438,363		58.8%

1	Except as otherwise indicated, to our knowledge, the persons named in this table have sole voting, investment and dispositive power with respect to all shares of common stock listed.

2
Reflects the extinguishment of the 6,250,000 shares of common stock owned by CLS Labs and the issuance of 15,000,000 shares of common stock to the stockholders of CLS Labs in connection with the Merger and the issuance of 250,000 shares of common stock to Alan Bonsett pursuant to his employment agreement. Excludes any impact of stock options expected to be issued in connection with employment agreements for Mr. Binder and Mr. Bonsett.

3
Includes 349,447 shares of common stock issuable upon conversion of convertible notes held by Mr. Binder that are presently convertible and 349,447 shares of common stock issuable upon the exercise of warrants underlying such notes, which warrants will be exercisable upon conversion of the notes, but excludes shares issuable upon conversion of interest accrued under such notes.

4
Includes 1,744,735 shares of common stock issuable upon conversion of convertible notes held by Mr. Koretsky that are presently convertible and 1,744,435 shares of common stock issuable upon the exercise of warrants underlying such notes, which warrants will be exercisable upon conversion of the notes, but excludes shares issuable upon conversion of interest accrued under such notes.

5
Includes 2,094,182 shares of common stock that are issuable upon conversion of convertible notes that are presently convertible and 2,094,182 shares of common stock issuable upon the exercise of warrants underlying such notes, which warrants will be exercisable upon conversion of the notes, but excludes shares issuable upon conversion of interest accrued under such notes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Colorado Arrangement

On April 17, 2015, prior to Alan Bonsett’s appointment as Chief Operating Officer, the Company, through CLS Labs Colorado, entered into the Colorado Arrangement with PRH to, among other things, (i) license its proprietary technology, methods and processes to PRH in Colorado in exchange for a fee; (ii) sub-lease warehouse and office space in Denver, Colorado to PRH where PRH can extract and process cannabis and other plant products in exchange for lease payments totaling an aggregate of $1,067,067 over a seventy-two (72) month term; (iii) build a processing facility and lease such facility, including equipment, to PRH in exchange for a monthly fee; and (iv) loan to PRH $500,000 pursuant to a promissory note (the “PRH Note”), to be used by PRH in connection with financing the building out, equipping, and developing of a grow facility by PRH that will be operated by a licensed third-party marijuana grower.  Pursuant to the PRH Note, as amended by the parties, PRH will repay the principal due under the PRH Note in twenty (20) equal quarterly installments of Twenty-five Thousand Dollars ($25,000) commencing in the first month following the month in which PRH commences generating revenue at the grow facility, which commencement is anticipated to occur in the first quarter of 2017 and continuing until paid in full. Interest will accrue on the unpaid principal balance of the PRH Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing on the Payment Date and continuing until paid in full.  All remaining outstanding principal and any accumulated unpaid interest due under the PRH Note will be due and payable on the fifth anniversary of the date of the initial payment.  In the event of default as defined in the agreements related to the PRH Note, all amounts under the PRH Note shall become at once due and payable.   Mr. Bonsett, as an owner of PRH, will indirectly receive the benefits of the Colorado Arrangement.

Koretsky Notes

During the year ended May 31, 2015, we borrowed $600,000 from Frank Koretsky, a director of the Company, to fund operations (the “Koretsky Funding Note 1”).  From June 1, 2015 through January 12, 2016, we borrowed an additional $295,000 from Mr. Koretsky under the Koretsky Funding Note 1. These loans were unsecured, due not less than one year after the date the loans were made, and accrued interest at the rate of 6% per annum.  On January 12, 2016, we entered into a new loan agreement with Mr. Koretsky (the “Koretsky Convertible Note 1”), and the principal balance of $895,000 and accrued interest in the amount of $31,008 from the Koretsky Funding Note 1 were transferred into the Koretsky Convertible Note 1. This note is unsecured and bears interest at the rate of 6% per annum. No payments are required until January 1, 2017, at which time all accrued interest becomes due and payable. Principal will be payable in eight equal quarterly installments, together with accrued interest, beginning on April 1, 2017. At Mr. Koretsky’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into our securities. Upon such an election, Mr. Koretsky will receive one “Unit” for each $0.75 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.00 per share.

During January and February 2016, we borrowed an additional $380,000 from Mr. Koretsky to fund operations at an interest rate of 6% per annum with the balance of the loan terms remaining unfinalized. The interest rate was increased to 10% per annum effective March 1, 2016 and the terms of the loans were subsequently memorialized in a convertible promissory note dated April 11, 2016 (the “Koretsky Convertible Note 2”).  The Koretsky Convertible Note 2 is unsecured and bears interest at a rate of 6% per annum through February 29, 2016 and 10% per annum commencing March 1, 2016. All accrued interest will become due on April 1, 2017, with principal payable in eight equal quarterly installments together with accrued interest beginning on July 1, 2017. At Mr. Koretsky’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into our securities. Upon such an election, Mr. Koretsky will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.

Between May 6, 2016 and July 5, 2016, we borrowed an additional $210,000 from Mr. Koretsky to fund operations at an interest rate of 10% per annum with the balance of the loan terms remaining unfinalized. On July 20, 2016, the terms of the loans were memorialized in a convertible promissory note (the “Koretsky Convertible Note 3”).  The Koretsky Convertible Note 3 is unsecured and bears interest at a rate of 10% per annum. All accrued interest will become due on July 1, 2017, with principal payable in eight equal quarterly installments together with accrued interest beginning on October 1, 2017. At Mr. Koretsky’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into our securities. Upon such an election, Mr. Koretsky will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.

Binder Notes

From June 1, 2015 through January 12, 2016, we borrowed $50,000 from Mr. Binder, a director and officer of the Company, to fund operations (the “Binder Funding Note 1”). These loans were unsecured, due not less than one year after the date the loans were made, and accrued interest at the rate of 6% per annum.  On January 12, 2016, we entered into a new loan agreement with Mr. Binder (the “Binder Convertible Note 1”), and the principal balance of $50,000 and accrued interest in the amount of $962 from the Binder Funding Note 1 were transferred into the Binder Convertible Note 1. This note is unsecured and bears interest at the rate of 6% per annum. No payments are required until January 1, 2017, at which time all accrued interest becomes due and payable. Principal will be payable in eight equal quarterly installments together with accrued interest beginning on April 1, 2017. At Mr. Binder’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into the Company’s securities. Upon such an election, Mr. Binder will receive one “Unit” for each $0.75 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase one (1) share of common stock at a price of $1.00 per share.

During January and February 2016, we borrowed an additional $12,750 from Mr. Binder to fund operations at an interest rate of 6% per annum with the balance of the loan terms remaining unfinalized. The interest rate was increased to 10% per annum effective March 1, 2016. During March 2016, we borrowed an additional $29,750 from Mr. Binder to fund operations at an interest rate of 10% per annum. The terms of the loans were subsequently memorialized in a convertible promissory note dated April 11, 2016 (the “Binder Convertible Note 2”) with an original principal amount of $42,500.  The Binder Convertible Note 2 is unsecured and bears interest at a rate of 6% per annum through February 29, 2016 and 10% commencing March 1, 2016.  All accrued interest will become due on April 1, 2017, with principal payable in eight equal quarterly installments together with accrued interest beginning on July 1, 2017. At Mr. Binder’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into the Company’s securities. Upon such an election, Mr. Binder will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase one (1) share of common stock at a price of $1.07 per share.

On July 20, 2016, we issued Mr. Binder a convertible promissory note in the amount of $262,750 in exchange for $250,000 in deferred salary through May 31, 2016, $2,750 in loans made by Mr. Binder to the Company during March 2016 and $10,000 loaned by Mr. Binder to the Company in July 2016 (the “Binder Convertible Note 3”). The Binder Convertible Note 3 is unsecured and bears interest at the rate of 10% per annum. All accrued interest will become due on July 1, 2017, with principal payable in eight equal quarterly installments together with accrued interest beginning on October 1, 2017. At Mr. Binder’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into the Company’s securities. Upon such an election, Mr. Binder will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase one (1) share of common stock at a price of $1.07 per share.

CLS CO 2016 Note

On August 3, 2016, we borrowed $150,000 from CLS CO 2016, LLC (“CLS CO 2016”), an entity affiliated with Mr. Koretsky, and issued a convertible promissory note (“CLS CO 2016 Convertible Note”) with a face amount of $150,000 to CLS CO 2016.   This note is unsecured and bears interest at the rate of 15% per annum150,000 (“CLS CO 2016 Convertible Note”). All interest accruing during the first year will be added to principal.  Commencing on November 1, 2017, principal will be payable in four equal quarterly installments, together with accrued interest.  At the note holder’s election, at any time prior to payment or prepayment of the loan in full, all principal and accrued interest under the loan may be converted, in whole or in part, into our securities. Upon such an election, the holder will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share. Notwithstanding Mr. Koretsky’s affiliation with CLS CO 2016 as a non-managing member of such entity, Mr. Koretsky has no voting power or dispositive power over the shares of common stock of the Company forming a part of the Units, and the shares of common stock of the Company underlying the warrants forming a part of the Units, underlying the CLS CO 2016 Convertible Note for purposes of Section 13(d) of the Exchange Act

Anticipated Consulting Agreements

The Company and Frank Koretsky plan to enter into a consulting agreement.  Pursuant to the agreement, which will have a term of three years, Mr. Korestky will be paid between $100,000 and $150,000 per annum for performing certain consulting services related to marketing, branding, new product development and business development.

The Company and Raymond Keller also plan to enter into a consulting agreement. Pursuant to the agreement, which will have a term of three years, Mr. Keller will be paid between $100,000 and $150,000 per annum for performing certain consulting services including supervising the opening of labs, training the lab manager and staff in CLS Labs’ proprietary process for extracting oil from cannabinoids, and periodically inspecting lab operations.

Director Independence

The Board currently does not have any independent directors or separately designated standing committees.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock became eligible for trading on the OTCQB on August 27, 2014 under the symbol “ADSN.” Prior to August 27, 2014, there was no public market for our common stock. Effective December 3, 2014, our trading symbol was changed to “CLSH” in connection with the Company’s name change. Trading activity commenced on June 23, 2015 following the April 29, 2015 consummation of the Merger. All historical trading prices have been adjusted to reflect the Reverse Split.  The following table sets forth the range of high and low sales prices for the applicable period on a post-Reverse-Split basis.

	Common Stock
	High ($)	Low ($)
Fiscal Year Ending May 31, 2017:
First Quarter	$0.88	$0.45
Fiscal Year Ending May 31, 2016
Fourth Quarter	$1.17	$0.83
Third Quarter	$1.25	$0.72
Second Quarter	$1.31	$0.76
First Quarter	$1.80	$0.75
Fiscal Year Ended May 31, 2015:
Fourth Quarter*	$0.20	$0.20
Third Quarter*	$0.20	$0.20
Second Quarter*	$0.20	$0.20

*           Reflects historical share price listed by OTC Markets for dates prior to the commencement of trading. Although our common stock became eligible for trading on the OTCBB on August 27, 2014, trading activity did not commence until June 23, 2015.

At November 1, 2016, we had 20,350,003 outstanding shares of common stock and approximately twelve (12) shareholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of bank, brokers and other nominees.

We have not paid any cash dividends on our common stock to date.  Any future decisions regarding dividends will be made by our board of directors.  We do not anticipate paying dividends in the foreseeable future, but expect to retain earnings to finance the growth of our business.  Our board of directors has complete discretion on whether to pay dividends.  Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

 Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by the Selling Stockholder named in the table below of any or all of the shares of common stock that has been or may be issued by us to the Selling Stockholder under the Equity Purchase Agreement. For additional information regarding the transaction relating to the issuance of common stock covered by this Prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources – Arrangements with Selling Stockholders” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under the Equity Purchase Plan under this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of November 1, 2016. As used in this Prospectus, the term “Selling Stockholder” includes the Selling Stockholder, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. With respect to the Equity Line with the Selling Stockholder, because the purchase price of the shares of common stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this Prospectus.

	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Owned after Offering
Name of Selling Stockholder	Number		Percent	Pursuant to this Prospectus	Number (1)		Percent
Old Main Capital, LLC (2)	603,582	(3)	2.9%	1,756,757	603,582	(3)(4)	2.7%

* Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1) Assumes the sale of all shares being offered pursuant to this Prospectus.

(2) The Selling Stockholder’s principal business is that of a private investment firm. We have been advised that the Selling Stockholder is not a member of FINRA, or an independent broker-dealer, and that neither the Selling Stockholder nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Eric Rogers and Adam Long collectively share the voting and dispositive powers with respect to the shares of common stock being registered for sale by the Selling Stockholder.

(3)  Represents 416,666 shares of common stock issuable upon conversion of all of the 10% Notes that the Selling Stockholder is obligated to purchase, and which 10% Notes are, or will be upon issuance, immediately convertible; and 186,916 shares of common stock issuable upon conversion of the 8% Note held by the Selling Stockholder that is presently convertible.  This number excludes an indeterminable number of additional shares of common stock that may be issued to the Selling Stockholder either as payment of interest on either the 10% Notes or the 8% Note or in redemption of either the 10% Note or the 8% Note, in each case in accordance with the terms of such applicable note.  In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that the Selling Stockholder may be required to purchase under the Equity Purchase Agreement because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Stockholder’s control, including, but not limited to, the Registration Statement of which this Prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each Put of common stock to the Selling Stockholder under the Equity Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Equity Purchase Agreement, as amended, we may not issue shares of our common stock to the Selling Stockholder to the extent that the Selling Stockholder or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding common stock.

(4)  Assumes shares owned directly after conversion of the Notes or reflects shares underlying unconverted Notes, or both.

PLAN OF DISTRIBUTION

The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby which were acquired under the Equity Purchase Agreement on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
·	exchange distributions in accordance with the rules of the applicable exchange;
·	privately negotiated transactions;
·	settlements of short sales;
·	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
·	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
·	combinations of any such methods of sale; or
·	any other methods permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.   The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person.  We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of our capital stock, however the description does not purport to be complete and is subject to, and is qualified by, our Articles of Incorporation and Bylaws, which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 250,000,000 shares of common stock. As of the date of the Memorandum, there are 20,350,003 shares of common stock outstanding. Holders of common stock do not have preemptive rights to subscribe to additional shares we may issue in the future. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock.  All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy.  Except as otherwise provided by law, amendments to our articles of incorporation generally must be approved by a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock.  The articles do not provide for cumulative voting in the election of directors.  The holders of common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, subject to any preferential rights of holders of preferred stock.  Upon liquidation, dissolution or winding up of the Company, the holders of common stock will be entitled to receive pro rata all assets available for distribution to such holders, subject to the rights of holders of preferred stock, if any.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock. As of the date of this Memorandum, there are no shares of preferred stock outstanding. Our board of directors has the authority, without further action by our stockholders, to issue preferred stock in any number of series or classes, and to determine the terms of each such series or class within the limits of our articles and bylaws.  Such terms that may be determined by the board of directors include the voting rights of each class or series; the number of shares comprising each class or series; redemption prices and rights; whether or not a class or series will be subject to a retirement or sinking fund; dividend rights and dividend rate; amounts payable upon liquidation, dissolution or winding up; and conversion rights. All shares of preferred stock that may be offered in the future will be fully paid and non-assessable. Any shares of preferred stock that are issued and outstanding may have priority over the common stock with respect to dividend or liquidation rights, or both.

Registration Rights

In accordance with the Registration Rights Agreement, the Selling Stockholder is entitled to certain rights with respect to the registration of the shares of common stock issued in connection with the Equity Purchase Agreement (the “Selling Stockholder Registrable Securities”).

We are obligated to file a registration statement with respect to the Selling Stockholder Registrable Securities. Upon becoming effective, such registration statement shall remain effective at all times until the earliest of (i) the date that the Selling Stockholder may sell all of the Selling Stockholder Registrable Securities required to be covered by such registration statement without restriction pursuant to Rule 144 and without the need for current public information as required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (ii) the date the Selling Stockholder no longer owns any of the Selling Stockholder Registrable Securities. We must also take such action as is necessary to register and/or qualify the Selling Stockholder Registrable Securities under such other securities or blue sky laws of all applicable jurisdictions in the United States.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of The Selling Stockholder.

We have also granted registration rights pursuant to each of the April 2015 Note, Koretsky Funding Notes, Koretsky Convertible Note 1, Koretsky Convertible Note 2, Koretsky Convertible Note 3, Binder Funding Notes, Binder Convertible Note 1, Binder Convertible Note 2, Binder Convertible Note 3 and CLS CO 2016 Convertible Note.  Specifically, with respect to the shares of our common stock underlying such notes, we granted “piggyback” registration rights containing such terms as we reasonably determine. Mr. Binder, Mr. Koretsky and CLS CO 2016 subsequently agreed to waive their registration rights with respect to the Registration Statement of which this Prospectus is a part.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of November 1, 2016, there were 20,350,003 shares of common stock outstanding. The 1,756,757 shares of common stock being offered by this Prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 20,350,003 outstanding shares were issued and sold by us in private transactions and those shares, as well as shares issuable on exercise of currently outstanding convertible notes are, or will be, eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent for our common stock is V-Stock Transfer, LLC at 18 Lafayette Place, Woodmere, NY.   V-Stock’s Transfer’s telephone number is (212) 828-8436.

LEGAL MATTERS

The law firm of Brown, Brown & Premsrirut has provided opinions regarding the validity of the shares of our common stock offered pursuant to this Prospectus.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of May 31, 2016 and May 31, 2015 and for the year and period then ended, respectively, have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF THE SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our Bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of the Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the Registration Statement, of which this Prospectus is a part, can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.clsholdingsinc.com. You may access our annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

 INDEX TO FINANCIAL STATEMENTS

As of August 31, 2016 and May 31, 2016 and for the Three Months Ended
August 31, 2016 and August 31, 2015 (Unaudited)

As of May 31, 2016 and 2015 and for the Year Ended May 31, 2016 and 2015 (Audited)

CLS HOLDINGS USA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	August 31,	May 31,
	2016	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,238	$88,244
Prepaid expenses	6,742	6,742
Total current assets	9,980	94,986

Security deposit	50,000	50,000
Property, plant and equipment, net of accumulated depreciation of $1,115 and $892	1,559	1,782
Construction in progress	118,239	106,726
Note receivable related party, noncurrent, net of allowance of $500,000 and $500,000	-	-
Intangible assets, net of accumulated amortization of $504 and $396	1,654	1,762

Total assets	$181,432	$255,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$492,165	$431,017
Accrued compensation, related party	53,750	267,493
Due to related party	22,627	17,930
Accrued interest	62,528	41,116
Accrued interest, related party	102,339	68,148
Convertible notes payable, net of discount of $524,751 and $227,475	119,692	72,525
Convertible notes payable, related party, net of discount of $199,659 and $95,447	89,404	22,678
Derivative liability	294,616	418,537
Notes payable, related parties	5,000	-

Total current liabilities	1,242,121	1,339,444

Noncurrent liabilities
Convertible notes payable, net of discount of $54,029 and $390,021	34,860	43,312
Convertible notes payable, related parties, net of discount of $750,964 and $1,018,657	950,223	230,718
Notes payable, related parties	-	72,750

Total Liabilities	2,227,204	1,686,224

Commitments and contingencies	-	-

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 20,350,003 shares issued and outstanding at August 31, 2016 and May 31, 2016	2,035	2,035
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued	-	-
Additional paid-in capital	2,627,454	2,627,183
Stock payable	65,700	65,700
Accumulated deficit	(4,740,961)	(4,125,886)
Total stockholders’ equity (deficit)	(2,045,772)	(1,430,968)

Total liabilities and stockholders’ equity (deficit)	$181,432	$255,256

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	August 31,	August 31,
	2016	2015

Revenue	$-	$-
Cost of goods sold	-	-
Gross margin	-	-

Selling, general and administrative expenses	174,745	184,407
Professional fees	306,181	258,154
Total operating expenses	480,926	442,561

Operating loss	(480,926)	(442,561)

Other (income) expense:
Interest expense	258,070	33,951
Change in fair value of derivative	(123,921)	-
Total other expense	134,149	33,951

Income (Loss) before income taxes	(615,075)	(476,512)

Income tax expense	-	-

Net income (loss)	$(615,075)	$(476,512)

Net income (loss) per share - basic	$(0.03)	$(0.02)

Net income (loss) per share - diluted	$(0.03)	$(0.02)

Weighted average shares outstanding - basic	20,350,003	20,001,960

Weighted average shares outstanding - diluted	20,350,003	20,001,960

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	August 31,	August 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(615,075)	$(476,512)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	271	271
Change in fair value of derivative	(123,921)	-
Issuance of stock for services	-	25,950
Stock-based compensation	-	27,292
Amortization of debt discounts	202,196	16,666
Depreciation and amortization expense	331	295
Changes in assets and liabilities:
Prepaid expenses	-	12,334
Accounts payable and accrued expenses	59,905	51,058
Accrued compensation	37,500	31,250
Due to related parties	4,697	(525)
Accrued interest, related party	34,191	9,452
Accrued interest	21,412	7,562

Net cash used in operating activities	(378,493)	(294,907)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for construction in progress	(11,513)	-
Payments to acquire intangible assets	-	(2,674)

Net cash used in investing activities	(11,513)	(2,674)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party convertible notes payable	150,000	-
Proceeds from related party notes payable	179,000	150,000
Repayments of related party notes payable	(24,000)	-

Net cash provided by financing activities	305,000	150,000

Net increase in cash and cash equivalents	(85,006)	(147,581)

Cash and cash equivalents at beginning of period	88,244	208,821

Cash and cash equivalents at end of period	$3,238	$61,240

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued to founder for intellectual property	$-	$500
Convertible note issued for unpaid accrued salary	$250,000	$-
Related party notes payable reclassified as related party convertible notes payable	$222,750	$-

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2016
(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

CLS Holdings USA, Inc. (the “Company”) was originally incorporated as Adelt Design, Inc. (“Adelt”) on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced.

On November 12, 2014, CLS Labs, Inc. (“CLS Labs”) acquired 10,000,000 shares, or 55.6%, of the outstanding shares of common stock of Adelt from its founder, Larry Adelt. On that date, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. On November 20, 2014, Adelt adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc. Effective December 10, 2014, the Company effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of the Company’s common stock were issued in exchange for each share of common stock issued and outstanding. As a result, 6,250,000 shares of the Company’s common stock were issued to CLS Labs in exchange for the 10,000,000 shares that it owned by virtue of the above-referenced purchase from Larry Adelt.

On April 29, 2015, the Company, CLS Labs and CLS Merger Inc., a Nevada corporation and wholly owned subsidiary of CLS Holdings, entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of the common stock of CLS Holdings owned by CLS Labs were extinguished and the former stockholders of CLS Labs were issued an aggregate of 15,000,000 (post Reverse Split) shares of common stock in CLS Holdings in exchange for their shares of common stock in CLS Labs. As a result of the Merger, the Company acquired the business of CLS Labs and abandoned its previous business.

The Company has a patent pending proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. The Company has not commercialized its patent pending proprietary process or otherwise earned any revenues.  The Company plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its patent pending proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

The Company has adopted a fiscal year end of May 31st.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars.

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of CLS Holdings USA, Inc., and its wholly owned operating subsidiaries, CLS Labs, Inc. and CLS Labs Colorado, Inc.  All material intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  The Company had cash and cash equivalents of $3,238 and $88,244 as of August 31, 2016 and May 31, 2016, respectively.

Property, Plant and Equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives.  Computer equipment is being depreciated over a three-year period.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. The Company incurred no advertising and marketing costs for the three months ended August 31, 2016 and 2015.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred no research and development costs for the three months ended August 31, 2016 and 2015, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the establishment of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent deferred tax assets may not be recoverable after consideration of the future reversal of deferred tax liabilities, tax planning strategies, and projected future taxable income.

Fair Value of Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) No. 825 - Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying amount of the Company’s cash and cash equivalents, note receivable, notes payable, accounts payable and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Derivative Financial Instruments

Derivatives are recorded on the condensed consolidated balance sheet at fair value. The conversion features of the convertible notes are embedded derivatives and are separately valued and accounted for on the consolidated balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model the Company used for determining fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income. The derivative component of the convertible notes issued on March 18, 2016 (the “2016 Convertible Notes”) was valued at date of amendment and at period end. The following assumptions were used for the valuation of the derivative liability related to the 2016 Convertible Notes:

- The quoted market price of the common stock, which decreased from $0.88 as of May 31, 2016 to $0.61 as of August 31, 2016, would fluctuate with the Company’s projected volatility;

- The original conversion prices of the 2016 Convertible Notes, which are fixed at $1.07 and $0.80, or upon default/fundamental transaction at 52% of the 20 trading day low Volume Weighted Average Price (“VWAP”) would remain in effect;

- An event of default at 24% interest rate would occur 0% of the time, increasing 1.00% per month to a maximum of 10%, and in place of a penalty there would be an alternative conversion price;

- The projected volatility curve from an annualized analysis for each valuation period was based on the historical volatility of the Company and the term remaining for each note.  The projected volatility was 93% at August 31, 2016;

- The Company would redeem the notes (with a 130% prepayment penalty) projected initially at 0% of the time and increasing monthly by 1.0% to a maximum of 10.0% (from alternative financing being available for a redemption event to occur); and

- The holder would automatically convert the notes at the maximum of 2 times the conversion price or the stock price if the common stock underlying the 2016 Convertible Notes was eligible for sale in compliance with securities laws (assumed at September 18, 2016) and the Company was not in default.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The Company has not generated revenue to date.

Basic and Diluted Loss Per Share

Basic net earnings per share is based on the weighted average number of shares outstanding during the period, while fully-diluted net earnings per share is based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of options and warrants to purchase common stock, and convertible debt. Basic and diluted net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period.

The Company uses the treasury stock method to calculate the impact of outstanding stock options and warrants. Stock options and warrants for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on earnings per common share and, accordingly, are excluded from the calculation.

A net loss causes all outstanding stock options and warrants to be antidilutive. As a result, the basic and dilutive losses per common share are the same for the three months ended August 31, 2016 and 2015.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims brought to such legal counsel’s attention as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change. Changes in such standards may have an impact on the Company’s future financial statements. The following are a summary of recent accounting developments.

In March 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), to reduce the complexity of certain aspects of the accounting for employee share-based payment transactions. ASU 2016-09 involves changes in several aspects of the accounting for share-based payment transactions, including the accounting for the income tax consequences of share-based awards.  For public companies, ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted.  The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

In November 2015, the FASB issued Accounting Standards Update (“ASU”) 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires that deferred tax liabilities and assets be classified as non-current on the balance sheet.  ASU 2015-17 is effective in fiscal years beginning after December 15, 2016. Early adoption is permitted on either a prospective or retrospective basis. The Company has elected early adoption as of the interim period beginning December 1, 2015, effective for the annual period ending May 31, 2016, and has selected the prospective application. Prior periods have not been retrospectively adjusted.

In September 2015, the FASB issued ASU No. 2015-16, “Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments”, which requires the acquirer in a business combination to recognize in the reporting period in which adjustment amounts are determined, any adjustments to provisional amounts that are identified during the measurement period, calculated as if the accounting had been completed at the acquisition date. Prior to the issuance of ASU 2015-16, an acquirer was required to restate prior period financial statements as of the acquisition date for adjustments to provisional amounts. ASU 2015-16 is effective for annual and interim periods beginning after December 15, 2015. The adoption of ASU 2015-16 is not expected to have a material impact on the Company’s financial position or results of operations.

In July 2015, the FASB, issued ASU No. 2015-11,“Inventory (Topic 330): Simplifying the Measurement of Inventory”, which requires an entity to measure inventory within the scope of the ASU at the lower of cost and net realizable value. The amendments in ASU 2015-11 are effective for fiscal years beginning after December 15, 2016, including interim periods within that reporting period. Earlier adoption is permitted. The adoption of ASU 2015-11 is not expected to have a material impact on the Company’s financial position or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $4,740,961 as of August 31, 2016. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans and/or the proceeds from the sale of securities. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3 – Prepaid Expenses

Prepaid expenses consisted of $6,742 in prepaid legal fees as of August 31, 2016 and May 31, 2016:

Note 4 – Construction in Progress

The Company has construction in progress, in the amount of $118,239 and $106,726 at August 31, 2016 and May 31, 2016 on improvements to its leased facility in Colorado.  As of August 31, 2016, the Company had yet to start amortizing these improvements.

Note 5 – Security Deposit

The Company had a security deposit in the amount of $50,000 at August 31, 2016 and May 31, 2016.  This amount consisted of a deposit to secure office and warehouse space.

Note 6 – Note Receivable

During the year ended May 31, 2015, the Company loaned $500,000 (the “Note”) to Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”).  Pursuant to the Note, as amended by the parties effective June 30, 2015, October 31, 2015, April 11, 2016, and May 31, 2016, PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing in the month following the month in which PRH commences generating revenue at the grow facility, which commencement is anticipated to occur in the first quarter of 2017, and continuing until paid in full. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing after such initial payment and continuing until paid in full.  All outstanding principal and any accumulated unpaid interest due under the Note is due and payable on the five-year anniversary of the initial payment thereunder.   In the event of default as defined in the agreements relating to the Note, all amounts under the Note shall become at once due and payable.  During the year ended May 31, 2015, the Company recorded an impairment related to the note receivable in the amount of $500,000.  This receivable is recorded on the balance sheet as of August 31, 2016 and May 31, 2016 in the amount of $0, net of allowance in the amount of $500,000 (see note 10).

Note 7 – Property, Plant and Equipment

Property, plant and equipment consisted of the following at August 31, 2016 and May 31, 2016.

	August 31,	May 31,
	2016	2016
Computer equipment	$2,674	$2,674
Property and equipment, gross	2,674	2,674
Less: accumulated depreciation	(1,115)	(892)
Property and equipment, net	$1,559	$1,782

Depreciation expense totaled $223 and $223 for the three months ended August 31, 2016 and 2015, respectively.

Note 8 – Intangible Assets

Intangible assets consisted of the following at August 31, 2016 and May 31, 2016.

	August 31,	May 31,
	2016	2016
Domain name	$2,158	$2,158
	2,158	2,158
Less: accumulated amortization	(504)	(396)
Intangible assets, net	$1,654	$1,762

Total amortization expense charged to operations was $108 and $108 for the three ended August 31, 2016 and 2015, respectively.  The domain name is being amortized over a period of 60 months.

Note 9 – Accounts Payable and Accrued Liabilities

The Company had accounts payable and accrued liabilities of $492,165 and $431,017 at August 31, 2016 and May 31, 2016, which consist of legal fees, deferred rent liability and other trade payables.

Note 10 – Related Party Transactions

As of August 31, 2016 and May 31, 2016, the Company owed the amount of $37,500 and $250,000, respectively, to Jeffrey Binder, its President and Chief Executive Officer, for accrued salary. In July 2016, unpaid accrued salary in the amount of $250,000 was transferred to a Convertible Promissory Note due to Mr. Binder (see note 11).

As of August 31, 2016 and May 31, 2016, the Company had accrued salary due to Michael Abrams, a former officer of the Company prior to his September 1, 2015 termination, in the amount of $16,250.

As of August 31, 2016 and May 31, 2016, the Company had related party payables in the amount of $17,930 due to officers and directors related to expenses paid on behalf of the Company. The Company accrued interest at the rate of 6% per annum on these liabilities, and recorded interest expense on these liabilities in the amounts of $271 and $271 during the three months ended August 31, 2016 and 2015, respectively.  These interest accruals were charged to additional paid-in capital.

As of August 31, 2016, the Company had a related party payable in the amount of $4,697 due to Alan Bonsett, the Company’s COO, for expenses paid on behalf of the Company.

On April 17, 2015, CLS Labs Colorado, Inc. (“CLS Labs Colorado”), a wholly owned subsidiary of CLS Labs, loaned $500,000 (the “Note”) to Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”), to be used by PRH in connection with the financing of the building out, equipping, and development of a grow facility by PRH that will be operated by a licensed third-party marijuana grower.  Pursuant to the Note, as amended by the parties effective June 30, 2015,  October 31, 2015, April 11, 2016, and May 31, 2016, PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing in the month following the month in which PRH commences generating revenue at the grow facility, which commencement is anticipated to occur in the first quarter of 2017 (the “Payment Date”) and continuing until paid in full. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing on the Payment Date and continuing until paid in full.  All remaining outstanding principal and any accumulated unpaid interest due under the Note will be due and payable on the fifth anniversary of the Payment Date.  In the event of default as defined in the agreements related to the Note, all amounts under the Note shall become at once due and payable.  During the year ended May 31, 2015, the Company recorded an impairment related to the note receivable in the amount of $500,000.  This receivable is recorded on the balance sheet as of August 31, 2016 and May 31, 2016, $0, net of a reserve in the amount of $500,000.

On April 17, 2015, prior to Alan Bonsett’s appointment as Chief Operating Officer, the Company, through CLS Labs Colorado, entered into an arrangement with PRH (the “Colorado Arrangement”) to, among other things, (i) license its proprietary technology, methods and processes to PRH in Colorado in exchange for a fee; (ii) sub-lease warehouse and office space in Denver, Colorado to PRH where PRH can grow, extract and process cannabis and other plant products in exchange for lease payments totaling an aggregate of $1,067,067 over a seventy-two (72) month term; (iii) build a processing facility and lease such facility, including equipment, to PRH in exchange for a monthly fee; and (iv) loan $500,000 to PRH to be used by PRH in connection with its financing of the building out, equipping, and development of a marijuana grow facility. Mr. Bonsett, as an owner of PRH, will indirectly receive the benefits of the Colorado Arrangement.  PRH entered into an arrangement with a third-party grower to grow marijuana at a location that is contiguous to PRH’s leased real property.  The grower obtained zoning approval, a certificate of occupancy to begin planting cannabis and operating the grow facility, and a Colorado Retail Marijuana Cultivation Facility License before commencing planting in December 2015, and the grow facility is now fully operational.

Additionally, upon Mr. Bonsett’s employment on August 1, 2015 to serve as the Company’s Chief Operating Officer, he received a one-time signing bonus of 250,000 (post Reverse-Split) shares of restricted common stock of the Company, with a fair value of $327,500, which became fully vested one year from the effective date of the agreement.

Related Party Notes Payable

The Company has convertible notes payable and notes payable outstanding to Jeffrey Binder, an officer and director, and to Frank Koretsky, a director; see note 11.

During the three months ended August 31, 2016 the Company issued a $150,000 convertible note payable to CLS CO 2016, LLC an entity affiliated with Frank Koretsky, a director of the Company, see note 11.

Note 11 – Notes Payable

	August 31,	May 31,
	2016	2016
Notes payable to Jeffrey Binder, an officer and director of the Company, for advances to fund operations (the “Binder Funding Notes”). The Binder Funding Notes bear interest at a rate of 6%, have no maturity date and are due on demand.  During the three months ended August 31, 2016, Mr. Binder advanced a total of $39,000 to the Company under the Binder Funding Notes and the Company repaid Mr. Binder $24,000 under the Binder Funding Notes; during the three months ended August 31, 2016, $12,750 of this amount was transferred out of the Binder Funding Notes and used to fund a new convertible note payable to Mr. Binder (See “Binder Convertible Note 3” below).  During the three months ended August 31, 2016, the Company accrued interest in the amount of $63 on the Binder Funding Notes.
	$5,000	$2,750

Notes payable to Frank Koretsky, a director of the Company, for advances to fund operations (the “Koretsky Funding Notes”). The Koretsky Funding Notes bear interest at a rate of 6%, have no maturity date and are due on demand.  During the three months ended August 31, 2016, Mr. Koretsky advanced $140,000 to the Company under the Koretsky Funding Notes; during the three months ended August 31, 2016, $210,000 was transferred out of the Koretsky Funding Notes and used to fund a new convertible note payable to Mr. Koretsky (see “Koretsky Convertible Note 3” below).  During the three months ended August 31, 2016, the Company accrued interest in the amount of $1,059 on the Koretsky Funding Notes.
	-	70,000

Total - Notes Payable, Related Parties	$5,000	$72,750

August 31,	May 31,
2016	2016
Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated January 12, 2016 and due January 1, 2019 (the “Binder Convertible Note 1”).  The Binder Convertible Note 1 was funded with $50,000 of advances Mr. Binder made to the Company under the Binder Funding Notes.  This note bears interest at the rate of 6% per annum. No payments are required until January 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on April 1, 2017, the first of eight principal payments in the amount of $6,250 will be due; subsequent principal payments will due on the first day of each July, October, January, and April until paid in full. This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $0.75 converted, with each Unit consisting of one (1) share of common stock and a three-year warrant to purchase (1) share of common stock at a price of $1.00 per share (post Reverse-Split).  The Company recognized a discount of $50,000 on the value of the beneficial conversion feature at the time of issuance.  During the three months ended August 31, 2016, $6,187 of this discount was charged to operations.  During the three months ended August 31, 2016 the Company accrued interest in the amount of $756 on this note.
50,000	50,000

Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated April 8, 2016 and due April 1, 2019 (the “Binder Convertible Note 2”).  The Binder Convertible Note 2 was funded with $42,500 of advances Mr. Binder made to the Company under the Binder Funding Notes.  This note bears interest at the rate of 6% per annum through February 29, 2016 and 10% per annum thereafter. No payments are required until April 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2017, the first of eight principal payments in the amount of $5,313 will be due; subsequent principal payments will due on the first day of each October, January, April, and July until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share (post Reverse-Split).  The Company recognized a discount of $37,840 on the value of the beneficial conversion feature at the time of issuance.  During the three months ended August 31, 2016, $4,683 of this discount was charged to operations.  During the three months ended August 31, 2016, the Company accrued interest in the amount of $1,071 on this note.
42,500	42,500

Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated July 20, 2016 and due July 1, 2019 (the “Binder Convertible Note 3”).  The Binder Convertible Note 3 was funded with the conversion of $250,000 of unpaid accrued salary due to Mr. Binder and $12,750 of advances Mr. Binder made to the Company under the Binder Funding Notes.  This note bears interest at the rate of 10% per annum. No payments are required until July 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2017, the first of eight principal payments in the amount of $32,844 will be due; subsequent principal payments will due on the first day of each, January, April, July and October until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share (post Reverse-Split).  During the three months ended August 31, 2016, the Company accrued interest in the amount of $3,090 on this note.
262,750	-

Unsecured convertible note issued to Frank Koretsky, a director of the Company, dated January 12, 2016 and due January 1, 2019 (the “Koretsky Convertible Note 1”).   The Koretsky Convertible Note 1 was funded with $895,000 of advances Mr. Koretsky made to the Company under the Koretsky Funding Notes.  This note bears interest at the rate of 6% per annum. No payments are required until January 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on April 1, 2017, the first of eight principal payments in the amount of $111,875 will be due; subsequent principal payments will due on the first day of each July, October, January, and April until paid in full. This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $0.75 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.00 per share (post Reverse-Split).  The Company recognized a discount of $895,000 on the value of the beneficial conversion feature at the time of issuance.  During the three months ended August 31, 2016, $110,745 of this discount was charged to operations.  During the three months ended August 31, 2016, the Company accrued interest in the amount of $13,535 on this note.
895,000	895,000

	August 31	May 31
	2016	2016
Unsecured convertible note issued to Frank Koretsky, a director of the Company, dated April 8, 2016 and due April 1, 2019 (the “Koretsky Convertible Note 2”). The Koretsky Convertible Note 2 was funded with $380,000 of advances Mr. Koretsky made to the Company under the Koretsky Funding Notes.  This note bears interest at the rate of 6% per annum through February 29, 2016 and 10% per annum thereafter. No payments are required until April 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2017, the first of eight principal payments in the amount of $47,500 will be due; subsequent principal payments will due on the first day of each October, January, April, and July until paid in full. This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share (post Reverse-Split).  The Company recognized a discount of $338,336 on the value of the beneficial conversion feature at the time of issuance.  During the three months ended August 31, 2016, $41,867 of this discount was charged to operations.  During the three months ended August 31, 2016, the Company accrued interest in the amount of $9,578 on this note.
	380,000	380,000

Unsecured convertible note issued to Frank Koretsky, a director of the Company, dated July 20, 2016 and due July 1, 2019 (the “Koretsky Convertible Note 3”).  The Koretsky Convertible Note 3 was funded with $210,000 of advances Mr. Koretsky made to the Company under the Koretsky Funding Notes.  This note bears interest at the rate of 10% per annum. No payments are required until July 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2017, the first of eight principal payments in the amount of $32,844 will be due; subsequent principal payments will due on the first day of each, January, April, July and October until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share (post Reverse-Split).  During the three months ended August 31, 2016, the Company accrued interest in the amount of $3,314 on this note.
	210,000	-

Unsecured convertible note issued to CLS CO 2016, LLC an entity affiliated with Frank Koretsky, a director of the Company, dated August 3, 2016 and due August 1, 2018 (the “CLS CO 2016 Note”).  This note has a face amount of $150,000 and bears interest at the rate of 15% per annum. All interest accruing on this Note through the first anniversary of this Note shall be added to principal.  Commencing on November 1, 2017, Maker shall pay the outstanding principal balance in four (4) equal quarterly installments, together with accrued interest, in arrears, until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share (post Reverse-Split).  During the three months ended August 31, 2016, the Company accrued interest in the amount of $1,726 on this note.
	150,000	-

Total – Convertible Notes Payable, Related Parties	$1,990,250	1,367,500
Less: Discount	(950,623)	(1,114,104)
Convertible Notes Payable, Related Parties, Net of Discounts	$1,039,627	253,396

Convertible Notes Payable, Related Parties, Net of Discounts, Current Portion	$89,404	$22,678
Convertible Notes Payable, Related Parties, Net of Discounts, Long-term Portion	950,223	230,718

	August 31,	May 31,
	2016	2016
Convertible promissory note issued to an unaffiliated third party due April 29, 2018 (the “April 2015 Note”).  During the twelve months ended May 31, 2015, the lender loaned the Company the amount of $200,000 pursuant to this note.  The April 2015 Note bears interest at a rate of 15% per annum.  On the first anniversary of this note, the all then accrued interest became due. Thereafter, the Company is required to make eight equal payments of principal together with accrued interest, quarterly in arrears, commencing on July 1, 2016 until paid in full.  The note and any accrued unpaid interest is convertible into common stock of the Company.   For each dollar converted, the note holder shall receive two shares of common stock and one three-year warrant to purchase 1.33 shares (post Reverse-Split) of common stock at $0.75 per share (post Reverse-Split).  The Company recognized a discount of $200,000 on the April 2015 Note related to the value of the beneficial conversion feature at the time of issuance.  During the three months ended August 31, 2016 and 2015, $16,667 of this discount, respectively, was charged to operations.  During the three months ended August 31, 2016, the Company accrued interest in the amount of $7,562, respectively, on this note.
	200,000	200,000

Convertible Promissory Notes payable to Old Main Capital, LLC (“Old Main”) dated March 18, 2016, April 22, 2016 and May 27, 2016 as amended on October 6, 2016, for the purchase of up to $333,333 in 10% Original Issue Discount Convertible Promissory Notes (the “10% Notes”).  These notes bear interest at the rate of 10% per annum, which increased to 15% effective August 1, 2016. Old Main may, at its option, convert all or a portion of the notes and accrued but unpaid interest into shares of common stock at a conversion price of $0.80 per share (post Reverse-Split) (the “Fixed Conversion Price”).  The Fixed Conversion Price is subject to adjustment if, at any time while this note is outstanding, the Company should issue any equity security with an effective price per share that is lower than the Fixed Conversion Price (the “Base Conversion Price”), other than certain exempt issuances.  In such an instance, the Fixed Conversion Price will be lowered to match the Base Conversion Price.   At the earlier of October 18, 2016 or two trading days after the registration statement related to the Company’s equity line is declared effective, the Company must begin to redeem 1/24th of the face amount of the notes and any accrued but unpaid interest on a bi-weekly basis. Such amortization payments may be made, at the Company’s option, in cash or, subject to certain conditions, in common stock pursuant to a conversion rate equal to the lower of (a) $0.80 or (b) 75% of the lowest daily volume weighted average price of the common stock in the twenty consecutive trading days immediately prior to the conversion date.  The Company recognized a discount of $330,188 on the 10% Notes related to the value of the original issue discount and embedded derivative at time of issuance.  During the three months ended August 31, 2016, $1,165 of this discount was charged to operations.  During the three months ended August 31, 2016, the Company accrued interest in the amount of $9,817 on this note.
	333,332	333,332

Convertible promissory note payable to Old Main dated March 18, 2016 and bearing interest at a rate of 8% (the “8% Note”).  The 8% Note was issued for Old Main’s commitment to enter into an equity line transaction with the Company and prepare all of the related transaction documents.  Old Main may, at its option, convert all or a portion of the note and accrued but unpaid interest into shares of common stock at a conversion price of $1.07 per share (post Reverse-Split) (the “8% Fixed Conversion Price”).  The 8% Fixed Conversion Price is subject to adjustment if, at any time while this note is outstanding, the Company should issue any equity security with an effective price per share that is lower than the 8% Fixed Conversion Price (the “8% Base Conversion Price”), other than certain exempt issuances.  In such an instance, the 8% Fixed Conversion Price will be lowered to match the 8% Base Conversion Price.   At the earlier of February 3, 2017 or the effectiveness of the registration statement related to the Company’s equity line, the Company must begin to redeem 1/6th of the face amount of the note and any accrued but unpaid interest on a monthly basis. Such amortization payment may be made, at its option, in cash or, subject to certain conditions, in common stock pursuant to a conversion rate equal to the lower of (a) $1.07 (post Reverse-Split) or (b) 75% of the lowest daily volume weighted average price of the common stock in the twenty consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date.  The Company recognized a discount of $172,108 on the value of the embedded derivative at the time of issuance.   During the three months ended August 31, 2016, $33,461 of this discount was charged to operations.  During the three months ended August 31, 2016, the Company accrued interest in the amount of $4,033 on this note.
	200,000	200,000

Total - Convertible Notes Payable	$733,332	$733,332
Less: Discount	(578,780)	(587,910)
Convertible Notes Payable, Net of Discounts	$154,552	$145,422

Total - Convertible Notes Payable, Net of Discounts, Current Portion	$119,692	$72,525
Total - Convertible Notes Payable, Net of Discounts, Long-term Portion	$34,860	$43,312

Discounts on notes payable amortized to interest expense:	$202,196	$286,317

Beneficial Conversion Features

The 2016 Convertible Notes contain conversion features that create derivative liabilities. The pricing model the Company used for determining fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income.  The derivative component of the convertible notes issued on March 18, 2016, April 22, 2016 and May 27, 2016 (collectively, the “2016 Convertible Notes”) was valued at the date of the amendment to the 2016 Convertible Notes and at period end. The following assumptions were used for the valuation of the derivative liability related to the 2016 Convertible Notes:

- The quoted market price of the common stock, which decreased from $0.88 as of May 31, 2016 to $0.61 as of August 31, 2016, would fluctuate with the Company’s projected volatility;

- The original conversion prices of the 2016 Convertible Notes, which are fixed at $1.07 and $0.80, or upon default/fundamental transaction at 52% of the 20 trading day low Volume Weighted Average Price (“VWAP”) would remain in effect;

- An event of default at 24% interest rate would occur 0% of the time, increasing 1.00% per month to a maximum of 10%, and in place of a penalty there would be an alternative conversion price;

- The projected volatility curve from an annualized analysis for each valuation period was based on the historical volatility of the Company and the term remaining for each note.  The projected volatility was 93% at August 31, 2016;

- The Company would redeem the notes (with a 130% prepayment penalty) projected initially at 0% of the time and increasing monthly by 1.0% to a maximum of 10.0% (from alternative financing being available for a redemption event to occur); and

- The holder would automatically convert the notes at the maximum of 2 times the conversion price or the stock price if the common stock underlying the 2016 Convertible Notes was eligible for sale in compliance with securities laws (assumed at September 18, 2016) and the Company was not in default.

Note 12 – Stockholders’ Equity

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share. The Company had 20,350,003 and 20,350,003 shares (post Reverse Split) of common stock issued and outstanding as of August 31, 2016 and May 31, 2016, respectively.

On December 10, 2014, the Company effected a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-0.625, wherein 0.625 shares of common stock were issued in exchange for each share of the Company’s common stock owned by the Company’s stockholders on December 1, 2014, the record date for the reverse stock split. As a result of the reverse stock split, 11,250,000 shares (post Reverse-Split) of common stock were outstanding as of December 10, 2014. The reverse stock split did not affect the number of authorized shares of the Company’s common stock. All share and per share information contained in the financial statements has been retroactively adjusted to reflect the reverse stock split.

The Company recorded imputed interest of $271 and $271 during the three months ended August 31, 2016 and 2015 on related party payables due to a director and officer of the Company.

On August 1, 2015, the Company and Alan Bonsett entered into a five-year employment agreement. Pursuant to the agreement, Mr. Bonsett commenced serving as the Company’s Chief Operating Officer on August 15, 2015. Mr. Bonsett received a one-time signing bonus of 250,000 (post Reverse Split) shares of restricted common stock of the Company, which became fully vested one year from the effective date of the agreement.  The Company valued the shares at $327,500 based on the stock price at August 3, 2015 and is amortizing them over the term of the employment agreement.  During the three months ended August 31, 2015, the Company recognized $27,292 in share based compensation.

No shares of common stock were issued during the three months ended August 31, 2016.

Stock Issued for Services

On August 28, 2015, the Company issued 60,000 shares of common stock, valued at $45,000, to a consultant for services.  Of these shares, 50,000, valued at $37,500, were included in stock payable as of May 31, 2015.  The shares were valued based on the closing market price on the grant date.

On July 22, 2015, pursuant to a consulting agreement, the Company agreed to issue 5,000 shares of common stock, valued at $5,750, to a consulting firm in exchange for investor relations consulting services.  On August 17, 2015, the consulting agreement was amended, whereby the Company agreed to issue 5,000 additional shares of common stock, valued at $6,650.  On August 26, 2015, the Company extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $12,700.  On October 9, 2015, the Company extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $11,700.  On December 15, 2015, the Company extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $8,000.  All shares were valued based on the closing market price on the grant date.  During the year ended May 31, 2016, the Company issued 40,000 shares to this consultant, valued at $32,750.

 As of August 31, 2016, the Company had 70,000 shares of common stock payable valued at $65,700 due to two third party consultants included in stock payable on the accompanying balance sheets.  The parties are in discussions regarding whether any shares of the Company’s common stock have been earned and it is uncertain whether any shares will be issued.

Note 13 – Fair Value of Financial Instruments

In March 2016, the Company entered into convertible note agreements containing beneficial conversion features with Old Main.  One of the features is a ratchet reset provision which, in general, reduces the conversion price should the Company issue equity with an effective price per share that is lower than the stated conversion price in the note agreement (see note 11). The Company accounts for the fair value of the conversion feature in accordance with ASC 815- Accounting for Derivatives and Hedging and Emerging Issues Task Force (“EITF”) 07-05- Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-05”). The Company carries the embedded derivative on its balance sheet at fair value and accounts for any unrealized change in fair value as a component of its results of operations.

The following summarizes the Company’s derivative financial liabilities that are recorded at fair value on a recurring basis at August 31, 2016 and May 31, 2016.

	August 31, 2016
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$294,616	$294,616

	May 31, 2016
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$418,537	$418,537

The estimated fair values of the Company’s derivative liabilities are as follows:

Derivative
Liability
Liabilities Measured at Fair Value

Balance as of May 31, 2016	$418,537

Issuances	-

Revaluation gain	123,921

Balance as of August 31, 2016	$294,616

Note 14 – Commitment and Contingencies

The Company, through CLS Labs Colorado, leases 42,392 square feet of warehouse and office space (the “Leased Space”) in a building located on 1.92 acres in Denver Colorado. CLS Labs Colorado subleases the Leased Space to Picture Rock Holdings, LLC as part of an arrangement whereby Picture Rock Holdings, LLC and its affiliate will conduct certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, as permitted by and in compliance with state, city and local laws, rules, ordinances and regulations.  Total expense for the lease was $44,883 and $44,461 for the three months ended August 31, 2016 and 2015.

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman, President and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs’ common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.  On April 28, 2015, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the merger of CLS Labs and a subsidiary of the Company, in addition to his obligations to CLS Labs, he would serve the Company and its subsidiaries in such roles as the Company may request.  In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above.  Mr. Binder continues to receive an annual salary of $150,000 from CLS Labs for servicing as its Chairman, President and Chief Executive Officer.  My Binder deferred all of the salary payable to him under his employment agreement through May 31, 2016.  On July 20, 2016, the Company issued Mr. Binder a convertible note in exchange for $250,000 in deferred salary, among other amounts owed to Mr. Binder by the Company.  As of August 31, 2016 and May 31, 2016, the Company had accrued compensation due to Mr. Binder in the amount of $37,500 and $250,000.

Effective August 1, 2015, the Company and Alan Bonsett entered into a five-year employment agreement. Pursuant to the agreement, Mr. Bonsett commenced serving as the Company’s Chief Operating Officer on August 15, 2015. Under the agreement, Mr. Bonsett is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of the Company’s common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, Mr. Bonsett received a one-time signing bonus of 250,000 (post Reverse-Split) shares of restricted common stock of the Company, valued at $327,500, which became fully vested one year from the effective date of the agreement. Mr. Bonsett, as an owner of PRH, will indirectly receive the benefits of the Colorado Arrangement, as discussed in Note 10. Because construction of the grow facility was only completed in December 2016, the business to be operated by PRH pursuant to the Colorado Arrangement has not yet produced revenues.

At August 31, 2016 and May 31, 2016, the Company had accrued salary due to Michael Abrams, a former officer of the Company, prior to his September 1, 2015 termination, in the amount of $16,250 in accrued compensation on the accompanying consolidated balance sheets.

Note 15 – Subsequent Events

On October 6, 2016, we entered into an Amendment to Agreements (“Amendment to Agreements”) with Old Main Capital which:

1. Amended the Securities Purchase Agreement by, among other things, (i) deleting the Company’s obligation to register the Company’s common stock underlying the 10% Notes and the 8% Note and (ii) reducing the aggregate amount of the 10% Notes to be issued thereunder from $555,555 to $333,333, which have already been issued;

2. Amended the 10% Notes by (i) increasing the interest rate on the 10% Notes from 10% to 15% effective August 1, 2016, (ii) amending, effective September 1, 2016, the amortization and installment payment schedule attached to the 10% Notes to commence thirty calendar days after the date that the initial Amortization Payment (as defined in the 10% Notes) was required to be paid, (iii) giving Old Main the right, in its sole discretion, to waive an Amortization Payment under the 10% Notes, provided that any Amortization Payment waived by Old Main shall automatically be added to the end of the amortization and installment payment schedule, and (iv) prohibiting Old Main from delivering a Notice of Conversion (as defined in the 10% Notes) to the Company at any time after a Put Notice (as defined in the Equity Purchase Agreement (as described below)) has been received by Old Main from the Company and before the first trading day immediately following the closing associated with such Put Notice;

3. Amended the 8% Note by (i) amending, effective September 1, 2016, the amortization schedule attached to the 8% Note to commence at the earlier of (a) one hundred and twenty calendar days from the date of the Amendment to Agreements or (b) the effectiveness of the registration statement filed with respect to the Equity Purchase Agreement and (ii) prohibiting Old Main from delivering a Notice of Conversion (as defined in the 8% Note) to the Company at any time after a Put Notice (as defined in the Equity Purchase Agreement (as described below)) has been received by Old Main from the Company and before the first trading day immediately following the closing associated with such Put Notice; and

4. Amended the Registration Rights Agreement by, among other things, (i) deleting the Company’s obligation to register the Company’s common stock underlying the 10% Notes and the 8% Note (so that the Registration Rights Agreement no longer applies to the Securities Purchase Agreement, the 10% Notes or the 8% Note) and (ii) amending applicable definitions, including the definition of “Registrable Securities,” to apply only to the common stock to be issued under the Equity Purchase Agreement.

On October 6, 2016, we also entered into an Amendment to Equity Purchase Agreement (“Amendment to Equity Line”) with Old Main, which amended the Equity Purchase Agreement by (i) amending the Commitment Period (as defined in the Equity Purchase Agreement) so that it shall be 24 months from the date of execution of the Amendment to Equity Line, (ii) prohibiting the Company from delivering a subsequent Put Notice (as defined in the Equity Purchase Agreement) from the beginning of any Valuation Period (as defined in the  Equity  Purchase Agreement) until the fourth Trading Day (as defined in the  Equity  Purchase Agreement) immediately following the closing associated with the prior Put Notice, (iii) amending the beneficial  ownership  limitation in Section 7.2(g) of the Equity Purchase Agreement to increase the Beneficial Ownership Limitation (as defined in the Equity Purchase Agreement) to 9.99% and to remove the ability of Old Main to increase or decrease the Beneficial Ownership Limitation, and (iv) replacing the schedules to the Equity Purchase Agreement with the schedules attached to the Amendment to Equity Line reflecting recent developments since the date the Equity Purchase Agreement was executed.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CLS Holdings USA, Inc.

We have audited the accompanying consolidated balance sheets of CLS Holdings USA, Inc. as of May 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended May 31, 2016 and 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CLS Holdings USA, Inc. as of May 31, 2016 and 2015, and the results of its operations, changes in shareholders’ deficit and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
August 25, 2016

CLS HOLDINGS USA, INC.
CONSOLIDATED BALANCE SHEETS

	May 31,	May 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$88,244	$208,821
Prepaid expenses	6,742	31,800
Total current assets	94,986	240,621

Security deposit	50,000	50,000
Property, plant and equipment, net of accumulated depreciation of $892 and $0	1,782	-
Construction in progress	106,726	-
Note receivable related party, noncurrent, net of allowance of $500,000 and $500,000	-	-
Intangible assets, net of accumulated amortization of $396 and $0	1,762	2,158

Total assets	$255,256	$292,779

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$431,017	$145,024
Accrued compensation, related party	267,493	106,250
Due to related party	17,930	18,455
Accrued interest	41,116	2,630
Accrued interest, related party	68,148	3,337
Convertible notes payable, net of discount of $227,475 and $0	72,525	-
Convertible notes payable, related party, net of discount of $95,447 and $0	22,678	-
Derivative liability	418,537	-
Notes payable, related parties	-	600,000

Total current liabilities	1,339,444	875,696

Noncurrent liabilities
Convertible notes payable, net of discount of $390,021 and $194,444	43,312	5,556
Convertible notes payable, related parties, net of discount of $1,018,657 and $0	230,718	-
Notes payable, related parties	72,750	-

Total Liabilities	1,686,224	881,252

Commitments and contingencies	-	-

Stockholder’s equity (deficit)
Common stock, $0.0001 par value; 250,000,000 shares authorized; 20,350,003 and 20,000,003 shares issued and outstanding at May 31, 2016 and 2015	2,035	2,000
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued	-	-
Additional paid-in capital	2,627,183	887,614
Stock payable	65,700	37,500
Accumulated deficit	(4,125,886)	(1,515,587)
Total stockholder’s equity (deficit)	(1,430,968)	(588,473)

Total liabilities and stockholders’ equity (deficit)	$255,256	$292,779

See notes to the consolidated financial statements.

CLS HOLDINGS USA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the	For the
	Year Ended	Year Ended
	May 31,	May 31,
	2016	2015

Revenue	$-	$-
Cost of goods sold	-	-
Gross margin	-	-

Selling, general and administrative expenses	1,314,225	998,994
Professional fees	955,810	504,354
Total operating expenses	2,270,035	1,503,348

Operating loss	(2,270,035)	(1,503,348)

Other (income) expense:
Interest expense	402,021	12,239
Change in fair value of derivative	(61,757)	-
Total other expense	340,264	12,239

Income (Loss) before income taxes	(2,610,299)	(1,515,587)

Income tax expense	-	-

Net income (loss)	$(2,610,299)	$(1,515,587)

Net income (loss) per share - basic	$(0.13)	$(0.24)

Net income (loss) per share - diluted	$(0.13)	$(0.24)

Weighted average shares outstanding - basic	20,146,260	6,356,167

Weighted average shares outstanding - diluted	20,146,260	6,356,167

See notes to the consolidated financial statements.

CLS HOLDINGS USA, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional
	Common Stock		Paid In	Stock	Accumulated
	Amount	Value	Capital	Payable	Deficit	Total

Balance at May 31, 2014	-	-	-	-	-	-
Issuance of founders shares	15,000,000	1,500	998,500	-	-	1,000,000
Effect of reverse merger	5,000,003	500	(311,602)	-	-	(311,102)
Imputed interest	-	-	716	-	-	716
Value of vested portion of shares to be issued to a service provider	-	-	-	37,500	-	37,500
Discount on notes payable	-	-	200,000	-	-	200,000
Net loss	-	-	-	-	(1,515,587)	(1,515,587)
Balance, May 31, 2015	20,000,003	2,000	887,614	37,500	(1,515,587)	(588,473)

Stock issued for services	100,000	10	89,840	28,200	-	118,050
Share based compensation	250,000	25	327,475			327,500
Discount on notes from beneficial conversion feature	-	-	1,321,176		-	1,321,176
Imputed interest	-	-	1,078	-	-	1,078
Net loss	-	-	-	-	(2,610,299)	(2,610,299)
Balance, May 31, 2016	20,350,003	2,035	2,627,183	65,700	(4,125,886)	(1,430,968)

See notes to the consolidated financial statements.

CLS HOLDINGS USA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the
	Year Ended	Year Ended
	May 31,	May 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,610,299)	$(1,515,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	1,078	716
Change in fair value of derivative	(61,757)	-
Interest expense - excess of discount over principal	11,330	-
Issuance of stock for services	118,050	-
Note issued as commitment	200,000	-
Impairment of note receivable	-	500,000
Stock-based compensation	327,500	37,500
Amortization of debt discounts	286,317	5,556
Depreciation and amortization expense	1,288	-
Changes in assets and liabilities:
Deposits	-	(50,000)
Prepaid expenses	25,058	(38,955)
Accounts payable and accrued expenses	285,993	136,327
Accrued compensation	161,243	106,250
Due to related parties	(525)	18,455
Accrued interest, related party	64,811	3,337
Accrued interest	38,486	2,630

Net cash used in operating activities	(1,151,427)	(793,771)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment of cash for note receivable	-	(500,000)
Payments to acquire equipment	(2,674)	-
Payment for construction in progress	(106,726)	-
Payments to acquire intangible assets	-	(2,158)
Payments for investment in shell company	-	(295,250)

Net cash used in investing activities	(109,400)	(797,408)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	1,000,000
Proceeds from related party convertible notes payable	767,500	-
Proceeds from related party notes payable	72,750	600,000
Proceeds from issuance of convertible note	300,000	200,000

Net cash provided by financing activities	1,140,250	1,800,000

Net increase in cash and cash equivalents	(120,577)	208,821

Cash and cash equivalents at beginning of period	208,821	-

Cash and cash equivalents at end of period	$88,244	$208,821

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued to founder for intellectual property	$-	$500
Discount on notes from beneficial conversion feature and warrants	$502,296	$200,000
Discount on related party notes from beneficial conversion feature and warrants	$1,321,176	$-
Related party notes payable reclassified as related party convertible notes payable	$1,367,500	$-
Effect of reverse merger	$-	$16,352

See notes to the consolidated financial statements.

CLS HOLDINGS USA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

CLS Holdings USA, Inc. (the “Company”) was originally incorporated as Adelt Design, Inc. (“Adelt”) on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced.

On November 12, 2014, CLS Labs, Inc. (“CLS Labs”) acquired 10,000,000 shares, or 55.6%, of the outstanding shares of common stock of Adelt from its founder, Larry Adelt. On that date, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. On November 20, 2014, Adelt adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc. Effective December 10, 2014, the Company effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of the Company’s common stock were issued in exchange for each share of common stock issued and outstanding. As a result, 6,250,000 (post Reverse-Split) shares of the Company’s common stock were issued to CLS Labs in exchange for the 10,000,000 shares that it owned by virtue of the above-referenced purchase from Larry Adelt.

On April 29, 2015, the Company, CLS Labs and CLS Merger Inc., a Nevada corporation and wholly owned subsidiary of CLS Holdings, entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of the common stock of CLS Holdings owned by CLS Labs were extinguished and the former stockholders of CLS Labs were issued an aggregate of 15,000,000 (post Reverse Split) shares of common stock in CLS Holdings in exchange for their shares of common stock in CLS Labs. As a result of the Merger, the Company acquired the business of CLS Labs and abandoned its previous business.

Operations

The Company has a patent pending proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. The Company has not commercialized its patent pending proprietary process or otherwise earned any revenues.  The Company plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its patent pending proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $4,125,886 as of May 31, 2016. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans and/or the sale of debt or equity securities.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has adopted a fiscal year end of May 31st.

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of CLS Holdings USA, Inc., and its wholly owned operating subsidiaries, CLS Labs, Inc. and CLS Labs Colorado, Inc.  All material intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  The Company had cash and cash equivalents of $88,244 and $208,821 as of May 31, 2016 and 2015.

Equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over its estimated useful lives.  Computer equipment is being depreciated over a three-year period.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. The Company incurred no advertising and marketing costs for the years ended May 31, 2016 and 2015.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred research and development costs of $0 and $32,769, respectively for the years ended May 31, 2016 and 2015.

Fair Value of Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) No. 825 - Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying amount of the Company’s cash and cash equivalents, note receivable, notes payable, accounts payable and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Derivative Financial Instruments

Derivatives are recorded on the condensed consolidated balance sheet at fair value. The conversion features of the convertible notes are embedded derivatives and are separately valued and accounted for on the consolidated balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model the Company used for determining fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income. The derivative component of the convertible notes issued on March 18, 2016 (the “2016 Convertible Notes”) was valued at issuance and at period end. The following assumptions were used for the valuation of the derivative liability related to the 2016 Convertible Notes:

- The quoted market price of the common stock of $1.06 – $0.88 would fluctuate with the Company’s projected volatility;

- The original conversion prices of the 2016 Convertible Notes, which are fixed at $1.07 and $0.80,  or upon default/fundamental transaction at 52% of  the 20 trading day low Volume Weighted Average Price (“VWAP”), would remain in effect;

- An event of default at 24% interest rate would occur 0% of the time, increasing 1.00% per month to a maximum of 10%, and in place of a penalty there would be an alternative conversion price;

- The projected volatility curve from an annualized analysis for each valuation period was based on the historical volatility of the Company and the term remaining for each note.  The projected volatility was from 138% through 161% at issuance, conversion, and at May 31, 2016;

- The Company would redeem the notes (with a 130% prepayment penalty) projected initially at 0% of the time and increasing monthly by 1.0% to a maximum of 10.0% (from alternative financing being available for a redemption event to occur); and

- The holder would automatically convert the notes at the maximum of 2 times the conversion price or the stock price if the registration statement was effective (assumed after 180 days) and the Company was not in default.

Revenue Recognition

The Company applies revenue recognition provisions pursuant to ASC No. 605, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The guidance outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

Basic and Diluted Earnings or Loss Per Share

Basic net earnings per share is based on the weighted average number of shares outstanding during the period, while fully-diluted net earnings per share is based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of options and warrants to purchase common stock, and convertible debt. Basic and diluted net loss per share are computed based on the weighted average number of shares of common stock outstanding during the period.  At May 31, 2016 and 2015, the Company excluded from the calculation of fully-diluted shares outstanding a total of 2,658,441 and 202,630 shares, respectively, issuable upon the conversion of notes payable because the result would have been anti-dilutive.

The Company uses the treasury stock method to calculate the impact of outstanding stock options and warrants. Stock options and warrants for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on earnings per common share and, accordingly, are excluded from the calculation.

A net loss causes all outstanding stock options and warrants to be antidilutive. As a result, the basic and dilutive losses per common share are the same for the year ended May 31, 2016 and 2015.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740.  The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims brought to such legal counsel’s attention as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), to reduce the complexity of certain aspects of the accounting for employee share-based payment transactions. ASU 2016-09 involves changes in several aspects of the accounting for share-based payment transactions, including the accounting for the income tax consequences of share-based awards.  For public companies, ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted.  The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which is intended to improve financial reporting in connection with leasing transactions. ASU 2016-02 will require entities (“lessees”) that lease assets with lease terms of more than twelve months to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under ASU 2016-02, a right-of-use asset and lease obligation will be recorded for all leases, whether operating or finance, while the income statement will reflect lease expense for operating leases and amortization/interest expense for finance leases.  The treatment of entities that own the assets leased by lessees (“lessors”) will remain largely unchanged from current GAAP. In addition, ASU 2016-02 requires disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. For public companies, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted.  A modified retrospective approach is required for all leases existing or entered into after the beginning of the earliest comparative period in the financial statements. Although the Company is currently evaluating the provisions of ASU 2016-02 to assess the impact on the Company’s consolidated financial statements, the primary effect of adopting the new standard will be to record assets and obligations for current operating leases.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740) - Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires an entity to classify deferred tax liabilities and assets as noncurrent within a classified balance sheet.  Previous guidance required deferred tax liabilities and assets to be separated into current and noncurrent amounts on the balance sheet.  The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which changes the measurement principle for inventory from the lower of cost or market to the lower of cost and net realizable value, except for companies using the Retail Inventory Method which will continue to use existing impairment models.  ASU 2015-11 defines net realizable value as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The new guidance must be applied on a prospective basis and is effective for fiscal years beginning after December 15, 2016, and interim periods within those years, with early adoption permitted. The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09 - Revenue from Contracts with Customers (“ASU 2014-09”). This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and must be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 4 - MERGER WITH CLS LABS

On April 29, 2015, the Company, CLS Labs and CLS Merger, Inc., a Nevada corporation and wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger, Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of common stock of CLS Holdings owned by CLS Labs were extinguished and the former stockholders of CLS Labs were issued an aggregate of 15,000,000 (post Reverse Split) shares of common stock in the Company in exchange for their shares of common stock in CLS Labs. As a result of the Merger, the Company acquired the business of CLS Labs and abandoned its previous business.

For financial reporting purposes, the Merger represents a capital transaction of CLS Labs or a “reverse merger” rather than a business combination, because the sellers of CLS Labs controlled the Company immediately following the completion of the Merger. As such, CLS Labs is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a recapitalization of CLS Labs.  Accordingly, the assets and liabilities and the historical operations reflected in the Company’s ongoing financial statements are those of CLS Labs and are recorded at the historical cost basis of CLS Labs. The Company’s assets, liabilities and results of operations have been consolidated with the assets, liabilities and results of operations of CLS Labs after consummation of the Merger.  The Company’s historical capital accounts have been retroactively adjusted to reflect the equivalent number of shares issued by the Company in the Merger while CLS Labs’ historical retained earnings have been carried forward. The historical financial statements of the Company before the Merger will be replaced with the historical financial statements of CLS Labs before the Merger in all future filings with the Securities and Exchange Commission, or “SEC”.  The Merger is intended to be treated as a tax-free exchange under Section 368(b) of the Internal Revenue Code of 1986, as amended.

Pro Forma Results

The following tables set forth the unaudited pro forma results of the Company as if the acquisition of CLS Labs had taken place on the first day of the period presented. These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined.

Twelve months ended
May 31, 2015
Total Revenue	-
Net loss attributable to CLS Holdings USA, Inc.	(2,200,788)
Basic net income (loss) per common share	(0.35)
Diluted net income (loss) per common share	(0.35)
Weighted average shares - basic	6,356,167
Weighted average shares - diluted	6,356,167

NOTE 5 - PREPAID EXPENSES

Prepaid expenses consist of the following as of May 31, 2016 and 2015:

	May 31,	May 31,
	2016	2015
Prepaid legal fee	$6,742	$3,466
Prepaid consulting fees	-	28,334
Total prepaid expenses	$6,742	$31,800

NOTE 6 – CONSTRUCTION IN PROGRESS

The Company has construction in progress, in the amount of $106,726 at May 31, 2016 on improvements to its leased facility in Colorado.  As of May 31, 2016, the Company has yet to start amortizing these improvements.

NOTE 7 – SECURITY DEPOSIT

The Company had a security deposit in the amount of $50,000 at May 31, 2016 and 2015.  This amount consists of a deposit to secure office and warehouse space.

NOTE 8 - NOTE RECEIVABLE

During the year ended May 31, 2015, the Company loaned $500,000 (the “Note”) to Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”).  Pursuant to the Note, as amended by the parties effective June 30, 2015, October 31, 2015, April 11, 2016, and May 31, 2016, PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing three in the month following the month in which PRH commences generating revenue at the grow facility, which commencement is anticipated to occur in the first quarter of 2017, and continuing until paid in full. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing after such initial payment and continuing until paid in full.  All outstanding principal and any accumulated unpaid interest due under the Note is due and payable on the five-year anniversary of the initial payment thereunder.   In the event of default as defined in the agreements underlying the Note, all amounts under the Note shall become at once due and payable.  During the year ended May 31, 2015, the Company recorded an impairment related to the note receivable in the amount of $500,000.  This receivable is recorded on the balance sheet as of May 31, 2016 and 2015 in the amount of $0, net of allowance in the amount of $500,000 (see note 10).

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Company had accounts payable and accrued liabilities of $431,017 and $145,024 at May 31, 2016 and May 31, 2015, respectively, consist of legal fees, consulting fees and other trade payables.

NOTE 10 - RELATED PARTY TRANSACTIONS

As of May 31, 2016 and 2015, the Company owed the amount of $250,000 and $106,250, respectively, to Jeffrey Binder, its President and Chief Executive Officer, for accrued salary. In July 2016, the amount of $250,000 was transferred from accrued salary to a Convertible Promissory Note due to Mr. Binder (see note 17).

As of May 31, 2016, the Company had accrued salary due to Michael Abrams, a former officer of the Company, prior to his September 1, 2015 termination, in the amount of $16,290 in accrued compensation on the accompanying consolidated balance sheets.

As of May 31, 2016 and 2015 the Company had amounts due to related parties of $17,930 and $18,455, respectively, representing expenses paid by officers and directors on behalf of the Company. The Company accrued  interest at the rate of 6% per annum on these liabilities, and recorded interest expense on these liabilities in the amounts of $1,078  and $716 during the twelve months ended  May 31, 2016 and 2015, respectively.  These interest accruals were charged to additional paid-in capital.

During the year ended May 31, 2015, three founding shareholders were each issued 5,000,000 (post Reverse Split) common shares for a total of 15,000,000 (post Reverse Split) founder shares.  The transaction was valued at $1,000,000.  The Company received cash proceeds of $1,000,000 from two shareholders and intellectual property from a third shareholder.  Due to the related party nature, no value was assigned to the intellectual property exchanged for stock.

On April 17, 2015, CLS Labs Colorado, Inc. (“CLS Labs Colorado”), a wholly owned subsidiary of CLS Labs, loaned $500,000 (the “Note”) to Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”), to be used by PRH in connection with the financing of the building out, equipping, and development of a grow facility by PRH that will be operated by a licensed third-party marijuana grower.  Pursuant to the Note, as amended by the parties effective June 30, 2015,  October 31, 2015, April 11, 2016, and May 31, 2016, PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing in the month following the month in which PRH commences generating revenue at the grow facility, which commencement is anticipated to occur in the first quarter of 2017 (the “Payment Date”) and continuing until paid in full. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing on the Payment Date and continuing until paid in full.  All remaining outstanding principal and any accumulated unpaid interest due under the Note will be due and payable on the fifth anniversary of the Payment Date.  In the event of default as defined in the agreements related to the Note, all amounts under the Note shall become at once due and payable.  During the year ended May 31, 2015, the Company recorded an impairment related to the note receivable in the amount of $500,000.  This receivable is recorded on the balance sheet as of May 31, 2016 and 2015, $0, net of a reserve in the amount of $500,000.

On April 17, 2015, prior to Alan Bonsett’s appointment as Chief Operating Officer, the Company, through CLS Labs Colorado, entered into an arrangement with PRH (the “Colorado Arrangement”) to, among other things, (i) license its proprietary technology, methods and processes to PRH in Colorado in exchange for a fee; (ii) sub-lease warehouse and office space in Denver, Colorado to PRH where PRH can grow, extract and process cannabis and other plant products in exchange for lease payments totaling an aggregate of $1,067,067 over a seventy-two (72) month term; (iii) build a processing facility and lease such facility, including equipment, to PRH in exchange for a monthly fee; and (iv) loan $500,000 to PRH to be used by PRH in connection with its financing of the building out, equipping, and development of a marijuana grow facility. Mr. Bonsett, as an owner of PRH, will indirectly receive the benefits of the Colorado Arrangement.  PRH entered into an arrangement with a third-party grower to grow marijuana at a location that is contiguous to PRH’s leased real property.  The grower obtained zoning approval, a certificate of occupancy to begin planting cannabis and operating the grow facility, and a Colorado Retail Marijuana Cultivation Facility License before commencing planting in December 2015, and the grow facility is now fully operational.

Additionally, upon Mr. Bonsett’s employment on August 1, 2015 to serve as the Company’s Chief Operating Officer, he received a one-time signing bonus of 250,000 (post Reverse-Split) shares of restricted common stock of the Company, with a fair value of $327,500, which became fully vested one year from the effective date of the agreement (see note 15).

Related Party Notes Payable

The Company has convertible notes payable and notes payable outstanding to Jeffrey Binder, an officer and director, and to Frank Koretsky, a director (see note 12).

NOTE 11 – DERIVATIVE LIABILITY

In March 2016, the Company entered into convertible note agreements containing beneficial conversion features with Old Main Capital LLC (“Old Main”).  One of the features is a ratchet reset provision which reduces  the conversion price should the Company issue equity with an effective price per share that is lower than the stated conversion price in the note agreement (see note 12). The Company accounts for the fair value of the conversion feature in accordance with ASC 815- Accounting for Derivatives and Hedging and Emerging Issues Task Force (“EITF”) 07-05- Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-05”). The Company carries the embedded derivative on its balance sheet at fair value and accounts for any unrealized change in fair value as a component of its results of operations.

During the year ended May 31, 2016, the Company recorded derivative liabilities in the amount of $480,294.  The Company revalued these liabilities at May 31, 2016, and recognized a gain on revaluation in the amount of $61,757 during the twelve months ended May 31, 2016, bringing the fair value of the derivative liability to $418,537 as of May 31, 2016.

NOTE 12 - NOTES PAYABLE

	May 31,	May 31,
	2016	2015
Note payable to Jeffrey Binder, an officer and director of the Company, for advances to fund operations (the “Binder Funding Note 1”). The Binder Funding Note 1 bears interest at a rate of 6%, has no maturity date and is due on demand.  During the twelve months ended May 31, 2016, Mr. Binder advanced a total of $95,250 to the Company under the Binder Funding Note 1; during the year ended May 31, 2016, $92,500 of this amount was transferred out of the Binder Funding Note 1 and used to fund two new convertible notes payable to Mr. Binder (See Binder Convertible Notes 1 and 2 below).  During the twelve months ended May 31, 2016, the Company accrued interest in the amount of $1,308 on the Binder Funding Note 1. In July 2016, the remaining principal balance of $2,750 in the Binder Funding Note 1 was transferred to a new Convertible Note payable to Mr. Binder (the “Binder Convertible Note 3”).
	$2,750	$-

Notes payable to Frank Koretsky, a director of the Company, for advances to fund operations (the “Koretsky Funding Note 1”). The Koretsky Funding Note 1 bears interest at a rate of 6%, has no maturity date and is due on demand.  During the twelve months ended May 31, 2016 and 2015, Mr. Koretsky advanced the amounts of $745,000 and $600,000, respectively (a cumulative total of $1,345,000) to the Company under these notes; during the year ended May 31, 2016, $1,275,000 of this amount was transferred out of these notes in order to fund two new convertible notes payable to Mr. Koretsky in the amounts of $895,000 and $380,000 (see Koretsky Convertible Notes 1 and 2 below).  During the twelve months ended May 31, 2016, the Company accrued interest in the amount of $9,174 on this note. In July 2016, the remaining principal balance of $70,000 in the Koretsky Funding Note 1 was transferred to a new Convertible Note payable to Mr. Koretsky (the “Koretsky Convertible Note 3”).
	70,000	600,000

Total - Notes Payable, Related Parties	$72,750	$600,000

	May 31	May 31
	2016	2015
Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated January 12, 2016 and due January 1, 2019 (the “Binder Convertible Note 1”).  During the year ended May 31, 2016, Mr. Binder made advances to the Company in the aggregate amount of $92,500 (see Binder Funding Notes); $50,000 of this amount was used to fund the Binder Convertible Note 1.  This note bears interest at the rate of 6% per annum. No payments are required until January 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on April 1, 2017, the first of eight principal payments in the amount of $6,250 will be due; subsequent principal payments will due on the first day of each July, October, January, and April until paid in full. This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $0.75 converted, with each Unit consisting of one (1) share of common stock and a three-year warrant to purchase (1) share of common stock at a price of $1.00 per share (post Reverse-Split).  The Company recognized a discount of $50,000 on the value of the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2016, $9,599 of this discount was charged to operations.  During the twelve months ended May 31, 2016 the Company accrued interest in the amount of $1,151 on this note.
	50,000	-

Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated April 8, 2016 and due April 1, 2019 (the “Binder Convertible Note 2”).  During the year ended May 31, 2016, Mr. Binder made advances to the Company in the aggregate amount of $95,250 (see Binder Funding Notes); $42,500 of this amount was used to fund the Binder Convertible Note 2.  This note bears interest at the rate of 6% per annum through February 29, 2016 and 10% per annum thereafter. No payments are required until April 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2017, the first of eight principal payments in the amount of $5,313 will be due; subsequent principal payments will due on the first day of each October, January, April, and July until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share (post Reverse-Split).  The Company recognized a discount of $37,840 on the value of the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2016, $7,263 of this discount was charged to operations.  During the twelve months ended May 31, 2016, the Company accrued interest in the amount of $773 on this note.
	42,500	-

Unsecured convertible note issued to Frank Koretsky, a director of the Company, dated January 12, 2016 and due January 1, 2019 (the “Koretsky Convertible Note 1”).   During the years ended May 31, 2016 and 2015, Mr. Koretsky made advances to the Company in the amounts of $745,000 and $600,000, respectively (a total of $1,345,000) pursuant to note payable agreements (see Koretsky Funding Note 1). During the year ended May 31, 2016, $895,000 of this amount was used to fund the Koretsky Convertible Note 1.  This note bears interest at the rate of 6% per annum. No payments are required until January 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on April 1, 2017, the first of eight principal payments in the amount of $111,875 will be due; subsequent principal payments will due on the first day of each July, October, January, and April until paid in full. This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $0.75 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.00 per share (post Reverse-Split).  The Company recognized a discount of $895,000 on the value of the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2016, $171,822 of this discount was charged to operations.  During the twelve months ended May 31, 2016 the Company accrued interest in the amount of $20,597 on this note.
	895,000	-

Unsecured convertible note issued to Frank Koretsky, a director of the Company, dated April 8, 2016 and due April 1, 2019 (the “Koretsky Convertible Note 2”). During the years ended May 31, 2016 and 2015, Mr. Koretsky made advances to the Company in the amounts of $745,000 and $600,000, respectively (a total of $1,345,000), pursuant to note payable agreements (see Koretsky Funding Notes). During the year ended May 31, 2016, $380,000 of this amount was used to fund the Koretsky Convertible Note 2.  This note bears interest at the rate of 6% per annum through February 29, 2016 and 10% per annum thereafter. No payments are required until April 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2017, the first of eight principal payments in the amount of $47,500 will be due; subsequent principal payments will due on the first day of each October, January, April, and July until paid in full. This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share (post Reverse-Split).  The Company recognized a discount of $338,336 on the value of the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2016, $64,939 of this discount was charged to operations.  During the twelve months ended May 31, 2016, the Company accrued interest in the amount of $7,100 on this note.
	380,000	-

Total – Convertible Notes Payable, Related Parties	$1,367,500	-
Less: Discount	(1,114,104)	-
Convertible Notes Payable, Related Parties, Net of Discounts	$253,396	-

Convertible Notes Payable, Related Parties, Net of Discounts, Current Portion	$22,678	$-
Convertible Notes Payable, Related Parties, Net of Discounts, Long-term Portion	230,718	-

	May 31	May 31
	2016	2015
Convertible promissory note issued to an unaffiliated third party due April 29, 2018 (the “April 2015 Note”).  During the twelve months ended May 31, 2015, the lender loaned the Company the amount of $200,000 pursuant to this note.  The April 2015 Note bears interest at a rate of 15% per annum.  On the first anniversary of this note, the all then accrued interest became due. Thereafter, the Company is required to make eight equal payments of principal together with accrued interest, quarterly in arrears, commencing on July 1, 2016 until paid in full.  The note and any accrued unpaid interest is convertible into common stock of the Company.   For each dollar converted, the note holder shall receive two shares of common stock and one three-year warrant to purchase 1.33 shares (post Reverse-Split) of common stock at $0.75 per share (post Reverse-Split).  The Company recognized a discount of $200,000 on the April 2015 Note related to the value of the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2016 and 2015, $66,667 and $222,222 of this discount, respectively, was charged to operations.  During the twelve months ended May 31, 2016 and 2015, the Company accrued interest in the amount of $30,082 and $2,630, respectively, on this note.
	200,000	200,000

Convertible Promissory Note payable to Old Main Capital, LLC (“Old Main”) dated March 18, 2016, for the purchase of up to $555,555 in 10% Original Issue Discount Convertible Promissory Notes (the “10% Notes”).  During the year ended May 31, 2016, Old Main loaned the Company the amount of $333,332 pursuant to these notes.   These notes bear interest at the rate of 10% per annum. Old Main may, at its option, convert all or a portion of the notes and accrued but unpaid interest into shares of common stock at a conversion price of $0.80 per share (post Reverse-Split) (the “Fixed Conversion Price”).  The Fixed Conversion Price is subject to adjustment if, at any time while this note is outstanding, the Company should issue any equity security with an effective price per share that is lower than the Fixed Conversion Price (the “Base Conversion Price”), other than certain exempt issuances.  In such an instance, the Fixed Conversion Price will be lowered to match the Base Conversion Price.   The shares underlying the 10% Notes are subject to a registration rights agreement.  At the earlier of September 18, 2016 or two trading days after the registration statement is declared effective, the Company must begin to redeem 1/24th of the face amount of the notes and any accrued but unpaid interest on a bi-weekly basis. Such amortization payments may be made, at our option, in cash or, subject to certain conditions, in common stock pursuant to a conversion rate equal to the lower of (a) $0.80 or (b) 75% of the lowest daily volume weighted average price of the common stock in the twenty consecutive trading days immediately prior to the conversion date.  The Company recognized a discount of $330,188 on the 10% Notes related to the value of the original issue discount and embedded derivative.  During the twelve months ended May 31, 2016, $4,056 of this discount was charged to operations.  During the twelve months ended May 31, 2016, the Company accrued interest in the amount of $5,160 on this note.
	333,332	-

Convertible promissory note payable to Old Main dated March 18, 2016 and bearing interest at a rate of 8% (the “8% Convertible Note”).  The 8% Convertible Note was issued for Old Main’s commitment to enter into an equity line transaction with the Company and prepare all of the related transaction documents.  Old Main may, at its option, convert all or a portion of the note and accrued but unpaid interest into shares of common stock at a conversion price of $1.07 per share (post Reverse-Split) (the “8% Fixed Conversion Price”).  The 8% Fixed Conversion Price is subject to adjustment if, at any time while this note is outstanding, the Company should issue any equity security with an effective price per share that is lower than the 8% Fixed Conversion Price (the “8% Base Conversion Price”), other than certain exempt issuances.  In such an instance, the 8% Fixed Conversion Price will be lowered to match the 8% Base Conversion Price.   The shares underlying the 8% Note are subject to a registration rights agreement.   At the earlier of September 18, 2016 or two trading days after this registration statement becomes effective, the Company must begin to redeem 1/6th of the face amount of the note and any accrued but unpaid interest on a monthly basis. Such amortization payment may be made, at its option, in cash or, subject to certain conditions, in common stock pursuant to a conversion rate equal to the lower of (a) $1.07 (post Reverse-Split) or (b) 75% of the lowest daily volume weighted average price of the common stock in the twenty consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date.  The Company recognized a discount of $172,108 on the value of the embedded derivative.   During the twelve months ended May 31, 2016, $8,522 of this discount was charged to operations.  During the twelve months ended May 31, 2016, the Company accrued interest in the amount of $3,244 on this note.
	200,000	-

Total - Convertible Notes Payable	$733,332	$200,000
Less: Discount	(587,910)	(194,444)
Convertible Notes Payable, Net of Discounts	$145,422	$5,556

Total - Convertible Notes Payable, Net of Discounts, Current Portion	$72,525	$-
Total - Convertible Notes Payable, Net of Discounts, Long-term Portion	$43,312	$5,556

Discounts on notes payable amortized to interest expense:	$286,317	$5,556

Beneficial Conversion Features

The 2016 Convertible Notes contain conversion features that create derivative liabilities. The pricing model the Company used for determining fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income. The derivative component of the 2016 Convertible Notes was valued at issuance and at period end. The following assumptions were used for the valuation of the derivative liability related to the 2016 Convertible Notes:

- The quoted market price of the common stock of $1.06 – $0.88 would fluctuate with the Company’s projected volatility;

- The original conversion prices of the 2016 Convertible Notes, which are fixed at $1.07 and $0.80,  or upon default/fundamental transaction at 52% of  the 20 trading day low Volume Weighted Average Price (“VWAP”), would remain in effect;

- An event of default at 24% interest rate would occur 0% of the time, increasing 1.00% per month to a maximum of 10%, and in place of a penalty there would be an alternative conversion price;

- The projected volatility curve from an annualized analysis for each valuation period was based on the historical volatility of the Company and the term remaining for each note.  The projected volatility was from 138% through 161% at issuance, conversion, and at May 31, 2016;

- The Company would redeem the notes (with a 130% prepayment penalty) projected initially at 0% of the time and increasing monthly by 1.0% to a maximum of 10.0% (from alternative financing being available for a redemption event to occur); and

- The holder would automatically convert the notes at the maximum of 2 times the conversion price or the stock price if the registration statement was effective (assumed after 180 days) and the Company was not in default.

Certain other of the Company’s  notes payable contain beneficial conversion features which are not derivatives, but which require valuation in order to determine the discount to the related  note payable. The value of these conversion features is calculated using the Black-Scholes valuation model. The following table illustrates certain key information regarding the conversion option valuation assumptions under the Black-Scholes valuation model at May 31, 2016 and 2015:

	May 31,
	2016	2015
Volatility	89% to 107%	214%
Dividends	-	-
Risk-free interest rates	0.91%	0.84% to 1.18%
Term (years)	3	3

NOTE 13 - STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share. The Company had 20,350,003 and 20,000,003 shares (post Reverse Split) of common stock issued and outstanding as of May 31, 2016 and 2015, respectively.

On December 10, 2014, the Company effected a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-0.625, wherein 0.625 shares of common stock were issued in exchange for each share of the Company’s common stock owned by the Company’s stockholders on December 1, 2014, the record date for the reverse stock split. As a result of the reverse stock split, 11,250,000 shares (post Reverse-Split) of common stock were outstanding as of December 10, 2014. The reverse stock split did not affect the number of authorized shares of the Company’s common stock. All share and per share information contained in the financial statements has been retroactively adjusted to reflect the reverse stock split.

The Company recorded imputed interest of $1,078 and $716 during the year ended May 31, 2016 and 2015 on related party payables due to a director and officer of the Company.

On August 1, 2015, the Company and Alan Bonsett entered into a five-year employment agreement. Pursuant to the agreement, Mr. Bonsett commenced serving as the Company’s Chief Operating Officer on August 15, 2015. Mr. Bonsett is entitled to a one-time signing bonus of 250,000 (post Reverse Split) shares of restricted common stock of the Company, which will become fully vested one year from the effective date of the agreement.  The shares were issued on January 19, 2016.  The Company valued the shares at $327,500 based on the stock price at August 3, 2015.  During the year ended May 31, 2016, the Company recognized $327,500 in share based compensation.

On April 18, 2016, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Old Main providing that, upon the terms and subject to the conditions thereof, Old Main is committed to purchase, on an unconditional basis, shares of common stock (the “Commitment Shares”) at an aggregate price of up to $4,000,000 over the course of a 24-month term (the “Equity Line”).   From time to time over the 24-month term of the Equity Purchase Agreement, the Company may, in its  sole discretion, provide Old Main with a put notice (each, a “Put Notice”), to purchase a specified number of Commitment Shares (each, the “Put Amount Requested”). The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) will be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price of each Commitment Share will equal 80% of the market price of the Company’s common stock during the five consecutive trading days immediately following the clearing date associated with the applicable Put Notice.

Common Stock

Twelve months ended May 31, 2016:

On August 28, 2015, the Company issued 60,000 (post Reverse-Split) shares of common stock, valued at $45,000, to a consultant for services.  Of these shares, 50,000 (post Reverse-Split), valued at $37,500, were included in stock payable as of May 31, 2015.  The shares were valued based on the closing market price of the common stock on the grant date.

On July 22, 2015, pursuant to a consulting agreement, we agreed to issue 5,000 shares of common stock, valued at $5,750, to a consulting firm in exchange for investor relations consulting services.  On August 17, 2015, the consulting agreement was amended, whereby we agreed to issue 5,000 additional shares of common stock, valued at $6,650.  On August 26, 2015, we extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $12,700.  On October 9, 2015, we extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $11,700.  On December 15, 2015, we extended the consulting agreement and agreed to issue the consultant an additional 10,000 shares of common stock, valued at $8,000.  All shares were valued based on the closing market price on the grant date.  During the year ended May 31, 2016, we issued 40,000 shares to this consultant, valued at $32,750.

On October 15, 2015, pursuant to a consulting agreement, the Company agreed to issue 10,000 shares of common stock per month, valued at $11,600 per month, to a consultant in exchange for investor relations consulting services. The consulting agreement was terminated during the first month of its term.  The parties are in discussions regarding whether any shares of the Company’s common stock have been earned and it is uncertain whether any shares will be issued. As of May 31, 2016, the Company has have included 20,000 (post Reverse-Split) shares of common stock, valued at $23,200 in stock payable on the accompanying balance sheets.  The shares were valued based on the closing market price of the common stock on the grant date.

On December 29, 2015, pursuant to a consulting agreement commencing on January 4, 2016, the Company agreed to issue 25,000 (post Reverse-Split) shares of common stock per month, valued at $21,250 per month, to a consultant in exchange for investor relations consulting services.   The consulting agreement was terminated during the first month of its term.  The parties are in discussions regarding whether any shares of the Company’s common stock have been earned and it is uncertain whether any shares will be issued.  As of May 31, 2016, the Company had 50,000 (post Reverse-Split) shares of common stock, valued at $42,500 included in stock payable on the accompanying balance sheet.  The shares were valued based on the closing market price of the common stock on the grant date.

On January 19, 2016, the Company issued 250,000 restricted shares (post Reverse Split) of common stock with a fair value of $327,500 to its Chief Operating Officer as a signing bonus.  The shares vest on August 1, 2016.

Twelve months ended May 31, 2015:

In October 2014, the Company agreed to issue 120,000 (post Reverse Split) shares of restricted common stock to a consultant.  These shares vested at a rate of 10,000 (post Reverse Split) shares per month.  The stock was valued at $90,000. The agreement was suspended at the end of January 2015 until completion of the Merger and began again in May 2015.  During the year ended May 31, 2015, 50,000 (post Reverse Split) shares vested and the Company recognized $37,500 in expenses for the vested shares.  As of May 31, 2015 the Company had $37,500 included in stock payable on the accompanying balance sheet.  Subsequent to May 31, 2015, the Company and the consultant agreed to terminate the agreement.

During the year ended May 31, 2015, three founding shareholders were each issued 5,000,000 (post Reverse Split) shares of common stock for a total of 15,000,000 (post Reverse Split) founder shares.  The transaction was valued at $1,000,000.  The Company received cash proceeds of $1,000,000 from two shareholders and intellectual property from the third shareholder.  Due to the related party nature, no value was assigned to the intellectual property exchanged for the stock.

On April 29, 2015, a net amount of 5,000,003 shares (post Reverse-Split) of Common Stock were issued pursuant to the Merger Agreement (Note 1) in accordance with the financial accounting treatment for a Reverse Merger.  These shares of common stock represent the shares issued to the Company’s shareholders other than the former shareholders of CLS Labs, Inc. prior to the Merger.

NOTE 14 – INCOME TAXES

The Company accounts for income taxes under FASB ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

As of May 31, 2016 and 2015, the Company had incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.

The tax effects of the temporary differences that give rise to the Company’s estimated deferred tax assets and liabilities are as follows:

	May 31,	May 31,
	2016	2015
Federal and state statutory rate	34%	34%
Net operating loss carry forwards	787,513	500,417
Valuation allowance for deferred tax assets	(787,513)	(500,417)
Net deferred tax assets	-	-

As of May 31, 2016 and 2015, the Company had net operating loss carry forwards of approximately $787,513 and $500,417 available to offset future taxable income.  The net operating loss carry forwards, if not utilized, will begin to expire in 2036.

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided for a full valuation allowance against its net deferred tax assets at May 31, 2016 and 2015.  The Company had no uncertain tax positions as of May 31, 2016.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

Lease Arrangement

The Company, through CLS Labs Colorado, leases 42,392 square feet of warehouse and office space (the “Leased Space”) in a building located on 1.92 acres in Denver Colorado. CLS Labs Colorado subleases the Leased Space to Picture Rock Holdings, LLC as part of an arrangement whereby Picture Rock Holdings, LLC and its affiliate will conduct certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, as permitted by and in compliance with state, city and local laws, rules, ordinances and regulations.  Total expense for the lease was $177,844 and $0 for the year ended May 31, 2016 and 2015.

Future annual minimum base rental payments for the lease as of May 31, 2016 are approximately as follows:

For the 12 months ended May 31,
2017	177,845
2018	177,845
2019	177,845
2020	177,845
2021	148,202
Thereafter	-
Total	859,582

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman, President and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs’ common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.  On April 28, 2015, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the Merger, in addition to his obligations to CLS Labs, he would serve the Company and its subsidiaries in such roles as the Company may request.  In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above.  Mr. Binder continues to receive an annual salary of $150,000 from CLS Labs for serving as its Chairman, President and Chief Executive Officer.  My Binder deferred all of the salary payable to him under his employment agreement through May 31, 2016.  On July 20, 2016, the Company issued Mr. Binder a convertible note in exchange for $250,000 in deferred salary, among other amounts owed to Mr. Binder by the Company.  As of May 31, 2016 and 2015, the Company had accrued compensation due to Mr. Binder in the amount of $250,000 and $106,250.

Effective August 1, 2015, the Company and Alan Bonsett entered into a five-year employment agreement. Pursuant to the agreement, Mr. Bonsett commenced serving as the Company’s Chief Operating Officer on August 15, 2015. Under the agreement, Mr. Bonsett is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of the Company’s common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, Mr. Bonsett is received a one-time signing bonus of 250,000 (post Reverse-Split) shares of restricted common stock of the Company, with a fair value of $327,500, which became fully vested one year from the effective date of the agreement. Mr. Bonsett, as an owner of PRH, will indirectly receive the benefits of the Colorado Arrangement, as discussed in Note 10.

At May 31, 2016, the Company had accrued salary due to Michael Abrams, a former officer of the Company, prior to his September 1, 2015 termination, in the amount of $16,290 in accrued compensation on the accompanying consolidated balance sheets.

NOTE 16 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The following summarizes the Company’s derivative financial liabilities that are recorded at fair value on a recurring basis at May 31, 2016 and 2015.

	May 31, 2016
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$418,537	$418,537

May 31, 2015
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$-	$-

The estimated fair values of the Company’s derivative liabilities are as follows:

Derivative
Liability
Liabilities Measured at Fair Value

Balance as of May 31, 2015	$-

Issuances	480,294

Revaluation gain	61,757

Balance as of May 31, 2016	$ $ 418,537

NOTE 17 - SUBSEQUENT EVENTS

During July 2016, convertible promissory notes in favor of Mr. Koretsky and Mr. Binder were finalized.  These notes represented deferred salary of $250,000 due to Mr. Binder and prior advances in the amount of $12,750 from Mr. Binder and $210,000 from Mr. Koretsky being reclassified as convertible notes payable. These notes are unsecured and bear interest at the rate of 10% per annum. No payments are required until July 1, 2017, at which time all accrued interest becomes due and payable. Principal will be paid in eight equal quarterly installments, together with accrued interest, beginning on October 1, 2017. At the note holder’s election, at any time prior to payment or prepayment of the loans in full, all principal and accrued interest under the loans may be converted, in whole or in part, into the Company’s securities. Upon such an election, the holder will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.

On August 3, 2016 the Company issued a convertible promissory note with a face amount of $150,000 to CLS CO 2016.   This note is unsecured and bears interest at the rate of 15% per annum. All interest accruing during the first year will be added to principal.  Commencing on November 1, 2017, principal will be payable in four equal quarterly installments, together with accrued interest.  At the note holder’s election, at any time prior to payment or prepayment of the  loan in full, all principal and accrued interest under the  loan may be converted, in whole or in part, into the Company’s securities. Upon such an election, the holder will receive one “Unit” for each $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.

CLS HOLDINGS USA, INC.

1,756,757 Shares of
Common Stock

PROSPECTUS

____________, 2016

Until ____________, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$150.67
Accounting fees and expenses*	$4,000.00
Legal fees and expenses*	$70,000.00
Printing expenses*	$10,000.00
Miscellaneous fees and expenses*	$10,000.00
Total*	$94,150.67

    * Estimated

Item 14.       Indemnification of Officers and Directors

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751 of the Nevada Revised Statutes. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee, or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 of the Nevada Revised Statutes may include the following:

(a)  the creation of a trust fund;

(b)  the establishment of a program of self-insurance;

(c)  the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)  the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(a)  by the stockholders;

(b)  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding;

(c)  if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion, or

(d)  if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Charter Provisions and Other Arrangements

Pursuant to the provisions of Nevada Revised Statutes, we have adopted indemnification provisions in our Amended and Restated Articles of Incorporation with respect to our officers and directors which state that, among other things, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an officer or director shall be indemnified and held harmless by the Company to the fullest extent authorized by Nevada law against all expense, liability, damage, claim and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Effective December 18, 2015, the Company entered into an indemnification agreement with each of its directors and executive officers, namely, Jeffrey Binder, its Chairman, President, Chief Executive Officer and a director; Frank Koretsky, a director; and Alan Bonsett, its Chief Operating Officer (each, an “Indemnitee”). Pursuant to the indemnification agreements, the Company is obligated to indemnify the Indemnitees to the fullest extent permitted by applicable law and to advance all reasonable expenses incurred by or on behalf of the Indemnitees in connection with any proceeding covered by the indemnification agreement, subject to certain restrictions and repayment provisions.

Item 15.       Recent Sales of Unregistered Securities

During the past three years, the following securities were sold or otherwise issued by the Company and were not registered under the Securities Act:

On April 29, 2015, the Company entered into a loan agreement and convertible promissory note with an unaffiliated third party in exchange for $200,000 in cash, which debt is convertible into common stock of the Company.

On April 30, 2015, in connection with the Merger, the Company issued 5,000,000 shares of common stock to each of Jeffrey Binder, Frank Koretsky and Raymond Keller in exchange for their respective interests in CLS Labs.

On August 28, 2015, the Company issued 60,000 shares of common stock to Stratcon Partners, LLC in exchange for consulting services pursuant to a consulting agreement.

On November 13, 2015, the Company issued 10,000 shares of common stock to Wall Street Buy Sell Hold, Inc. in exchange for consulting services pursuant to a consulting agreement.

On January 12, 2016, the Company issued convertible promissory notes to each of Jeffrey Binder and Frank Koretsky in the amounts of $50,000 and $895,000, respectively, in exchange for cash.

On January 21, 2016, the Company issued 250,000 shares of restricted common stock to Alan Bonsett as a signing bonus, pursuant to the terms of his employment agreement.

On March 18, 2016, the Company issued a 10% Original Issue Convertible Promissory Note in the principal amount of $222,222 to Old Main Capital, LLC in exchange for cash, and an 8% Convertible Promissory Note in the principal amount of $200,000 as a commitment fee for an equity line.

On April 11, 2016, the Company issued convertible promissory notes to each of Mr. Binder and Mr. Koretsky in the amounts of $42,500 and $380,000, respectively, in exchange for cash.

On April 15, 2016, the Company issued 30,000 shares of common stock to Wall Street Buy Sell Hold, Inc. in exchange for consulting services pursuant to a consulting agreement.

On April 22, 2016, the Company issued a 10% Original Issue Convertible Promissory Note in the principal amount of $55,555 to Old Main Capital, LLC in exchange for cash.

On May 27, 2016, the Company issued a 10% Original Issue Convertible Promissory Note in the principal amount of $55,555 to Old Main Capital, LLC in exchange for cash.

On July 20, 2016, the Company issued a convertible promissory note to Mr. Binder in the amounts of $262,750 in exchange for $250,000 of unpaid accrued salary due to Mr. Binder and $12,750 of cash.

On July 20, 2016, the Company issued a convertible promissory note to Mr. Koretsky in the amounts of $210,000 in exchange for cash.

On August 3, 2016, the Company issued a convertible promissory note to CLS CO 2016, LLC in the amount of $150,000 in exchange for cash.

All of the issuances of securities set forth above were deemed exempt from registration under the Securities Act in reliance on Section 4(a)(2) and/or Regulation D.

Item 16.       Exhibit Index

The following exhibits are included as part of this Registration Statement by reference:

Exhibit	Description

2.1
Agreement and Plan of Merger dated April 28, 2015 by and among CLS Holdings USA, Inc., CLS Merger, Inc., and CLS Labs, Inc. (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

3.1	Articles of Incorporation of Adelt Design, Inc. (incorporated by reference from Exhibit 3.1 in the Company’s Registration Statement filed with the SEC on June 3, 2011).

3.2
Amended and Restated Articles of Incorporation of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 1.1 in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014).

3.3	Bylaws of Adelt Design, Inc. (incorporated by reference from Exhibit 3.3 in the Company’s Registration Statement filed with the SEC on June 3, 2011).

3.4	Amended and Restated Bylaws of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 1.2 in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014).

4.1	Form of Stock Certificate (incorporated by reference from Exhibit 4.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

5.1	Legal opinion of Brown, Brown & Premsrirut.*

10.1
Employment Agreement dated October 1, 2014 between CLS Labs, Inc. and Jeffrey Binder (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.2
Addendum to Employment Agreement dated April 28, 2015 between CLS Labs, Inc., CLS Holdings USA, Inc. and Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.3
Employment Agreement dated October 1, 2014 between CLS Labs, Inc. and Michael Abrams (incorporated by reference from Exhibit 10.3 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.4
Addendum to Employment Agreement dated April 28, 2015 between CLS Labs, Inc., CLS Holdings USA, Inc. and Michael Abrams (incorporated by reference from Exhibit 10.4 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.5
Lease dated April 17, 2015 between Casimir-Quince, LLC, and CLS Labs Colorado, Inc. (incorporated by reference from Exhibit 10.5 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.6
Sublease Agreement dated April 17, 2015 between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.6 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.7
Licensing Agreement dated April 17, 2015 between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.7 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).**

10.8
Equipment Lease dated April 17, 2015, between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.8 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).**

10.9
Restricted Stock Grant Agreement dated April 28, 2015 between CLS Holdings USA, Inc. and Michael Abrams (incorporated by reference from Exhibit 10.9 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.10
Subscription for Property Agreement dated July 16, 2014, between CLS Labs, Inc. and Raymond Keller (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.11
Promissory Note dated April 17, 2015, between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.11 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.12
Confidentiality, Non-Compete and Proprietary Rights Agreement dated July 16, 2104 between CLS Labs, Inc. and Raymond Keller (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.13
Employment Agreement dated August 18, 2015 between CLS Holdings USA, Inc. and Alan Bonsett (incorporated by reference from Exhibit 10.1 on the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2015) (1).

10.14	Loan Agreement dated April 29, 2015 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015).

10.15	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2105).

10.16
Convertible Promissory Note dated January 12, 2016 in favor of Frank Koretsky (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2016).

10.17
Convertible Promissory Note dated January 12, 2016, in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2016) (1).

10.18
10% Original Issue Discount Convertible Promissory Note dated March 18, 2016, in favor of Old Main Capital, LLC (incorporated by reference from Exhibit 4.1 in the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2016).

10.19
8% Convertible Promissory Note dated March 18, 2016 in favor of Old Main Capital, LLC (incorporated by reference from Exhibit 4.2 in the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2016).

10.20
Securities Purchase Agreement dated March 18, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.20 in Amendment No. 1 to the Company’s Registration Statement No. 333-210851 filed with the SEC on June 2, 2016).

10.21
Registration Rights Agreement dated March 18, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2016).

10.22
Convertible Promissory Note dated April 11, 2016, in favor of Frank Koretsky (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2016).

10.23
Convertible Promissory Note dated April 11, 2016, in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2016).

10.24
Equity Purchase Agreement dated April 18, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2016).

10.25
Convertible Promissory Note dated July 20, 2016, in favor of Frank Koretsky (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2016).

10.26
Convertible Promissory Note dated July 20, 2016, in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2016).

10.27	Convertible Promissory Note dated August 3, 2016, in favor of CLS CO 2016, LLC. *

10.28
Amendment to Agreements dated October 6, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2016).

10.29
Amendment to Equity Purchase Agreement dated October 6, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2016).

21.1	Subsidiaries of CLS Holdings USA, Inc. *

23.1	Consent of M&K CPAs, PLLC, an independent registered public accounting firm.*

23.2	Consent of Brown, Brown & Premsrirut (included in Exhibit 5.1).*

24.1	Power of Attorney of Directors of the Registrant (set forth on signature page to this filing).

101.INS	XBRL Instance Document*

101.SCH	XBRL Taxonomy Extension Schema Document*

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	XBRL Taxonomy Extension Label Linkbase Document*

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

(1)           Management Contract or Compensation Plan

*	Filed herewith

**
Portions of this document are omitted pursuant to a confidential treatment order granted pursuant to Rule 24(b)-2 under the Exchange Act.  Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

 Item 17.       Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on November 2, 2016.

CLS HOLDINGS USA, INC.

By: /s/ Jeffrey I. Binder
Jeffrey I. Binder
Chairman, President and Chief Executive Officer
(principal executive officer and principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey I. Binder and Frank Koretsky, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of CLS Holdings USA, Inc., and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act an thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Jeffrey I Binder	Chairman, President, Chief Executive Officer and Director	November 2, 2016
Jeffrey I. Binder	(principal executive officer and principal financial officer)

/s/ Frank Koretsky	Director	November 2, 2016
Frank Koretsky